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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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KEYSIGHT TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

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Keysight Technologies, Inc. 1400 Fountaingrove Parkway Santa Rosa, California 95403 Ronald S. Nersesian President and Chief Executive Officer

February 2015

To our Stockholders:

        I am pleased to invite you to attend our first annual meeting of stockholders of Keysight Technologies, Inc. ("Keysight") to be held on Thursday, March 19, 2015 at 8:00 a.m., Pacific Standard Time, at Keysight's headquarters located at 1400 Fountaingrove Parkway, Santa Rosa, California 95403 (U.S.A.). Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        If you are unable to attend the annual meeting in person, you may listen through the Internet or by telephone. To listen to the live webcast, log on at www.investor.keysight.com and select the link for the webcast. To listen by telephone, please call (877) 201-0168 (international callers should dial +1 (647) 788-4901). The meeting pass code is 64875195. The webcast will begin at 8:00 a.m. and will remain on Keysight's website for one year. You cannot record your vote or ask questions on this website or at this phone number.

        We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

        Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail.

        Thank you for your ongoing support of, and continued interest in, Keysight.

Sincerely,

        Admission to the annual meeting will be limited to stockholders. You are entitled to attend the annual meeting only if you are a stockholder of record as of the close of business on January 20, 2015, the record date, or hold a valid proxy for the meeting. In order to be admitted to the annual meeting, you must present proof of ownership of Keysight stock on the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 20, 2015, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxyholders may also be asked to present a form of photo identification such as a driver's license or passport. Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the annual meeting. Keysight reserves the right to inspect any persons or proposals prior to their admission to the annual meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the annual meeting.

KEYSIGHT TECHNOLOGIES, INC.

1400 Fountaingrove Parkway
Santa Rosa, California 95403
(707) 577-6915

Notice of Annual Meeting of Stockholders

TIME	8:00 a.m., Pacific Standard Time, on Thursday, March 19, 2015
PLACE	Keysight's Headquarters 1400 Fountaingrove Parkway Santa Rosa, California (U.S.A.)
ITEMS OF BUSINESS	(1) To elect two directors to a 3-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors:
• Ronald S. Nersesian
• Charles J. Dockendorff
(2) To ratify the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Keysight's independent registered public accounting firm.

(3) To approve Keysight's 2014 Equity and Incentive Compensation Plan (the "2014 Equity Plan") and to approve the performance goals under the 2014 Equity Plan for purpose of 162(m) of the Internal Revenue Code.
(4) To approve Keysight's Performance-Based Compensation Plan for covered employees and the performance goals and related provisions for purposes of Section 162(m) of the Internal Revenue Code;
(5) To approve, on a non-binding advisory basis, the compensation of Keysight's named executive officers.
(6) To approve, on a non-binding advisory basis, the frequency of the stockholder vote to approve the compensation of Keysight's named executive officers.
(7) To consider such other business as may properly come before the annual meeting.
RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a stockholder at the close of business on January 20, 2015.
ANNUAL MEETING ADMISSION
To be admitted to the annual meeting, you must present proof of ownership of Keysight stock as of the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 20, 2015, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting or voting instruction card provided by your broker, bank or nominee. You may also be asked to present a form of photo identification such as a driver's license or passport. The annual meeting will begin promptly at 8:00 a.m. Limited seating is available on a first come, first served basis.
VOTING
For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the Proxy Statement, on your enclosed proxy card.

By Order of the Board,

STEPHEN D. WILLIAMS Senior Vice President, General Counsel and Secretary

This Proxy Statement and the accompanying proxy card are being sent or made available on or about February 6, 2015.

SUMMARY INFORMATION

PROXY SUMMARY

        The following is a summary which highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you are urged to read the entire Proxy Statement carefully before voting.

Separation of Keysight from Agilent

        On November 1, 2014, Keysight Technologies, Inc. became an independent company as a result of the distribution by Agilent Technologies, Inc. ("Agilent") of 100% of the outstanding common stock of Keysight to Agilent's stockholders (the "Separation"). Each Agilent stockholder of record as of the close of business on October 22, 2014 received one share of Keysight common stock for every two shares of Agilent common stock held as of that date. Keysight was incorporated in Delaware on December 6, 2013 and is comprised of Agilent's former electronic measurement business. Keysight's Registration Statement on Form 10 was declared effective by the U.S. Securities and Exchange Commission ("SEC") on October 6, 2014. Keysight's common stock began trading "regular way" under the ticker symbol "KEYS" on the New York Stock Exchange ("NYSE") on November 3, 2014. For additional information, please see Keysight's Information Statement, which is attached as Exhibit 99.1 to Keysight's Amendment No. 8 to Registration Statement on Form 10/A filed with the SEC on September 30, 2014.

Voting Matters and Vote Recommendations

        There are five items of business which Keysight currently expects to be considered at the 2015 Annual Meeting. The following table lists those items of business and the Keysight Board's vote recommendation.

PROPOSAL	BOARD VOTE RECOMMENDATION

Election of Directors	For each director nominee

Ratification of the Independent Registered Public Accounting Firm	For

Approve Keysight's 2014 Equity Plan and the Performance Goals under the 2014 Equity Plan	For

Approve Keysight's Performance-Based Compensation Plan for Covered Employees and the Performance Goals and Related Provisions for Purposes of Section 162(m) of the Internal Revenue Code	For

Advisory Vote to Approve Named Executive Officer Compensation	For

Advisory Vote on the Frequency of Stockholder Advisory Vote to Approve Named Executive Officer Compensation	Annual

SUMMARY INFORMATION

Director Nominees

        Keysight's Board is divided into three classes serving staggered three-year terms. The following table provides summary information about each of the two director nominees who are being voted on at the Annual Meeting.

		DIRECTOR		INDE-	COMMITTEE MEMBERSHIPS				OTHER PUBLIC

NAME	AGE	SINCE	OCCUPATION	PENDENT	AC	CC	NCG	EC	BOARDS

Ronald S. Nersesian	55	2013	President and Chief Executive Officer of Keysight	No				M	• Trimble Navigation Limited

Charles J. Dockendorff	60	2014	Executive Vice President and Chief Financial Officer of Covidien plc	Yes	C		M		• Haemonetics Corporation

Key:
AC: Audit Committee; CC: Compensation Committee; NCG: Nominating/Corporate Governance Committee; EC: Executive Committee; C: Chairperson; M: Member

Independent Registered Public Accounting Firm

        We ask our stockholders to ratify the selection of PricewaterhouseCoopers LLP ("PWC") as Keysight's independent registered public accounting firm for fiscal year 2015.

        The following table presents fees for professional audit services rendered to Agilent by PWC for the years ended October 31, 2014 and October 31, 2013, and fees billed for other services rendered to Agilent by PWC, for those periods. Prior to the separation of Keysight from Agilent, Agilent paid all audit, audit-related, tax and other fees of PWC. As a result, the amounts reported below are not necessarily representative of the fees Keysight would expect to pay its auditors and their related affiliates in future years.

Fee Category:	Fiscal 2014	% of Total	Fiscal 2013	% of Total
Audit Fees	$7,791,000	76.8	$4,984,000	83.1
Audit-Related Fees	1,695,000	16.7	762,000	12.7
Tax Fees:
Tax compliance/preparation	265,000	2.6	245,000	4.1
Other tax services	0	0	0	0

Total Tax Fees	265,000	2.2	245,000	4.1
All Other Fees	392,000	3.9	4,000	0.01

Total Fees	$10,143,000	100	$5,995,000	100

Approve the 2014 Equity Plan and the Performance Goals under the 2014 Plan for Purposes of 162(m) of the Internal Revenue Code

        We ask our stockholders to approve the adoption of the 2014 Equity and Incentive Compensation Plan ("2014 Equity Plan") which became effective on November 1, 2014. The 2014 Equity Plan which

SUMMARY INFORMATION

was originally adopted by the Board of Directors on July 15, 2014 and subsequently amended and restated by the Board on September 29, 2014 and January 22, 2015. The purpose of the 2014 Equity Plan is to encourage ownership in the Company by key personnel whose long term employment is considered essential to the Company's continued progress and, thereby, encourages recipients to act in the stockholders' interest and share in the Company's success.

        Also included in the 2014 Equity Plan are the performance-based compensation that we structure to comply with Section 162(m) of the Internal Revenue Code. In order for us to deduct the performance-based compensation as permitted under Section 162(m), we are required to seek stockholder approval of the performance goals and related provisions under the 2014 Equity Plan.

Approve the Performance-Based Compensation Plan for Covered Employees and the Performance Goals and Related Provisions for Purposes of Section 162(m) of the Internal Revenue Code

        We ask that our stockholders to approve the adoption of the Performance-Based Compensation Plan which was originally adopted by the Board of Directors on September 29, 2014. The purpose of the Performance-Based Compensation Plan is a well-designed incentive compensation plan for the managers of Keysight and would be a significant factor in improving operation and financial performance of Keysight, thereby enhance stockholder value.

        The Performance-Based Compensation Plan includes the performance-based compensation that we structure to comply with Section 162(m) of the Internal Revenue Code. In order for us to deduct the performance-based compensation as permitted under Section 162(m), we are required to seek stockholder approval of the performance goals and the relate provisions under the Performance-Based Compensation Plan.

Executive Compensation Matters

        The proxy statement contains information about Keysight's executive compensation programs. In particular, you will find detailed information in the Compensation Discussion and Analysis starting on page 43 and the Executive Compensation tables starting on page 60.

        Our executive officers are compensated in a manner consistent with Keysight's business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance. We believe that our programs are well aligned with the interests of our stockholders and are instrumental to achieving our business strategy.

        We are requesting your non-binding vote to approve the compensation of the Company's named executive officers as described on pages 43 to 72, including the Summary Compensation Table and subsequent tables on pages 60 to 72 of the proxy statement.

Frequency of Advisory Approval of Named Executive Compensation

        In addition to your approval of the named executive compensation described above, we are requesting your non-binding vote to determine whether a vote on the type of resolutions described above will occur every 1, 2 or 3 years.

2015 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Page
PROPOSAL 1 – ELECTION OF DIRECTORS	7
Director Nomination Criteria: Qualifications and Experience	7
Director Nominees for Election to New Three-Year Terms That Will Expire in 2018	8
Continuing Directors Not Being Considered for Election at this Annual Meeting	9
Directors Whose Terms Will Expire in 2016	9
Directors Whose Terms Will Expire in 2017	10
CORPORATE GOVERNANCE MATTERS	12
Corporate Governance Guidelines	12
Communicating with the Board	12
Director Qualification Standards	12
Board Leadership Structure	13
Board's Role in Risk Oversight	13
Majority Voting for Directors	13
Policies on Business Ethics	14
Director Independence	14
COMMITTEES OF THE BOARD OF DIRECTORS	16
Audit and Finance Committee	16
Compensation Committee	17
Nominating/Corporate Governance Committee	17
Executive Committee	19
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	19
RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES	19
PROPOSAL 2 – RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21
Fees Paid to PricewaterhouseCoopers LLP	21
Policy on Audit and Finance Committee Preapproval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	22
AUDIT AND FINANCE COMMITTEE REPORT	23
PROPOSAL 3 – APPROVAL OF THE ADOPTION OF THE 2014 EQUITY PLAN AND THE PERFORMANCE GOALS UNDER THE 2014 EQUITY PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE	24
PROPOSAL 4 – APPROVAL OF THE ADOPTION OF THE PERFORMANCE-BASED COMPENSATION PLAN FOR COVERED EMPLOYEES AND THE PERFORMANCE GOALS AND RELATED PROVISIONS FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE	34
COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	38
Beneficial Ownership Tables	38
Section 16(a) Beneficial Ownership Reporting Compliance	39

2015 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Page
COMPENSATION OF NON-EMPLOYEE DIRECTORS	40
Summary of Non-Employee Director Annual Compensation	40
Non-Employee Director Compensation for Fiscal Year 2014	40
Non-Employee Director Reimbursement Practice for Fiscal Year 2014	40
Non-Employee Director Stock Ownership Guidelines	40
PROPOSAL 5 – NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF KEYSIGHT'S NAMED EXECUTIVE OFFICERS	41
COMPENSATION DISCUSSION AND ANALYSIS	43
Introduction	43
Executive Summary	43
Compensation Philosophy	45
Benchmarking	47
Process for Determining Compensation	48
Fiscal Year 2014 Compensation	50
Equity Grant Practices	56
Benefits and Limited Perquisites	57
Deferred Compensation	57
Pension Plans	57
Policy Regarding Compensation in Excess of $1 Million a Year	58
Termination and Change of Control	58
EXECUTIVE COMPENSATION	60
Summary Compensation Table	60
Grants of Plan-Based Awards in Last Fiscal Year	62
Outstanding Equity Awards at Fiscal Year-End	63
Option Exercises and Stock Vested at Fiscal Year-End	65
Pension Benefits	65
Non-Qualified Deferred Compensation in Last Fiscal Year	68
Agilent Technologies, Inc. France Pension Plan	69
Termination and Change of Control Arrangements	70
COMPENSATION COMMITTEE REPORT	73
PROPOSAL 6 – NON-BIDING ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF KEYSIGHT'S NAMED EXECUTIVE OFFICERS	74
FREQUENTLY ASKED QUESTIONS	75

ELECTION OF DIRECTORS

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Nomination Criteria: Qualifications and Experience

        The Nominating/Corporate Governance Committee (the "Nominating Committee") performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally the Nominating Committee reviews both the short and long term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function. The Nominating Committee then compares those skills to the skills of the current directors and potential director candidates. The Nominating Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process. The Nominating Committee looks for its current and potential directors collectively to have a mix of skills and qualifications, some of which are described below:

  •
  a reputation for personal and professional integrity and ethics;

  •
  executive or similar policy-making experience in relevant business or technology areas or national prominence in an academic, government or other relevant field;

  •
  breadth of experience;

  •
  soundness of judgment;

  •
  the ability to make independent, analytical inquiries;

  •
  the willingness and ability to devote the time required to perform Board activities adequately;

  •
  the ability to represent the total corporate interests of Keysight; and

  •
  the ability to represent the long-term interests of stockholders as a whole.

        In addition to these minimum requirements, the Nominating Committee will also consider whether the candidate's skills are complementary to the existing Board members' skills; the diversity of the Board in factors such as age, experience in technology, manufacturing, finance and marketing, international experience and culture; and the Board's needs for specific operational, management or other expertise. The Nominating Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

Current Director Terms

        Keysight's Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. Keysight's Bylaws, as amended, allow the Board to fix the number of directors by resolution. Our Board currently consists of six directors divided into three classes. The terms of the

ELECTION OF DIRECTORS

two current director nominees will expire at this Annual Meeting. The current composition of the Board and the term expiration dates for each director is as follows:

Class	Directors	Term Expires
I	Ronald S. Nersesian and Charles J. Dockendorff	2015

II	James G. Cullen and Jean M. Halloran	2016

III	Paul N. Clark and Richard Hamada	2017

        Directors elected at the 2015 annual meeting will hold office for a three-year term expiring at the annual meeting in 2018 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of Keysight. Information regarding each of the nominees is provided below as of December 31, 2014. There are no family relationships among Keysight's executive officers and directors.

Director Nominees for Election to New Three-Year Terms That Will Expire in 2018

RONALD S. NERSESIAN
Age: 55	Keysight Committees:	Public Directorships:
Director Since: December 2013	• Executive Committee • Nominating/Corporate Governance	• Trimble Navigation Limited
Former Public Directorships Held During the Past Five Years:
None

        Mr. Nersesian has served as President and Chief Executive Officer of Keysight since September 2013 and, prior to the separation, served as Executive Vice President of Agilent. Mr. Nersesian served as President of Agilent from November 2012 to September 2013 and as Chief Operating Officer, Agilent from November 2011 to September 2013. From November 2011 to November 2012, Mr. Nersesian served as Agilent's Executive Vice President and Chief Operating Officer. He served as Senior Vice President, Agilent, and President, Electronic Measurement Group from March 2009 to November 2011, as Agilent's Vice President and General Manager of the Wireless Business Unit of the Electronics Measurement Group from February 2005 to February 2009, and as Agilent's Vice President and General Manager of the Design Validation Division from May 2002 to February 2005. Prior to joining Agilent, Mr. Nersesian served in management positions with LeCroy Corporation from 1996 to 2002. From 1984 through 1996, Mr. Nersesian served in various roles with HP. Mr. Nersesian serves on the Board of Directors of Trimble Navigation Limited.

CHARLES J. DOCKENDORFF
Age: 60	Keysight Committees:	Public Directorships:
Director Since: October 2014	• Audit and Finance (Chair) • Nominating/Corporate Governance	• Haemonetics Corporation
Former Public Directorships Held During the Past Five Years:
None

        Mr. Dockendorff, has served as the Executive Vice President and Chief Financial Officer of Covidien plc since 2006, and as Vice President and Chief Financial Officer from 1995 to 2006.

ELECTION OF DIRECTORS

Mr. Dockendorff is a Certified Public Accountant and holds a Bachelor's degree in Business Administration and Accounting from the University of Massachusetts and a Master of Science degree in Finance from Bentley College. As a result of Mr. Dockendorff's significant financial experience, Mr. Dockendorff provides the Keysight board with extensive accounting, tax, treasury, financial planning, and audit knowledge.

Keysight's Board recommends a vote FOR the election to the Board of each of the foregoing nominees.

Continuing Directors Not Being Considered for Election at this Annual Meeting

        The Keysight directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or such other date, in accordance with Keysight's Bylaws. Information regarding each of such directors is provided below.

Directors Whose Terms Will Expire in 2016

JAMES G. CULLEN
Age: 72	Keysight Committees:	Public Directorships:
Director Since: October 2014	• Compensation (Chair) • Nominating/Corporate Governance	• Johnson & Johnson • Prudential Financial, Inc. • Neustar, Inc. • Agilent Technologies, Inc.
Former Public Directorships Held During the Past Five Years:
None

        Mr. Cullen was President and Chief Operating Officer of Bell Atlantic Corporation (now known as Verizon) from 1997 to June 2000 and a member of the office of chairman from 1993 to June 2000. Prior to this appointment, Mr. Cullen was the President and Chief Executive Officer of the Telecom Group of Bell Atlantic from 1995 to 1997. Prior to the creation of Bell Atlantic on January 1, 1984, Mr. Cullen held management positions with New Jersey Bell from 1966 to 1981 and AT&T from 1981 to 1983. Mr. Cullen has considerable managerial and operational experience and expertise from his senior leadership position with Bell Atlantic and its predecessors. In addition, Mr. Cullen brings significant public company director experience and perspective on public company management and governance. Mr. Cullen has a strong understanding of Keysight's business having served on the board of Agilent for over 10 years, including more than five years as the non-executive chairman.

JEAN M. HALLORAN
Age: 61	Keysight Committees:	Public Directorships:
Director Since: October 2014	None	None
Former Public Directorships Held During the Past Five Years:
None

        Ms. Halloran retired from her position as the Senior Vice President of Human Resources for Agilent in 2014 where her responsibilities have included directing Agilent's global policies and programs for leadership and talent development, compensation, benefits, staffing and workforce

ELECTION OF DIRECTORS

planning, human resources systems, education, and organization development. Ms. Halloran has extensive experience in human resources, extending back to when she joined HP's Medical Products Group in 1980. Within that group, she held a number of positions in human resources, Manufacturing and Strategic Planning before becoming group personnel manager. In 1993, Ms. Halloran was promoted to personnel manager for the Measurement Systems Organization and, in 1997, was appointed to director of Corporate Education and Development for HP. She has served as Agilent's Senior Vice President, Human Resources since August 1999. Ms. Halloran received her bachelor's degree in art history from Princeton University and a master's degree in business administration from Harvard University. In addition, she performed research in developmental psychology at Oxford University, in England. Ms. Halloran has also been a director of several schools and non-profit organizations, including Concord Academy, the Human Resources Policy Institute, Jobs for the Future, and RAFT (Resource Area for Teachers). Ms. Halloran has deep experience with Keysight and its businesses having been an employee of Keysight's predecessors, Agilent and HP, for over 30 years. Over the course of her career, she has developed considerable expertise in, and in-depth knowledge of, Keysight's businesses, policies, practices, and initiatives. This perspective gives valuable insight to the Keysight board.

Directors Whose Terms Will Expire in 2017

PAUL N. CLARK
Age: 66	Keysight Committees:	Public Directorships:
Director Since: October 2014	• Audit and Finance • Nominating/Corporate Governance (Chair) • Executive (Chair)	• Agilent Technologies, Inc. Former Public Directorships Held During the Past Five Years: • Amylin Pharmaceuticals, Inc. • Talecris Biotherapeutics Holdings Corp

        Mr. Clark has been a Strategic Advisory Board member of Genstar Capital, LLC since August 2007 and was an Operating Partner from August 2007 to January 2013. Genstar Capital LLC is a middle market private equity firm that focuses on investments in selected segments of life sciences and healthcare services, industrial technology, business services and software. Prior to that, Mr. Clark was the Chief Executive Officer and President of ICOS Corporation, a biotherapeutics company, from June 1999 to January 2007, and the Chairman of the Board of Directors of ICOS from February 2000 to January 2007. From 1984 to December 1998, Mr. Clark worked in various capacities for Abbott Laboratories, a health care products manufacturer, retiring from Abbott Laboratories as Executive Vice President and a board member. His previous experience included senior positions with Marion Laboratories, a pharmaceutical company, and Sandoz Pharmaceuticals (now Novartis Corporation), a pharmaceutical company. Mr. Clark has significant experience with Keysight and its businesses, having been a director of Keysight's predecessor, Agilent, since May 2006. He additionally brings extensive management experience from numerous senior management positions and considerable public company director experience.

ELECTION OF DIRECTORS

RICHARD HAMADA
Age: 57	Keysight Committees:	Public Directorships:
Director Since: October 2014	• Compensation • Nominating/Corporate Governance	• Avnet, Inc.
Former Public Directorships Held During the Past Five Years:
None

        Mr. Hamada has served as the Chief Executive Officer of Avnet, Inc. since July 2011 and as a member of the Avnet board of directors since February 2011. He first joined Avnet in 1983 and has served in many capacities including President from May 2010 until July 2011 and Chief Operating Officer from July 2006 until July 2011, as President of Avnet's Technology Solutions operating group from July 2003 until July 2006, and as President of its Computer Marketing business unit from January 2002 until July 2003. Mr. Hamada holds a Bachelor of Science degree in Finance from San Diego State University where, in June 2009, he was named as a member of the College of Business Administration Advisory Board. As a result of Mr. Hamada's broad background in the technology and electronics industries, spanning his career, Mr. Hamada provides the Keysight board with extensive sales, marketing and management knowledge.

CORPORATE GOVERNANCE

Corporate Governance Matters

Corporate Governance Guidelines

        The board of directors has adopted a set of Corporate Governance Guidelines to assist it in guiding Keysight's governance practices. We have reviewed internally and with the board the provisions of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act"), the rules of the SEC and the NYSE's corporate governance listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. These practices will be regularly reevaluated by the Nominating and Corporate Governance Committee in light of changing circumstances in order to continue serving the Company's best interests and the best interests of its stockholders. A copy of our Corporate Governance Guidelines is located in the Investor Relations section of our website and can be accessed by clicking on "Governance Policies" in the "Corporate Governance" section of our web page at http://investor.keysight.com.

Communicating with the Board

        Stockholders and other interested parties may communicate with the board and Keysight's chairman of the board by filling out the form at "Contact Chairman" under "Corporate Governance" at http://investor.keysight.com or by writing to Paul N. Clark, c/o Keysight Technologies, Inc., General Counsel, 1400 Fountaingrove Parkway, Santa Rosa, CA 95403. The general counsel will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to the chairman of the board preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements ("Unrelated Items") will not be forwarded to the chairman of the board. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the chairman of the board. Any communication that is relevant to the conduct of Keysight's business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the chairman of the board and any other independent director upon request. The independent directors grant the general counsel discretion to decide what correspondence will be shared with Keysight's management and specifically instruct that any personal employee complaints be forwarded to Keysight's Human Resources Department.

Director Qualification Standards

        Keysight's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for reviewing with Keysight's board of directors the appropriate skills and characteristics required of board members in the context of the makeup of the board of directors and developing criteria for identifying and evaluating board candidates.

        The process that this committee uses to identify a nominee to serve as a member of the board of directors depends on the qualities being sought. From time to time, Keysight may engage an executive search firm to assist the committee in identifying individuals qualified to be board members. The Nominating and Corporate Governance Committee considers the knowledge, experience, diversity and personal and professional integrity of potential directors, as well as their willingness to devote the time necessary to effectively carry out the duties and responsibilities of board membership. The Nominating and Corporate Governance Committee may reevaluate the relevant criteria for board membership from time to time in response to changing business factors or regulatory requirements.

CORPORATE GOVERNANCE

The board is responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

Board Leadership Structure

        Keysight separates the positions of chief executive officer and chairman of the board. Mr. Clark, one of Keysight's independent directors, serves as Keysight's chairman of the board. The responsibilities of the chairman of the board include setting the agenda for each board meeting, in consultation with the chief executive officer; chairing the meetings of independent directors; and facilitating and conducting, with the Nominating and Corporate Governance Committee, the annual self-assessments by the board and each standing committee of the board, including periodic performance reviews of individual directors.

        Separating the positions of chief executive officer and chairman of the board allows the chief executive officer to focus on Keysight's day-to-day business, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to, and independent oversight of, management. The board believes that having an independent director serve as chairman of the board is the appropriate leadership structure for Keysight at this time. However, in the future the board may wish to consider alternative structures. Subject to the requirements under Keysight's amended and restated bylaws, the board will be free to decide how to structure its leadership.

Board's Role in Risk Oversight

        The board executes its risk management responsibility directly and through its committees. The Audit and Finance Committee has primary responsibility for overseeing Keysight's enterprise risk management process. The Audit and Finance Committee receives updates and discusses individual and overall risk areas during its meetings, including Keysight's financial risk assessments, risk management policies and major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee oversees risks associated with Keysight's compensation policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee receives reports and discuss whether Keysight's compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

        The board is kept abreast of its committees' risk oversight and other activities via reports of the committee chairpersons to the full board during board meetings.

        We have adopted charters of our Compensation Committee, Audit and Finance Committee, Nominating/Corporate Governance Committee and Executive Committee consistent with the applicable rules and standards. Our committee charters are located in the Investor Relations Section of our website and can be accessed by clinking on "Governance policies" in the "Corporate Governance" section of our web page at http://investor.keysight.com.

Majority Voting for Directors

        Our bylaws provide for majority voting of directors regarding director elections. In an uncontested election, any nominee for director shall be elected by the vote of a majority of the votes cast with respect to the director. A "majority of the votes cast" means that the number of shares voted "FOR" a director must exceed 50% of the votes cast with respect to that director. The "vote" cast with respect to

CORPORATE GOVERNANCE

that director shall include votes to withhold authority and exclude votes to "ABSTAIN" with respect to that director's election. If a director is not elected due to a failure to receive a majority of the votes cast and his or her successor is not otherwise elected and qualified, the director shall promptly tender his or her resignation following certification of the stockholder vote.

        The Nominating/Corporate Governance Committee will consider the resignation tendered and recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee's recommendation within 90 days following certification of the stockholder vote. Thereafter the Board will promptly disclose their decision and the rationale behind it in a press release to be disseminated in the same manner as Company press releases typically are distributed. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Policies on Business Ethics

        Keysight has adopted the Standards of Business Conduct that requires all its business activities to be conducted in compliance with laws, regulations and ethical principles and values. All officers and employees of Keysight is required to read, understand and abide by the requirements of the Standards of Business Conduct. Keysight has also adopted a Director Code of Ethics applicable to Keysight's directors.

        These documents are accessible on the Company's website at http://investor.keysight.com. Any waiver of these codes for directors or executive officers may be made only by the Audit and Finance Committee. Keysight will disclose any amendment to, or waiver from, a provision of the Standards of Business Conduct for the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on the Company's website within four business days following the date of the amendment or waiver. In addition, Keysight will disclose any waiver from these codes for the other executive officers and for directors on the website.

Director Independence

        A majority of Keysight's board of directors are "independent" as defined by the rules of the NYSE and the Corporate Governance Guidelines adopted by the board. The criteria adopted by Keysight's board to assist it in making determinations regarding the independence of its members, summarized below, are consistent with the NYSE listing standards regarding director independence. To be considered independent, the board has to determine that a director does not have a material relationship with Keysight or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with Keysight or its subsidiaries). In assessing independence, the board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director's relationship with Keysight or its subsidiaries, the board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation. A director is not considered independent if:

  •
  the director is, or has been within the last three years, an employee of Keysight or its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of Keysight or its subsidiaries;

CORPORATE GOVERNANCE
  •
  the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Keysight or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as an employee (other than an executive officer);

  •
  (i) the director or an immediate family member is a current partner of a firm that is Keysight's internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on Keysight's or its subsidiaries' audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Keysight's or its subsidiaries' audit within that time;

  •
  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of Keysight or its subsidiaries at the same time serves or served on that company's compensation committee; or

  •
  the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Keysight or its subsidiaries for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent of such other company's consolidated gross revenues.

        Keysight's board of directors assesses on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nominating and Corporate Governance Committee, make a determination as to which members are independent. The terms "immediate family member" and "executive officer" above have the same meanings specified for such terms in the NYSE listing standards.

Compensation Committee Member Independence

        Keysight has adopted standards for compensation committee member independence in compliance with the NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the compensation committee, the board of directors must consider all factors specifically relevant to determining whether such director has a relationship to Keysight or any of its subsidiaries which is material to such director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

  (A)
  the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by Keysight to such director; and

  (B)
  whether such director is affiliated with Keysight, a subsidiary of Keysight or an affiliate of a subsidiary of Keysight.

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has four standing committees as set forth in the table below. Each director attended at least 75% of the aggregate number of Board and applicable committee meetings held when the director was serving on the Board.

Nominating/
		Audit and		Corporate
Director	Board	Finance	Compensation	Governance	Executive

Paul N. Clark	CHAIR	✓		CHAIR	CHAIR

James G. Cullen	✓		CHAIR	✓

Charles J. Dockendorff	✓	CHAIR		✓

Jean M. Halloran	✓

Richard Hamada	✓		✓	✓

Ronald S. Nersesian	✓				✓

        Keysight encourages, but does not require, its Board members to attend the annual stockholders meeting.

Audit and Finance Committee

        The Audit and Finance Committee is responsible for the oversight of the quality and integrity of Keysight's consolidated financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. In discharging its duties, the Audit and Finance Committee is expected to:

  •
  have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent registered public accounting firm;

  •
  review and approve the scope of the annual internal and external audit;

  •
  review and pre-approve the engagement of Keysight's independent registered public accounting firm to perform audit and non-audit services and the related fees;

  •
  meet independently with Keysight's internal auditing staff, independent registered public accounting firm and senior management;

  •
  review the adequacy and effectiveness of the system of internal control over financial reporting and any significant changes in internal control over financial reporting;

  •
  review Keysight's consolidated financial statements and disclosures including "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's reports on Form 10-K or Form 10-Q;

  •
  establish and oversee procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing

CORPORATE GOVERNANCE

    matters, and (b) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

  •
  monitor compliance with Keysight's Standards of Business Conduct; and

  •
  review disclosures from Keysight's independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of accountant's communications with the audit committee.

In reliance on transition exemptions permitted under the listing rules of NYSE, we currently have only two members on our Audit and Finance Committee. We expect to have a three-member Audit and Financed Committee as required by the NYSE by November 1, 2015.

Compensation Committee

        The Compensation Committee reviews the performance of Keysight's elected officers and other key employees. In addition, the Compensation Committee:

  •
  supervises and oversees the administration of Keysight's incentive compensation, variable pay and stock programs, including the impact of Keysight's compensation programs and arrangements on Company risk;

  •
  recommends to the Board the annual retainer fee as well as other compensation for non-employee directors;

  •
  establishes comparator peer group and compensation targets based on this peer group for the Company's named executive officers; and

  •
  has sole authority to retain and terminate executive compensation consultants.

        For more information on the responsibilities and activities of the Compensation Committee, including the committee's processes for determining executive compensation, see "Compensation Discussion and Analysis," "Compensation Committee Report," "Executive Compensation," and the Compensation Committee's charter.

        The Compensation Committee also helps determine compensation for non-employee directors. The process the Compensation Committee undertakes for setting non-employee director compensation is similar to that of setting executive officer compensation. The Compensation Committee is aided by an independent consultant, currently Frederic W. Cook & Co., Inc., who is selected and retained by the Compensation Committee. The role of the independent consultant is to measure and benchmark our non-employee director compensation against a certain peer group of companies with respect to appropriate compensation levels for positions comparable in the market. The independent consultant recommends appropriate retainers, committee chair retainers, grant values and stock ownership guidelines to the Compensation Committee. This information is reviewed, discussed and finalized at a Compensation Committee meeting and a recommendation is made to the full Board. The full Board makes the final determination on non-employee director compensation.

Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee proposes a slate of directors for election by Keysight's stockholders at each annual meeting and recommends to the Board candidates to fill any vacancies on the Board. It is also responsible for reviewing management succession plans,

CORPORATE GOVERNANCE

recommending to the Board the appropriate Board size and committee structure and developing and reviewing corporate governance principles applicable to Keysight.

        The Nominating/Corporate Governance Committee will consider director candidates recommended for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled "General Information about the Meeting" located at the end of this Proxy Statement. Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Nominating/Corporate Governance Committee.

        Keysight typically hires a third party search firm to help identify and facilitate the screening and interview process of candidates for director. To be considered by the Nominating/Corporate Governance Committee, a director nominee must have:

  •
  a reputation for personal and professional integrity and ethics;

  •
  executive or similar policy-making experience in relevant business or technology areas or national prominence in an academic, government or other relevant field;

  •
  breadth of experience;

  •
  soundness of judgment;

  •
  the ability to make independent, analytical inquiries;

  •
  the willingness and ability to devote the time required to perform Board activities adequately;

  •
  the ability to represent the total corporate interests of Keysight; and

  •
  the ability to represent the long-term interests of stockholders as a whole.

        In addition to these minimum requirements, the Nominating/Corporate Governance Committee will also consider whether the candidate's skills are complementary to the existing Board members' skills; the diversity of the Board in factors such as age, experience in technology, manufacturing, finance and marketing, international experience and culture; and the Board's needs for specific operational, management or other expertise. The Nominating/Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time. The search firm screens the candidates, does reference checks, prepares a biography for each candidate for the Nominating/Corporate Governance Committee to review and helps set up interviews. The Nominating/Corporate Governance Committee and Keysight's Chief Executive Officer interview candidates that meet the criteria, and the Nominating/Corporate Governance Committee selects candidates that best suit the Board's needs. We do not use a third party to evaluate current Board members.

        The Nominating/Corporate Governance Committee also administers Keysight's Related Person Transactions Policy and Procedures. See "Related Person Transactions Policy and Procedures" for more information.

CORPORATE GOVERNANCE

Executive Committee

        The Executive Committee meets or takes written action when the Board is not otherwise meeting. The Committee has full authority to act on behalf of the Board, except that it cannot amend Keysight's Bylaws, recommend any action that requires the approval of the stockholders, fill vacancies on the Board or any Board committee, fix director compensation, amend or repeal any non-amendable or non-repealable resolution of the Board, declare a distribution to the stockholders except at rates determined by the Board, appoint other committees or take any action not permitted under Delaware law to be delegated to a committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are set forth in the table on page 16. For the most recent fiscal year and prior to the separation, no Agilent executive officer served on the compensation committee of Agilent. Since the separation from Agilent, no Keysight executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on Keysight's Compensation Committee.

        Each of the members of the Compensation Committee is considered independent under the Company's Board of Directors and Compensation Committee Independence Standards as set forth in the Company's Amended and Restated Corporate Governance Guidelines.

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

        The Company's Standards of Business Conduct and Director Code of Ethics require that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or the best interests of the Company. In addition, the Company has adopted a written Related Person Transactions Policy and Procedures (the "Related Person Transactions Policy") that prohibits any of the Company's executive officers, directors or any of their immediate family members from entering into a transaction with the Company, except in accordance with the policy. For purposes of the policy, a "related person transaction" includes any transaction (within the meaning of Item 404(a) of the Securities and Exchange Commission's Regulation S-K) involving the Company and any related person that would be required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission's Regulation S-K.

        Under our Related Person Transactions Policy, the General Counsel must advise the Nominating/Corporate Governance Committee of any related person transaction of which he becomes aware. The Nominating/Corporate Governance Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Nominating/Corporate Governance Committee shall consider all relevant information available to it and, as appropriate, must take into consideration the following:

  •
  the size of the transaction and the amount payable to the related person;

  •
  the nature of the interest of the related person in the transaction;

  •
  whether the transaction may involve a conflict of interest; and

  •
  whether the transaction involved the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and

CORPORATE GOVERNANCE

    made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

        Under the Related Person Transactions Policy, Company management screens for any potential related person transactions, primarily through the annual circulation of a Directors and Officers Questionnaire ("D&O Questionnaire") to each member of the Board of Directors and each officer of the Company that is a reporting person under Section 16 of the Securities Exchange Act of 1934. The D&O Questionnaire contains questions intended to identify related persons and transactions between the Company and related persons. If a related person transaction is identified, such transaction is brought to the attention of the Nominating/Corporate Governance Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

        The Nominating/Corporate Governance Committee must approve or ratify each related person transaction in accordance with the policy. Absent this approval or ratification, no such transaction may be entered into by the Company with any related person.

        In October 2014, the Board of Directors adopted the Related Person Transactions Policy to provide for standing pre-approval of limited transactions with related persons. Pre-approved transactions include:

  (a)
  Any transaction with another company at which a related person's only relationship is as an employee (other than an executive officer or an equivalent), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of (i) $1,000,000, or (ii) 2% of that company's total annual revenues.

  (b)
  Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than an executive officer or an equivalent), a director or a trustee, if the aggregate amount involved does not exceed the lesser of $500,000, or 2% of the charitable organization's total annual receipts.

        Keysight will disclose the terms of related person transactions in its filings with the SEC to the extent required.

Transactions with Related Persons

        We purchase services, supplies, and equipment in the normal course of business from many suppliers and sell or lease products and services to many customers. In some instances, these transactions occur with companies with which members of our management or Board of Directors have relationships as directors or executive officers. For transactions entered into during fiscal year 2014, no related person had or will have a direct or indirect material interest and none exceeded or fell outside of the pre-approved thresholds set forth in our Related Party Transaction Policy.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2 – RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP ("PWC") as Keysight's independent registered public accounting firm to audit its consolidated financial statements for the 2015 fiscal year. During the 2014 fiscal year, prior or our separation from Agilent, PWC served as Agilent's independent registered public accounting firm and also provided certain tax and other non-audit services. Going forward after the separation, PWC has and continues to perform the same functions for Keysight as its independent registered public accounting firm. Although Keysight is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

        Representatives of PWC are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Keysight's Board recommends a vote FOR the ratification of the
Audit and Finance Committee's appointment of
PricewaterhouseCoopers LLP as Keysight's Independent Registered Public Accounting Firm.

Fees Paid to PricewaterhouseCoopers LLP

        The following table presents fees for professional audit services rendered to Agilent by PWC for the years ended October 31, 2014 and October 31, 2013, and fees billed for other services rendered to Agilent and its subsidiaries, as well as all out-of-pocket costs incurred in connection with those services by PWC, for those periods. Prior to the separation of Keysight from Agilent, Agilent paid all audit, audit-related, tax and other fees of PWC. As a result, the amounts reported below are not necessarily representative of the fees Keysight would expect to pay its auditors and their related affiliates in future years.

Fee Category:	Fiscal 2014	% of Total	Fiscal 2013	% of Total
Audit Fees	$7,791,000	76.8	$4,984,000	83.1
Audit-Related Fees	1,695,000	16.7	762,000	12.7
Tax Fees:
Tax compliance/preparation	265,000	2.6	245,000	4.1
Other tax services	0	0	0	0.0

Total Tax Fees	265,000	2.2	245,000	4.1
All Other Fees	392,000	3.9	4,000	0.01

Total Fees	$10,143,000	100	$5,995,000	100

        Audit Fees:    Consists of fees billed for professional services rendered for the integrated audit of Agilent's consolidated financial statements and its internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Fiscal 2014 and 2013 fees also consist of fees billed for services that are normally provided by

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP in connection with statutory reporting and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

        Audit-Related Fees:    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Agilent's consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting.

        Tax Fees:    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.

        All Other Fees:    Consists of fees for all other services other than those reported above. These services include a license for specialized accounting research software. Agilent's intent is to minimize services in this category.

        In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as Keysight's independent registered public accounting firm for the fiscal year ending October 31, 2015, the Audit and Finance Committee has considered whether services other than audit and audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Policy on Audit and Finance Committee Preapproval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit and Finance Committee's policy is to preapprove all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget.

AUDIT AND FINANCE COMMITTEE REPORT

AUDIT AND FINANCE COMMITTEE REPORT

        The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

AUDIT AND FINANCE COMMITTEE REPORT

February 2015

        The Audit and Finance Committee of the Board reviewed the quality and integrity of Keysight's consolidated financial statements contained in the 2014 Annual Report on Form 10-K, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the New York Stock Exchange Listing Standards. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has identified Charles J. Dockendorff as the Audit and Finance Committee's "Financial Expert." Keysight operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met three times, including telephone meetings, since the committee was established in November 2014.

        The Audit and Finance Committee's work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the U.S. Securities and Exchange Commission, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the latest Audit and Finance Committee charter by clicking on "Governance Policies" in the "Corporate Governance" section of the Web page at www.investor.keysight.com or by writing to us at Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403, Attention: Investor Relations.

        The Audit and Finance Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, Keysight's independent registered public accounting firm, Keysight's audited consolidated financial statements and Keysight's internal control over financial reporting. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        Keysight's Annual Report on Form 10-K for the fiscal year ended October 31, 2014 does not include a report of management's assessment regarding internal control over financial reporting or an attestation report of our independent registered public accounting firm on the effectiveness of our internal control over financial reporting due to a transition period established by the rules of the U.S. Securities and Exchange Commission for newly public companies.

        The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit and Finance Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Keysight. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that Keysight's audited consolidated financial statements be included in Keysight's Annual Report on Form 10-K for the fiscal year ended October 31, 2014, and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

  Charles J. Dockendorff, Chairperson
  Paul N. Clark

APPROVAL OF 2014 EQUITY PLAN AND PERFORMANCE GOALS

PROPOSAL 3 – APPROVAL OF THE 2014 EQUITY PLAN AND THE PERFORMANCE GOALS UNDER THE 2014 EQUITY PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

KEYSIGHT TECHNOLOGIES, INC. 2014 EQUITY AND INCENTIVE COMPENSATION PLAN

        Stockholders are being asked to approve the adoption of the 2014 Equity and Incentive Compensation Plan ("2014 Equity Plan") as amended on September 29, 2014. If approved by the stockholders, the 2014 Equity Plan would become our primary plan for providing stock-based incentive compensation to our eligible employees and non-employee directors. If the 2014 Equity Plan is not approved by the stockholders, no awards may be granted under the 2014 Equity Plan and our ability to provide future awards to attract, provide incentives to and retain key personnel and non-employee directors would be limited significantly.

        Stockholders are asked to approve the 2014 Equity Plan to qualify stock options as incentive stock options for purposes of Section 422 of Section 162(m) of the Internal Revenue Code (the "Code"), to qualify certain compensation under the 2014 Equity Plan as performance-based compensation for purposes of 162(m) of the Code, and to satisfy NYSE guidelines relating to equity compensation.

Background

        The Board adopted the 2014 Equity Plan on July 16. 2014 and amended it on September 29, 2014 and January 22, 2015. The 2014 Equity Plan does not permit "single-trigger" vesting or liberal share counting, and at least half of the CEO's awards are performance-based.

        Below is a summary of the material features of the 2014 Equity Plan and its operation. This summary does not purport to be a complete description of all of the provisions of the 2014 Equity Plan. It is qualified in its entirety by reference to the full text of the 2014 Equity Plan. A copy of the 2014 Equity Plan is attached as Appendix A to this Proxy Statement.

Purpose of the 2014 Equity Plan

        The purpose of the2014 Equity Plan is to encourage ownership in the Company by its employees, directors and consultants whose long-term employment by or involvement with the Company is considered essential to the Company's continued progress and, thereby, encourage recipients to act in the stockholder's interest and share in the Company's success. The 2014 Equity Plan is designed to permit the grant of awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Request for Shares, Dilution and Overhang

        In order to give the Company the flexibility to responsibly address its future equity compensation needs, the Company is requesting that stockholders approve the 2014 Equity Plan to provide that 17,000,000 shares shall be available for grant. This amount represents an overhang of approximately 10% based on outstanding common shares as of January 20, 2015. (The Company calculates "overhang" as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.)

APPROVAL OF 2014 EQUITY PLAN AND PERFORMANCE GOALS

        The Board and its Compensation Committee reviewed the 2014 Equity Plan and considered among other things, the current burn rate and projected future share usage under the 2014 Equity Plan. The projected future usage of shares for long-term incentive awards under the 2014 Equity Plan was reviewed under scenarios based on a variety of assumptions. Depending on assumptions, the shares to be made available under the 2014 Equity Plan are expected to satisfy the Company's equity compensation needs through the 2020 Annual Meeting. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the 2014 Equity Plan while minimizing stockholder dilution.

Number of Authorized Shares

        The total number of shares authorized and available for issuance under the 2014 Equity Plan is 17,000,000. Shares issued under the 2014 Equity Plan may be currently authorized but unissued, or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Agilent equity-based awards were converted into Keysight equity-based awards upon separation based on Agilent's closing stock price of $55.28 on October 31, 2014 and the adjusted number of Keysight shares, calculated using the post separation stock price of $30.80, reduced the shares authorized for issuance under the 2014 Equity Plan. A total of 6,506,644 shares of Keysight shares were awarded under the 2014 Equity Plan as a result of the conversion and 10,493,356 shares of Keysight will be available for future issuance under the 2014 Equity Plan.

        The maximum number of options or SARs under the 2014 Equity Plan that may be granted in any one fiscal year to an individual participant may not exceed 1,500,000 shares. In addition, no participant may be granted stock awards for more than 1,000,000 shares in any fiscal year of the Company. Notwithstanding the foregoing, in connection with a participant's initial service, a participant may also be granted options or SARs for up to an additional 1,000,000 shares and may be granted new executive stock awards (performance based stock awards) for up to an additional 1,000,000 shares. These initial service grants do not count against the annual limits. The maximum number of shares that may be granted pursuant to incentive stock options is 17,000,000.

        In the event of certain changes in the capitalization of the Company the Board will adjust the number and class of shares available for issuance under the 2014 Equity Plan and the award limits set forth above to prevent dilution or enlargement of rights. Except as described below, shares subject to an award under the 2014 Equity Plan that are terminated, expire unexercised, cash settled, or are forfeited, or repurchased by the Company at their original purchase price shall be available for subsequent awards under the 2014 Equity Plan.

        Awards granted in assumption of, or in substitution for, awards previously granted by a company acquired by, or merged into, the Company or a subsidiary ("Substitute Awards") will not reduce the shares authorized for issuance under the 2014 Equity Plan or authorized for grant to a participant in any calendar year. Further, shares available for grant under stock plans assumed by the Company in an acquisition may be added to the available share reserve under the 2014 Equity Plan for issuance to eligible individuals who were not employed by the Company or any of its subsidiaries or affiliates immediately before the acquisition. As described above, Keysight equity-based awards into which the outstanding Agilent equity-based awards were converted upon separation based on Agilent's closing stock price of $55.28 on October 31, 2014 and the adjusted number of Keysight shares are calculated using the post separation stock price of $30.80, reduced the shares authorized for issuance under the

APPROVAL OF 2014 EQUITY PLAN AND PERFORMANCE GOALS

2014 Equity Plan. A total of approximately 6,506,644 shares of Keysight were awarded under the 2014 Equity Plan as a result of the conversion.

        Payments of the exercise price or applicable taxes made by delivery of shares to, or withholding of shares by, the Company in satisfaction of a participant's obligations, shares repurchased on the open market with the proceeds of an option exercise price or shares not issued or delivered as a result of the net settlement of an outstanding SAR, will not result in shares again becoming available for issuance as awards under the 2014 Equity Plan.

        In the event of certain changes in the capitalization of the Company the Board will adjust the number and class of shares available for issuance under the 2014 Equity Plan and the award limits set forth above to prevent dilution or enlargement of rights. Except as described below, shares subject to an award under the 2014 Equity Plan that are terminated, expire unexercised, or are forfeited, or repurchased by the Company at their original purchase price shall be available for subsequent awards under the 2014 Equity Plan.

Administration of the 2014 Equity Plan

        The 2014 Equity Plan may be administered by the Board or any of its committees ("Administrator") and, it is currently the intent of the Board that the 2014 Equity Plan be administered by the Compensation Committee, which committee satisfies the requirements of Section 162(m) regarding a committee of two or more "outside directors," as well as a committee of "non-employee directors" for purposes of Rule 16b-3. The Administrator has the power in its discretion to grant awards under the 2014 Equity Plan, to determine the terms of such awards, to interpret the provisions of the 2014 Equity Plan and to take action as it deems necessary or advisable for the administration of the 2014 Equity Plan.

Eligibility and Participation

        Eligibility to participate in the 2014 Equity Plan is limited to employees (including officers), directors and consultants of Keysight, its affiliates or subsidiaries, as determined by the Administrator. Participation in the 2014 Equity Plan is at the discretion of the Administrator.

Types of Awards under the 2014 Equity Plan

        The 2014 Equity Plan authorizes the Administrator to grant awards, individually or collectively, to participants in any of the following forms, subject to such terms, conditions, and provisions as the Administrator may determine to be necessary or desirable:

  •
  incentive stock options ("ISOs");

  •
  nonstatutory stock options ("NSOs");

  •
  SARs;

  •
  restricted stock;

  •
  restricted stock units ("RSUs");

  •
  performance shares and performance units with performance-based conditions to vesting or exercisability;

APPROVAL OF 2014 EQUITY PLAN AND PERFORMANCE GOALS
  •
  deferred shares;

  •
  cash awards; and

  •
  dividend equivalents.

Options and SARs

        Stock options entitle the option holder to purchase shares at a price established by the Administrator. Options may be either ISOs or NSOs, provided that only employees may be granted ISOs. SARs entitle the SAR holder to receive cash, or shares with a fair market value, or a combination thereof, equal to the positive difference (if any) between the closing price of shares on the NYSE on the last trading day prior to the exercise date and the exercise price.

Exercise Price

        The Administrator will determine the exercise price of an option and a SAR at the date of grant, which price, except in the case of Substitute Awards, may not be less than 100% of the fair market value of the underlying shares on the date of grant. The 2014 Equity Plan prohibits any repricing, replacement, regrant or modification of stock options or SARs that would reduce the exercise price of the stock options or SARs without stockholder approval, other than in connection with a change in the Company's capitalization, Substitute Awards or to comply with an exemption under Section 409A of the Code.

Vesting/Expiration of Options

        The Administrator may determine the terms under which options and SARs will vest and become exercisable.

Special Limitations on ISOs

        If options were to be granted as ISOs, these options would be subject to certain additional restrictions imposed on ISOs by the Code including, but not limited to, restrictions on the post-termination exercise period of such options, the status of the individual receiving the grant and the number of options that could become exercisable for the first time by a participant in a given calendar year. In addition, to receive the favorable tax treatment afforded ISOs, these options would be required to comply with certain post-termination exercise periods.

Exercise of Options

        An option holder may exercise his or her option by giving written notice to the Company or a duly authorized agent of the Company stating the number of shares for which the option is being exercised and tendering payment for such shares. The Administrator may, in its discretion, permit payment in the form of cash, check or wire transfer, previously acquired shares (valued at their fair market value on the date of exercise) or consideration under a cashless exercise program, or may permit a net exercise arrangement pursuant to which the number of shares issuable upon exercise is reduced by the largest whole number of shares having an aggregate fair market value that does not exceed the aggregate exercise price, or a combination thereof.

APPROVAL OF 2014 EQUITY PLAN AND PERFORMANCE GOALS

Surrender or Exchange of SARs

        Upon exercise of a SAR, a participant will be entitled to receive cash, shares or a combination thereof, as specified in the award agreement, having an aggregate fair market value equal to the excess of (i) the closing price of shares on the NYSE on the last trading day prior to the exercise date over (ii) the base price of the shares covered by the SAR, multiplied by the number of shares covered by the SAR, or the portion thereof being exercised.

Termination of Options and SARs

        In the event that a participant's service with the Company or its subsidiaries terminates prior to the expiration of an option or SAR, the Participant's right to exercise vested options or SARS will be governed by the terms of the applicable award agreement approved by the Administrator.

Stock Awards and Performance Shares

        Stock awards, including deferred shares, restricted stock, RSUs, performance shares and performance units, may be issued either alone, in addition to, or in tandem with other awards granted under the 2014 Equity Plan. Stock awards may be denominated in shares or units payable in shares (e.g. RSUs), and may be settled in cash, shares, or a combination of cash and shares. Restricted stock granted to participants may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Administrator. The Administrator may also impose additional restrictions on a participant's right to dispose of or to encumber restricted stock, including the satisfaction of performance objectives.

Termination of Stock Awards

        In the event that a participant's service with the Company or its subsidiaries terminates prior to the vesting of a stock award, that award will be forfeited unless the terms of the award, as approved by the Administrator at the time of grant, provide for accelerated or continued vesting. To the extent the participant purchased the stock award, the Company has the right to repurchase the unvested award at the original price paid by the participant.

Cash Incentive Awards

        The Administrator may grant "cash incentive awards" under the 2014 Equity Plan, which is the grant of a right to receive a payment of cash that may be contingent on achievement of performance objectives over a specified period established by the Administrator. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Administrator, including provisions relating to deferred payment. The maximum amount payable to any participant under a cash award for each fiscal year of the Company is $10,000,000.

Qualifying Performance-Based Compensation

        The Administrator may specify that the grant, retention, vesting, or issuance of any award, (whether in the form of a stock option, SAR, restricted stock, RSU, a performance award or a cash award) or the amount to be paid out under any award, be subject to or based on performance objectives or other standards of financial performance and/or personal performance evaluations, and may determine whether or not such award is intended to qualify as "performance-based compensation"

APPROVAL OF 2014 EQUITY PLAN AND PERFORMANCE GOALS

under Section 162(m) of the Code. With respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the number of shares issuable, or the amount payable, under an award based on achievement of the applicable performance goals may be reduced by the Administrator in its sole discretion.

Establishment of Performance Goals

        At the beginning of each performance period the Administrator will establish performance goals applicable to the performance awards. To the extent that performance conditions under the Plan are applied to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, such performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more criteria of the following criteria and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Administrator in accordance with Section 162(m) of the Code, as determined by the Administrator in its sole discretion: sales revenue; gross margin; operating margin; return on equity; operating income; pre-tax profit; earnings before interest, taxes and depreciation and amortization; net income; expenses; the market price of the shares; earnings per share; return on stockholder equity; return on capital; return on net assets; economic value added; market share; customer service; customer satisfaction; safety; total stockholder return; free cash flow; size-adjusted growth in earnings; individual performance; other criteria or any combination of the above criteria.

        The performance goals may be based on one or more business criteria, any of which may be measured in absolute terms or as compared to any incremental increase or as compared to the result of a peer group or securities or stock market index and each may be expressed in terms of overall Company performance, the performance of a subsidiary or affiliate, or the performance of a business unit or division of the Company, a subsidiary or affiliate, as determined by the Administrator in its sole discretion. Performance awards granted under the 2014 Equity Plan may contain such additional terms and conditions, not inconsistent with the terms of the 2014 Equity Plan, as the Administrator may determine, provided that, if the performance awards are intended to qualify as performance-based compensation under Section 162(m) of the Code, such additional terms and conditions are also not inconsistent with Section 162(m) of the Code.

Limited Transferability of Awards

        The Administrator retains the authority and discretion to permit an award (other than an ISO) to be transferable as long as such transfers are made by a participant to the participant's immediate family or trusts established solely for the benefit of one or more members of the participant's immediate family. Awards may otherwise not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by the beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Tax Withholding

        The Administrator may require a participant to remit, and shall have the right to deduct or withhold an amount sufficient to satisfy applicable withholding tax

APPROVAL OF 2014 EQUITY PLAN AND PERFORMANCE GOALS

Change in Control

        Unless otherwise determined by the Administrator and set forth in the applicable award agreement, in the event of certain transactions described in the 2014 Equity Plan constituting a change in control or the sale of substantially all of the assets of the Company for which a participant is performing services, all awards will fully vest immediately prior to the closing of the transaction. The foregoing shall not apply where such awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; provided, however, that in the event of a change of control in which one or more of the successor or a parent or subsidiary of the successor has issued publicly traded equity securities, the assumption, conversion, replacement or continuation shall be made by an entity with publicly traded securities and shall provide that the holders of such assumed, converted, replaced or continued stock options and SARs shall be able to acquire such publicly traded securities.

        In the event of the dissolution or liquidation of the Company, the Administrator in its sole discretion may provide for an option or SAR to be fully vested and exercisable until ten days prior to such transaction, or such shorter reasonable period of time as the Administrator may establish in its discretion. In addition, the Administrator may provide that any restrictions on any award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed transaction.

Termination and Amendment of the 2014 Equity Plan

        The Board may amend, suspend or terminate the 2014 Equity Plan or the Administrator's authority to grant awards under the 2014 Equity Plan without the consent of stockholders or participants; provided, however, that any amendment to the 2014 Equity Plan will be submitted to the Company's stockholders for approval if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the 2014 Equity Plan to stockholders for approval. Except in the event of certain changes in the capitalization of the Company, the total number of shares authorized and available for issuance under the 2014 Equity Plan may not be increased by the Company without stockholder approval. Any such amendment, suspension, or termination may not materially and adversely affect the rights of a participant under any award previously granted without such participant's consent unless deemed necessary by the Administrator to comply with applicable laws.

        The 2014 Equity Plan is designed to provide for the grant of awards which are intended to comply with, or be exempt from, Section 409A of the Code and shall be construed, administered and interpreted with that intent. In the event that the Administrator determines that any award may be subject to Section 409A of the Code, the Administrator will have the authority to amend, without the consent of the participant, such award to cause it to be exempt from, or implement such award in a manner intended to avoid the imposition on the employee of tax penalties under Section 409A of the Code.

Term of the 2014 Equity Plan

        Subject to stockholder approval, the 2014 Equity Plan is effective November 1, 2014 and, unless earlier terminated by the Board, the 2014 Equity Plan will have a term of ten years.

APPROVAL OF 2014 EQUITY PLAN AND PERFORMANCE GOALS

Approval of the Performance Goals under the 2014 Equity Plan

        This proposal is also being presented to stockholders to address the periodic approval requirement of Section 162(m) of the Internal Revenue Code.

        In order to provide us with the ability to deduct the performance-based compensation that we structure to comply with Section 162(m) and we pay to our Chief Executive Officer and our other named executive officers (other than our Chief Financial Officer), we are submitting the list of performance goals noted above and related provisions under our 2014 Equity plan to our stockholder for approval.

U.S. Federal Income Tax Consequences

        Stock options.    There will be no federal income tax consequences to a participant or the Company upon the grant of either an ISO or an NSO under the 2014 Equity Plan. Upon exercise of an NSO, the option holder generally will recognize ordinary income in an amount equal to: (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the NSO. Provided the Company satisfies applicable reporting requirements, it will be entitled to a tax deduction in the same amount.

        Upon the exercise of an ISO, an option holder generally recognizes no immediate ordinary taxable income. Provided that certain holding periods are met, income recognition is deferred until the option holder sells the shares. If the ISO is exercised no later than three months after the termination of the option holder's employment, and the option holder does not dispose of the shares so acquired within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as long-term capital gain. Certain of these employment requirements are liberalized in the event of an option holder's death or disability while employed by the Company.

        Generally, the Company will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the shares are not held for the full term of the holding period outlined above, the gain on the sale of such shares, being the lesser of: (i) the fair market value of the shares on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income, and provided the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction in the same amount. The excess of the fair market value of the shares acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the "alternative minimum tax" under the Code.

        SARs.    There will be no federal income tax consequences to either a participant or the Company upon the grant of a SAR. However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. Provided the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction equal to the amount included in the participant's income.

        RSUs & Restricted Stock.    Except as otherwise provided below, there will be no federal income tax consequences to either a participant or the Company upon the grant of restricted stock or an RSU. When an RSU is settled, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the RSU is paid in cash, the amount payable. With respect to restricted stock, the participant will recognize ordinary income in an amount equal to the excess, if any

APPROVAL OF 2014 EQUITY PLAN AND PERFORMANCE GOALS

that the participant paid for the shares over the fair market value of the shares on the earlier of (i) the date of vesting; and (ii) the date the shares become transferable. Subject to Section 162(m) of the Code, and the Company satisfies applicable reporting requirements, the Company will be entitled to a corresponding deduction. Notwithstanding the above, a recipient of a restricted stock grant may make an election under Section 83(b) of the Code, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time.

        Performance Awards.    There will be no federal income tax consequences to a participant or the Company upon the grant of qualifying performance-based compensation awards. Participants will generally recognize taxable income upon the payment of an award, and subject to Section 162(m) of the Code, the Company generally will be entitled to a deduction equal to the amount includible in the participant's income.

        Golden Parachute Payments.    Awards that are granted, accelerated or enhanced upon the occurrence of, or in anticipation of, a change in control may give rise, in whole or in part, to "excess parachute payments" under Section 280G and Section 4999 of the Code. Under these provisions, the participant would be subject to a 20% excise tax on, and the Company would be denied a deduction with respect to, any "excess parachute payments."

        Section 162(m) of the Code.    Section 162(m) generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to "performance-based compensation," that complies with conditions imposed by Section 162(m) rules and the material terms of such compensation are disclosed to and approved by stockholders (e.g., see "Qualifying Performance-Based Compensation" above). Stock options, SARs and performance awards granted under the 2014 Equity Plan and described above are intended to constitute qualified performance-based compensation eligible for such exceptions. Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of guidance thereunder, Keysight cannot guarantee that the award under the 2014 Equity Plan will qualify for exemption under Section 162(m). The Administrator will, in general, seek to qualify compensation paid to the Company's executive officers for deductibility under Section 162(m), although the Administrator believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Administrator's judgment, it is in the Company's best interest to do so.

New Plan Benefits

        Because the grant of awards under the 2014 Equity Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2014 Equity Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2014 Equity Plan, the following table provides information concerning stock awards that were granted to the following persons and groups during fiscal year 2014. The grants were done pursuant to the terms of an employee matter agreement dated August 1, 2013 as part of the separation between Keysight and Agilent. Under the agreement all employee of Keysight who held equity awards under the Agilent 1999 and 2009 Stock Plans ("Agilent Stock Plans") was entitled to have those equity awards

APPROVAL OF 2014 EQUITY PLAN AND PERFORMANCE GOALS

converted to Keysight stock under the 2014 Equity Plan of Keysight. The conversion ratio was based on the Agilent closing stock price on October 31, 2014 of $55.28 and Keysight 2-day volume-weighted average trading price for November 3 and 4, 2014 of $30.80. The table below provide information of all equity awards held by Keysight employees under the Agilent Stock Plans as of October 31, 2014 which were converted into Keysight equity and equity rights under the Keysight 2014 Equity Plan subsequent to the separation. No other awards were issued under the Keysight 2014 Equity Plan as of October 31, 2014.

	Options		Restricted Stock Units (1)

Name and Position	Average Exercise Price	Number	Dollar Value (2)	Number
Ronald S. Nersesian CEO and President	$23.99	546,942	$6,990,599.88	200,189
Neil Dougherty CFO and Senior Vice President	$24.50	56,168	$691,066.80	19,790
Michael Gasparian Senior Vice President, Customer Support and Services & Worldwide Marketing	$27.09	36,569	$462,899.52	13,256
Soon Chai Gooi Senior Vice President Order Fulfillment & Infrastructure	$17.28	202,915	$2,815,704.36	80,633
Guy Séné Senior Vice President, Measurement Solutions & Worldwide Sales	$23.83	212,656	$2,880,341.28	82,484
Executive Group		1,055,250	$13,840,611.84	396,352
Non-Executive Director Group	—	—	—	—
Non-Executive Officer Employee Group	$19.20	2,896,805	$75,293,246.88	2,156,164

(1)
The total number of shares include shares granted as performance awards. Depending on the Company's annual achievement of its performance goals, the shares granted as performance awards may or may not be issued in full. The performance awards are discussed in more detail starting on page 46.

(2)
The dollar value is calculated based on the closing price of Keysight Common Stock on the Record Date of January 20, 2015.

For additional information about the 2014 Equity Plan, we encourage you to review the entire text of the 2014 Equity Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Keysight's Board recommends a vote FOR the approval of the 2014 Equity Plan and the performance goals and related provisions under the 2014 Equity Plan for purposes of Section 162(m) of the Internal Revenue Code.

APPROVAL OF PERFORMANCE-BASED COMPENSATION PLAN AND ITS GOALS

PROPOSAL NO. 4 – APPROVAL OF THE KEYSIGHT TECHNOLOGIES, INC. PERFORMANCE-BASED COMPENSATION PLAN FOR COVERED EMPLOYEES AND THE PERFORMANCE GOALS AND RELATED PROVISIONS FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

        The Compensation Committee of the Board previously adopted the Keysight Technologies, Inc. Performance-Based Compensation Plan for Covered Employees.

        At the annual meeting, stockholders are being asked to approve the Performance-Based Compensation Plan for Covered Employees (the "Performance-Based Compensation Plan"), which would:

  •
  Establish the performance goals available under the Performance-Based Compensation Plan;

  •
  Give the compensation committee the authority to establish performance periods of up to a maximum of (36) months using any one or more of the performance goals; and

  •
  Establish the maximum per participant award limitation of $10,000,000 with respect to any 12-month performance cycle.

        The Board believes that a well-designed incentive compensation plan for the managers of Keysight is a significant factor in improving operating and financial performance of Keysight, thereby enhancing stockholder value. The Board also believes that all amounts paid pursuant to such a plan should be deductible as a business expense of Keysight. Section 162(m) of the Code limits the deductibility of bonuses paid to Keysight's Chief Executive Officer and certain other executive officers, unless the plan under which they are paid meets specified criteria, including stockholder approval. The Board believes the adoption of the Performance-Based Compensation Plan to be in the best interest of stockholders and recommends approval. If the Performance-Based Compensation Plan is not approved by Keysight's stockholders, bonuses shall not be paid under the Performance-Based Compensation Plan.

        Below is a summary of the material features of the Performance-Based Compensation Plan and its operation. This summary does not purport to be a complete description of all of the provisions of the Performance-Based Compensation Plan. It is qualified in its entirety by reference to the full text of the Performance-Based Compensation Plan. A copy of the Performance-Based Compensation Plan is attached as Appendix B to this Proxy Statement.

Summary of the Performance-Based Compensation Plan

  General

        The purpose of the Performance-Based Compensation Plan is to motivate and reward eligible employees by making a portion of their cash compensation dependent on the achievement of certain objective performance goals related to the performance of Keysight and its affiliates. In accordance with Keysight's compensation policy, cash compensation should vary with Company performance and a substantial part of each executive's total cash compensation may be tied to Keysight's performance by way of performance-based bonuses under the Performance-Based Compensation Plan.

APPROVAL OF PERFORMANCE-BASED COMPENSATION PLAN AND ITS GOALS

        Because of the fact-based nature of the performance-based compensation exception under Code Section 162(m) and the limited availability of binding guidance thereunder, Keysight cannot guarantee that the awards under the Performance-Based Compensation Plan to covered employees will qualify for exemption under Code Section 162(m). However, the intention of Keysight and the Compensation Committee is to administer the Plan in compliance with Code Section 162(m) with respect to covered employees or participants who may become covered employees. If any provision of the Performance-Based Compensation Plan does not comply with the requirements of Code Section 162(m), then such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

  Administration

        The Performance-Based Compensation Plan will be administered by the Compensation Committee, which will have the authority to interpret the Performance-Based Compensation Plan, to establish performance targets and to establish the amounts of awards payable under the Performance-Based Compensation Plan.

  Participation and Eligibility

        Individuals eligible for Performance-Based Compensation Plan awards are officers and key employees of Keysight (as determined by the Compensation Committee), which include Keysight's covered employees (within the meaning of Code Section 162(m)) and executive officers. Each executive officer has an interest in Proposal No. 4. The number of key employees who will participate in the Performance-Based Compensation Plan and the amount of Performance-Based Compensation Plan awards are not presently determinable.

  Plan Operation

        This proposal enables Keysight to provide a competitive bonus plan that reflects more prevalent customs and practices for bonus plans among its peer group. The payment of awards to each participant is based on an individual bonus target for the performance period set by the Compensation Committee in writing and is directly related to the satisfaction of the applicable performance goal(s) set by the Compensation Committee for such performance period. The goals under the Performance-Based Compensation Plan may include:

  •
  pre-tax income or after-tax income;

  •
  income or earnings including operating income, earnings before or after taxes, interest, depreciation and/or amortization;

  •
  net income;

  •
  earnings or book value per share (basic or diluted);

  •
  return on assets (gross or net), return on investment, return on invested capital, or return on equity;

  •
  return on revenues;

  •
  cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

APPROVAL OF PERFORMANCE-BASED COMPENSATION PLAN AND ITS GOALS
  •
  economic value created;

  •
  operating margin or profit margin;

  •
  stock price or total stockholder return;

  •
  income or earnings from continuing operations;

  •
  capital expenditures, cost targets, reductions and savings and expense management; and

  •
  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, objective customer satisfaction or information technology goals, and objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions.

        Under the Performance-Based Compensation Plan, a performance goal is an objective formula or standard utilizing one or more of the factors in the table above and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Compensation Committee in accordance with Code Section 162(m).

        Pursuant to the Performance-Based Compensation Plan, the Compensation Committee will have the flexibility to determine the duration of a performance period as any period not exceeding 36 months. The performance period(s) individual bonus target(s) and performance goal(s) will be adopted by the Compensation Committee in its sole discretion with respect to each performance period and must be adopted no later than the latest time permitted by the Code in order for bonus payments pursuant to the Performance-Based Compensation Plan to be deductible under Code Section 162(m). Additionally, the Compensation Committee may establish different performance periods for different participants, and the Committee may establish concurrent or overlapping performance periods.

        Bonus payments under the Performance-Based Compensation Plan may be made in cash only. The actual amount of future bonus payments under the Performance-Based Compensation Plan is not presently determinable. However, the Performance-Based Compensation Plan provides that the maximum amount of any Awards that can be paid under the Performance-Based Compensation Plan to any participant with respect to any 12-month performance cycle is $10,000,000. The $10,000,000 maximum award with respect to any 12-month performance period is better aligned with current competitive maximums of Keysight's peer group and gives the compensation committee greater flexibility to award cash incentives based on need pursuant to prevalent practices by members of Keysight's peer group. Further, the Compensation Committee, in its sole discretion, may reduce or eliminate the amount of a participant's bonus under the Performance-Based Compensation Plan to an amount below the amount otherwise payable pursuant to the Performance-Based Compensation Plan formula.

        The payment of a bonus for a given performance period generally requires the participant to be employed by Keysight as of the last day of the performance period. Prior to the payment of any bonus under the Performance-Based Compensation Plan, the Compensation Committee must make a determination, certified in writing, that the conditions to payment for the applicable performance period have been satisfied. The payment of bonuses under the Plan will occur within a reasonable period of time after the end of the applicable performance period and after certification by the Compensation Committee.

APPROVAL OF PERFORMANCE-BASED COMPENSATION PLAN AND ITS GOALS

  Federal Income Tax Considerations

        All amounts paid pursuant to the Performance-Based Compensation Plan are taxable income to the employee when paid. Keysight will be entitled to a federal income tax deduction for all amounts paid under the Performance-Based Compensation Plan if it is approved by stockholders and meets the other requirements of Section 162(m) of the Code.

  Amendment and Term of the Plan

        The Performance-Based Compensation Plan will first become available for performance periods beginning in fiscal 2015. The Performance-Based Compensation Plan does not have a fixed termination date and may be terminated by the Compensation Committee at any time, provided that such termination will not affect the payment of any award accrued prior to the time of termination. The Compensation Committee may amend or suspend, and reinstate, the Performance-Based Compensation Plan at any time, provided that any such amendment or reinstatement shall be subject to stockholder approval if required by Code Section 162(m), or any other applicable laws, rules or regulations.

  Plan Benefits

        All awards under the Performance-Based Compensation Plan to the Keysight officers named in the Summary Compensation Table on page 60 and all current executive officer participants as a group during fiscal 2015 will be based on Keysight's actual performance during fiscal 2015 and will be made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the Performance-Based Compensation Plan to Keysight's executive officers during fiscal 2015 are not determinable at this time. Cash bonuses paid to our named executive officers during fiscal 2014 are shown in this Proxy Statement in the Summary Compensation Table included in the section entitled "Executive Compensation" below and discussed in more detail in the section entitled "Compensation Discussion and Analysis – Short-Term Cash Incentives" below.

        For additional information about the Performance-Based Compensation Plan, we encourage you to review the entire text of the Performance-Based Compensation Plan, a copy of which is attached as Appendix B to this Proxy Statement.

Keysight's Board recommends a vote FOR the approval of the Keysight Technologies, Inc.
Performance-Based Compensation Plan for Covered Employees and the material terms of the performance goals and related provisions for purposes of Section 162(m)
of the Internal Revenue Code.

COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of December 31, 2014, concerning each person or group known by Keysight, based on filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to own beneficially more than 5% of the outstanding shares of our Common Stock

Name and Address of Beneficial Owner	Amount and Nature		Percent of Class

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	16,875,642	(2)	10.0%

(1)
Based solely on information contained in a. Based solely on information contained in a Schedule 13G filed with the SEC on December 10, 2014, 2013 by T. Rowe Price Associates, Inc. The Schedule 13G indicates that T. Rowe Price Associates, Inc. has sole voting power with respect to 3,878,729 shares and sole dispositive power with respect to 16,875,642 shares.

        The following table sets forth information, as of December 31, 2014, concerning:

  •
  the beneficial ownership of Keysight's common stock by each director and each of the named executive officers included in the Summary Compensation Table herein; and

  •
  the beneficial ownership of Keysight's common stock by all directors and executive officers as a group.

        The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of March 1, 2015, 60 days after December 31, 2014, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole

COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

Name of Beneficial Owner	Number of Shares of Common Stock	Number of Shares Subject to Exercisable Options (1)	Total Number of Shares Beneficially Owned (2)	Director Deferred Stock (3)	Total Shares Beneficially Owned Plus Underlying Units

Ronald S. Nersesian	306,208	208,368	514,576	97,617	612,193

Paul N. Clark	382	—	382	8,766	9,148

James G. Cullen	8,383	—	8,383	8,766	17,149

Charles J. Dockendorff	—	—	—	8,766	8,766

Neil Dougherty	63,222	26,648	89,870	2,299	92,169

Michael Gasparian	50,761	8,232	58,993	—	58,993

Soon Chai Gooi	136,488	146,727	283,215	—	283,215

Jean M. Hollaran	17,255	—	17,255	—	17,255

Richard Hamada	—	—	—	8,766	8,766

Guy Séné	129,245	77,085	206,330	—	206,330

All directors and executive officers as a group (11) persons	846,925.235	467,060	1,179,004	134,980	1,313,984

(1)
"Exercisable Options" means options that may be exercised as of March 1, 2015.

(2)
Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the 168,247,330 shares of Common Stock outstanding, as of December 31, 2013.

(3)
Represents the number of deferred shares or share equivalents held by Fidelity Management Trust Company under the Deferred Compensation Plan for Non-Employee Directors as to which voting or investment power exists.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires Keysight's directors, executive officers and holders of more than 10% of Keysight common stock to file reports with the SEC regarding their ownership and changes in ownership of Keysight stock. Keysight believes that during the 2014 fiscal year, its executive officers, directors and holders of 10% or more of our common stock complied with all Section 16(a) filing requirements.

        In making these statements, Keysight has relied upon examination of copies of Forms 3, 4 and 5 provided to Keysight and the written representations of its directors and officers.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

        Directors who are employed by Keysight do not receive any compensation for their Board services. As a result, Mr. Nersesian, an employee of Keysight, received no additional compensation for his Board services. The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation that is competitive with the compensation paid to non-employee directors within Keysight's peer group. The non-employee director's compensation plan year begins on March 1 of each year (the "Plan Year").

        The table below sets forth the annual retainer, equity grants and committee premiums for the non-employee directors and the Non-Executive Chairman:

Summary of Non-Employee Director Annual Compensation

	Cash Retainer (1)	Equity Grant (2)	Committee Chair Premium (3)	Audit Committee Member Premium (4)
Non-employee director	$90,000	$180,000 in value of a stock grant	$15,000	$10,000

Non-Executive Chairman	$245,000	$180,000 in value of a stock grant	Not eligible	$10,000

(1)
Each non-employee director may elect to defer all or part of the cash compensation to the Deferred Compensation Plan for Non-Employee Directors. Any deferred cash compensation is converted into shares of Keysight common stock.

(2)
The stock will be granted on the later of (i) March 1 or (ii) the first trading day after each Annual Meeting of Stockholders. The number of shares underlying the stock grant is determined by dividing $180,000 by the average fair market value of Keysight's common stock over 20 consecutive trading days up to and including the day prior to the grant date. The stock grant vests immediately upon grant. Voluntary deferral is available as an option for the non-employee directors.

(3)
Non-employee directors (excluding the Non-Executive Chairman) who serve as the chairperson of a Board committee receive a "committee chair premium" of $15,000 in cash, paid at the beginning of each Plan Year.

(4)
Non-employee directors (including the Non-Executive Chairman) who serve as a member of the Audit and Finance Committee receive an additional $10,000 in cash, paid at the beginning of each Plan Year.

Non-Employee Director Compensation for Fiscal Year 2014

        During Fiscal Year 2014, Keysight operated under Agilent as its subsidiary. Therefore, Keysight's Board of Directors did not receive any compensation during Fiscal Year 2014.

Non-Employee Director Reimbursement Practice for Fiscal Year 2014

        Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

Non-Employee Director Stock Ownership Guidelines

        In 2014, the Company adopted the guidelines to require each non-employee director to own Keysight shares having a value of at least six times the director's annual cash retainer of $90,000, based on the recommendation of the Committee's independent compensation consultant, F.W. Cook. The shares counted toward the ownership guidelines include shares owned outright and the shares of Keysight stock in the non-employee director's deferred compensation account. These ownership levels must be attained within five years from the date of their initial election or appointment to the board of directors.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 5 – NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF KEYSIGHT'S NAMED EXECUTIVE OFFICERS

        The stockholders of Keysight are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of the Company's named executive officers, as disclosed in this proxy statement. The stockholder vote is an advisory vote only and is not binding on Keysight or its Board of Directors. The Company currently intends to submit the compensation of the Company's named executive officers annually, depending on the advisory vote of the stockholders at the Annual Meeting.

        Although the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

        As described more fully in the "Compensation Discussion & Analysis" on pages 43 to 59 and in the Summary Compensation Table and subsequent tables on pages 60 to 72, the Company's named executive officers, as identified on page 43 are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance.

2014 Highlights

  •
  Successful completion of the strategy to separate Keysight from Agilent to enhance stockholder value

  •
  Strong fiscal year 2014 financial performance

  •
  Our CEO's pay increase is aligned with strategic and financial performance

        Fiscal year 2014 was successful for Keysight despite uncertainties in the economy. Consistent with our philosophy to pay for performance, our CEO's total direct compensation for the fiscal year was aligned with our annual total stockholder return.

        Keysight also has several compensation governance programs in place as described on pages 44 to 47, and 58 to manage compensation risk and align Keysight's executive compensation with long-term stockholder interests. These programs include:

  •
  a compensation recoupment policy;

  •
  an independent compensation committee and compensation consultant

  •
  a hedging and insider trading policy;

  •
  stock ownership guidelines; and

  •
  an annual risk assessment.

        We are requesting your non-binding vote to approve the compensation of the Company's named executive officers as described on pages 43 to 72, including the Summary Compensation Table and subsequent tables on pages 60 to 72 of the proxy statement.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Vote Required

        The affirmative vote of a majority of the shares of Keysight common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Keysight's Board recommends a vote FOR the approval of the compensation of
Keysight's named executive officers for fiscal 2014.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction – The Effect of the Separation

        In September 2013, Agilent Technologies, Inc. announced that it would separate into two publicly traded companies. Keysight Technologies, Inc. was created to include the Electronic Measurement Group businesses. Agilent continues to focus on the life sciences, diagnostics and chemical analysis businesses and retains the Agilent name. On August 1, 2014, in preparation for the Separation, Keysight began operating the EMG business as a wholly owned Agilent subsidiary. On November 1, 2014, we completed the Separation and Keysight became an independent publicly traded company. This CD&A discusses Agilent's historical compensation program, philosophy and design principles on which fiscal year 2014 compensation decisions for the NEOs were made. Where compensation decisions have been made following the Separation in 2014 and with respect to fiscal year 2015, we have included a description of those decisions in order to provide a clear picture of Keysight's compensation philosophy following the Separation.

        For the fiscal year ended October 31, 2014, our NEOs and their designated titles are as follows*:

  ➢
  Ronald S. Nersesian, President and Chief Executive Officer of Keysight

  ➢
  Neil Dougherty, Senior Vice President and Chief Financial Officer of Keysight

  ➢
  Michael Gasparian, Senior Vice President, Customer Support and Services & Worldwide Marketing of Keysight

  ➢
  Soon Chai Gooi, Senior Vice President, Order Fulfillment & Infrastructure of Keysight

  ➢
  Guy Séné, Senior Vice President, Measurement Solutions & Worldwide Sales of Keysight
  *
  For the fiscal year ended October 31, 2014, Mr. Nersesian and Mr. Séné served as executive officers of Agilent and therefore the Agilent Compensation Committee determined, reviewed and approved their compensation. In addition, the Agilent Compensation Committee also determined, reviewed and approved the compensation of Mr. Dougherty, Mr. Gasparian and Mr. Gooi who served as non-executive officers of Agilent. After the Separation the NEOs continues to serve in their above listed positions under Keysight.

Executive Summary

2014 Highlights

  •
  Successful completion of the strategy to separate Keysight from Agilent to enhance stockholder value

  •
  Strong fiscal year 2014 financial performance

  •
  CEO pay increase aligned with strategic and financial performance and becoming CEO Designate of Keysight

  •
  Fiscal year 2014 NEO annual total compensation targeted at market median

Pay for Performance – Agilent's Fiscal Year 2014 Financial Performance and Executive Compensation

        The year over year increase in our CEO's performance-based compensation is consistent with our strong financial results in the year of separation, our year over year increase in stock price and reflects

COMPENSATION DISCUSSION AND ANALYSIS

our strong commitment to pay for performance. The core of Keysight's executive compensation philosophy is to pay for performance, as discussed in greater detail below.

Listening to Our Stockholders and Say On Pay

        Our programs are well aligned with the interests of our stockholders and are instrumental to achieving our business strategy. In determining executive compensation for fiscal year 2014, the Compensation Committee considered the overwhelming stockholder support (97% approval of votes cast) that our "Say-on-Pay" proposal received at its March 20, 2013 annual meeting of stockholders. The Compensation Committee believes that the stockholder vote confirms the philosophy and objective of linking our executive compensation to our operating and strategic objectives and the enhancement of stockholder value. We view this level of stockholder support as an affirmation of our current pay practices for fiscal year 2014 and for the decisions that have been made for fiscal year 2015.

        The following table shows the differences between our pay practices for our CEO in fiscal years 2014 and 2015 which continue to be determined with reference to the median of the market:

	Agilent – CEO Designate (Fiscal Year 2014)	Keysight – CEO (Fiscal Year 2015)

Base Salary	$800,000	$900,000

Target Bonus	125% of annual base salary	Same

Long-Term Incentives	$4,200,000 target grant value 50% in stock options/50% in restricted stock units	$4,975,000 target grant value 50% in stock options/50% in performance shares

Compensation Governance

        As set forth above, the primary focus of our compensation philosophy is to pay for performance. This philosophy is executed with the following compensation governance provisions:

  •
  Stock ownership guidelines for officers and directors;

  •
  An independent Compensation Committee;

  •
  An independent Compensation Committee compensation consultant, Frederic W. Cook & Co., Inc.;

  •
  Prohibitions on executive officers engaging in hedging transactions or pledging our securities as collateral for loans;

  •
  A compensation recoupment or clawback policy that applies to executive officers as described further below;

  •
  An annual review and assessment of potential compensation-related risks, conducted independently for the Committee by F.W. Cook, which for fiscal year 2014 concluded that our compensation program (including all incentive and commission arrangements at all levels) does not encourage behaviors that would create material risk for Agilent;

  •
  Prohibition on repricing;

COMPENSATION DISCUSSION AND ANALYSIS
  •
  No dividends/dividend equivalents on unearned performance awards; and

  •
  No "single-trigger" change of control agreements or excise tax gross-ups.

Compensation Philosophy – Pay For Performance

        The main objectives of our executive compensation program are to pay for performance while aligning executives' interests with stockholder interests. Our pay levels are reasonable and competitive to attract and retain the best talent and structure pay to support our business objectives with appropriate rewards for short-term operating results and long-term stockholder value creation. Accordingly, we structure our executive compensation program with three basic direct elements:

	Objective	Key Features	At Risk?

Base Salary	• To establish a baseline or minimum competitive compensation	• 20% or less of total direct compensation • Reviewed annually • Subject to adjustment for individual performance, experience and other factors	• No

Annual Cash Incentive	• To focus executives on critical operating and strategic goals measured annually	• Financial metrics such as revenue and operating profit and strategic goals	• Yes, pays only upon achievement of pre-established objective goals

Long-Term Equity*	• To correlate pay with long-term stockholder value	• Stock options • Performance stock units	• Yes, value increases or decreases in correlation with share price

*
For fiscal year 2014, in anticipation of the Separation, restricted stock units were granted to Keysight NEOs instead of performance shares, since Agilent did not want to align the long-term incentive compensation of Keysight NEOs to Agilent's relative TSR.

        Our total compensation for each NEO varies based on (i) company performance measured against external metrics that correlate to long-term stockholder value, (ii) performance of the business organizations against specific targets, and (iii) individual performance. These three factors are

COMPENSATION DISCUSSION AND ANALYSIS

considered in positioning salaries, determining earned short-term incentives and determining long-term incentive grant values. We also have the following policies for compensation risk control:

Compensation Risk Controls

Recoupment Policy	Our Executive Compensation Recoupment Policy applies to all of our executive officers covered by Section 16 of the Securities Exchange Act. Under this Policy, in the event of (A) a material restatement of financial results (wherein results were incorrect at the time published due to mistake, fraud or other misconduct), or (B) fraud or misconduct by an executive officer, the Compensation Committee will, in the case of a restatement, review all short and long-term incentive compensation awards that were paid or awarded to executive officers for performance periods beginning after July 14, 2009 that occurred, in whole or in part, during the restatement period. In the case of fraud or misconduct, the Committee will consider actions to remedy the misconduct, prevent its recurrence, and impose discipline on the wrongdoers, in each case, as the Compensation Committee deems appropriate.

These actions may include without limitation, to the extent permitted by governing law, requiring reimbursement of compensation, causing the cancellation of outstanding restricted stock or deferred stock awards, stock options, and other equity incentive awards, limiting future awards or compensation, and requiring the disgorgement of profits realized from the sale of Keysight stock to the extent such profit was, in part or in whole, resulting from fraud or misconduct. The Compensation Committee will amend the policy, as necessary, to comply with the final SEC rules regarding the recoupment policies of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Hedging and Insider Trading Policy	Our insider trading policy expressly bars ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning Keysight stock. We also prohibit officers and directors from pledging Keysight securities as collateral for loans. In addition, we prohibit our officers, directors and employees from purchasing or selling Keysight securities while in possession of material, non-public information, or otherwise using such information for their personal benefit. Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934 so that they can prudently diversify their asset portfolios and exercise their stock options before their scheduled expiration dates.

A Culture of Ownership	Our stock ownership guidelines are designed to encourage our NEOs and other executive officers to achieve and maintain a significant equity stake in Keysight and more closely align their interests with those of our stockholders. The guidelines provide that the CEO should accumulate and hold, within five years from election to his or her position, an investment level in our stock equal to a multiple of six times his or her annual base salary. The guidelines further provide that the COO, CFO and other executive officers should accumulate and hold, within five years from appointment to their executive officer positions, an investment level in our stock equal to the lesser of either (1) a multiple of three times their annual base salary or (2) direct ownership of a certain level of shares of Keysight stock.

COMPENSATION DISCUSSION AND ANALYSIS

	The investment level as a multiple of annual base salary or direct ownership guidelines is set forth below:
	Level	Investment Level = Multiple of Annual Base Salary	Direct Ownership of Keysight Stock (# of Shares)

	CEO	6x	N/A
	CFO/COO	3x	80,000
	All other executive officers	3x	40,000

	An annual review is conducted to assess compliance with the guidelines. By the end of fiscal year 2014, all of our NEOs had either met or were on track to reach their stock ownership guideline requirements within the applicable timeframe.

Risk Assessment	F.W. Cook conducts an annual review of our compensation related risks. The risk assessment conducted during fiscal year 2014 confirmed that Agilent's executive compensation program is well designed to encourage behaviors aligned with the long-term interests of stockholders. F.W. Cook also found an appropriate balance in fixed versus variable pay, cash and equity, corporate, business unit, and individual goals, financial and non-financial performance measures, and formulas and discretion. Finally, it was determined that there are appropriate policies in place to mitigate compensation-related risk, including stock ownership guidelines, insider-trading prohibitions, the Executive Compensation Recoupment Policy, and independent Compensation Committee oversight.

Benchmarking

NEO Compensation Peer Group

        At the beginning of the 2014 fiscal year, considering Keysight's post Separation business, the Agilent's Compensation Committee, with the help of F.W. Cook, the Committee's independent compensation consultant, approved the peer group criteria and resulting companies.

        The 2014 peer group for post Separation Keysight includes competitors with revenues between $1 billion and $9 billion, about 0.33 times and 3 times Keysight's projected revenue of approximately $3 billion for fiscal year 2014, targeting the median revenue size of the peer group. The 27 companies are all in the Russell 3000 Information Technology Sector.

        A comparison of the old and new competitor groups showed a significant statistical impact on compensation levels between the two groups due to the different revenue size. That said, six of the companies overlapped in both peer groups. The Keysight peer group data is used to set the compensation of the Keysight's NEOs. The peer group data was gathered using the most recent annual proxy statements, annual reports, and 8-K filings.

COMPENSATION DISCUSSION AND ANALYSIS

        The following is a list of peer group companies for fiscal year 2014:

AMETEK *	F5 Networks *	Lam Research *	Rockwell Automation
Amphenol *	Harris	Molex *	Roper Industries
Applied Materials *	Hubbell *	Motorola Solutions	SanDisk *
Benchmark Electronics *	Itron *	National Instruments *	Sanmina *
Brocade Comms Sys *	JDS Uniphase	NetApp *	Teradyne *
Ciena *	Juniper Networks	Plexus *	Vishay Intertechnology *
Echostar *	KLA-Tencor *	Regal-Beloit *

*
New peer group companies were added in fiscal year 2014 because they satisfied the new peer group selection criteria for post Separation Keysight.

Note: The following companies did not satisfy post Separation Keysight's selection criteria and were removed from the peer group in fiscal year 2014: Bard (C.R.), Baxter International Inc., Becton Dickinson, Boston Scientific Corporation, Carefusion, Cooper Industries, Covidien PLC, Danaher, L-3 Communications, Life Technologies Corporation, Medtronic, PerkinElmer, Precision Castparts, Qualcomm, Inc., Rockwell Collins Inc., St. Jude Medical Inc., Stryker, Textron, Thermo Fischer Scientific Inc., Tyco International, Varian Medical Systems, Waters, and Zimmer Holdings Inc.

Going Forward

        The Keysight Compensation Committee has retained F.W. Cook as its independent compensation consultant and will meet with F.W. Cook to review and approve the peer group companies that satisfy our selection criteria for fiscal year 2015.

Process for Determining Compensation

        For fiscal year 2014, the Agilent Compensation Committee retained F.W. Cook as its compensation consultant. F.W. Cook performs no other work for Agilent, and does not trade company stock; has an Independence Policy that is reviewed annually by F.W. Cook's Board of Directors; and proactively notifies the Agilent Compensation Committee chair of any potential or perceived conflicts of interest. The Agilent Compensation Committee found no conflict of interest during fiscal year 2014.

        For fiscal year 2014, F.W. Cook advised the Agilent Compensation Committee on a wide spectrum of compensation matters, including but not limited to:

  •
  Criteria used to identify peer companies for executive compensation and performance metrics;

  •
  Evaluation of total direct compensation levels and mix for the post Separation Keysight NEOs;

  •
  Mix of long-term incentives, grant types and allocation of stock options and full value shares; and

  •
  Reviewing various other proposals presented to the Agilent Compensation Committee by management.

Tally sheets were prepared and made available to the Agilent Compensation Committee for each executive officer, which included all elements of executive compensation listed in the section under "Fiscal Year 2014 Compensation."

COMPENSATION DISCUSSION AND ANALYSIS

Role of Management

        The CEO and the Senior Vice President, Human Resources, consider the responsibilities, performance, and capabilities of each of executive officer and what compensation package they believe will incent each to achieve the targeted results. A comprehensive analysis is conducted using a combination of the market data based on our peer group and the survey data mentioned above, performance against targets, and overall performance assessment. This data and analysis is used as the primary consideration to determine if an increase in compensation is warranted and the amount and type of any increase for each of the total compensation components for the then-current fiscal year.

CEO Compensation

        The Compensation Committee establishes the CEO's compensation based on a thorough review of the CEO's performance that includes: (i) an objective assessment against agreed-to metrics set by the Compensation Committee; (ii) tally sheets, (iii) market data from F.W. Cook, (iv) a self-evaluation by the CEO that the Compensation Committee discusses with the independent directors; and (v) a qualitative evaluation of the CEO's performance that is developed by the independent directors, including each member of the Compensation Committee, in executive session. The CEO's total direct compensation package is reviewed annually by the Compensation Committee, which then presents its recommendation to the other independent directors for review and comment. The Compensation Committee then makes the final determinations on compensation for the CEO.

Going Forward

        The Keysight Compensation Committee has also retained F.W. Cook as our independent compensation consultant. F.W. Cook performs no other work for Keysight and does not trade Keysight's stock. Furthermore, F.W. Cook maintains an independent policy that is reviewed annually by its Board of Directors and proactively notifies our Compensation Committee chair of any potential or perceived conflict of interest.

        For fiscal year 2015, the Keysight Compensation Committee will consider (i) the performance of each individual executive for the last fiscal year, (ii) the most recent peer group data from F.W. Cook, and (iii) business and strategic goals set up for fiscal year 2015. F.W. Cook presents and analyzes market data for benchmarking each individual position and provides insight to market practices for the Compensation Committee's actions, but does not make any specific compensation recommendations on the individual NEOs. The Compensation Committee determines the form and amount of compensation for all executive officers after considering the market data, company, business unit and individual performance, as well as considering the recommendations provided by the CEO.

        The Compensation Committee, which is composed solely of independent members of the Board, operates under a Board-approved charter that spells out the Committee's major duties and responsibilities. This charter is available on Keysight's website at http://investor.keysight.com under "Corporate Governance."

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2014 Compensation

        For compensation paid to our NEOs in the 2014 fiscal year, the Agilent Compensation Committee considered targets within a range of the 25th to the 75th percentile of the post Spin-off Keysight peer group. As illustrated below, the post Separation Keysight is approximately between the 25th and 50th percentile of the peer group projected revenue of approximately $3 billion, market capitalization, and number of employees.

	Revenues as of each company's most recent fiscal year end on 9/30/2013* (in millions) ($)	Market Capitalization on 8/31/2013 (in millions) ($)	Employees as of 10/31/2013 (#)	3-Year TSR end on 10/31/2014

25th Percentile	$2,249	$2,905	5,360	27%

Median	$3,103	$6,011	9,600	73%

75th Percentile	$4,790	$11,303	18,063	96%

Agilent EMG	$2,920	$6,000	9,000	53%

Agilent EMG Percentile Rank				42nd

*
Post Separation Keysight's revenue projected at the beginning of the 2014 fiscal year

        Our NEOs' target total compensation for fiscal year 2014 varied from the 15th to 65th percentile of the peer group for each position. Actual earned variable compensation relative to target depends on the performance as discussed below. It is Keysight's intent to bring our NEOs up in the range over time as they perform in their role.

        For fiscal year 2014, approximately 72% of our CEO's and 53% of the NEOs' total direct compensation consisted of long-term incentives and is "at-risk" – which means that this component varies year to year depending on Agilent's stock price and TSR versus Agilent's peers.

CEO	Average of other NEOs

Base Salary

        The salaries reflect the responsibilities of each of our NEOs, the competitive market for comparable professionals in the Keysight industry, and are set to create an incentive for executives to

COMPENSATION DISCUSSION AND ANALYSIS

remain with Keysight. Base salaries and benefits packages are the fixed components of our NEOs' compensation and do not vary with company performance. The base salaries of our NEOs are set by considering benchmark market data as well as the performance of each of our NEOs.

        During fiscal year 2014, the base salaries increased for Mr. Nersesian, from $750,000 to $800,000 to reflect his role as CEO Designate for Keysight, and for Mr. Dougherty and Mr. Gasparian, from $245,000 to $400,000 and from $288,750 to $335,000, respectively, to compensate each one of them appropriately against their respective peers.

Short-Term Cash Incentives

        For fiscal year 2014, the Performance-Based Compensation Plan applied to our NEOs and provided the opportunity for cash awards every six months linked to specific annual financial goals and strategic goals for Agilent and the Electronic Measurement Group ("EMG"). Annual cash incentives are paid to reward achievement of critical shorter-term operating, financial and strategic measures and goals that are expected to contribute to stockholder value creation over time. Financial goals for each six-month period are pre-established by the Agilent Compensation Committee at the beginning of the period, based on recommendations from management. The financial goals are based on the fiscal year 2014 financial plan established by the Board of Directors. After the Agilent Compensation Committee certifies the calculations of performance against the goals for each period, payouts, if any, are made in cash. Metrics and goals cannot be changed after they have been approved by the Agilent Compensation Committee. The Performance-Based Compensation Plan reflects our pay-for-performance philosophy and directly ties short-term incentives to short-term business performance.

        For fiscal year 2014, the awards under the Performance-Based Compensation Plan were calculated by multiplying the individual's base salary for the performance period by the individual's target award percentage and the performance, determined as follows:

H1 Financial H2 Financial	Annual Salary/2	X	Individual Target Bonus (varies by individual)	X	Financial Portion Target Bonus (50% - 80%)	X	Attainment % (based on actual individual performance)
FY Strategic	Annual Salary	X	Individual Target Bonus (varies by individual)	X	Strategic Portion Target Bonus (20% - 50%)	X	Attainment % (based on actual individual performance)

Financial Target Metrics and Fiscal Year 2014 Operational Results

        The Performance-Based Compensation Plan financial target metrics were based on (i) EMG's operating profit percent and EMG's revenue goals for Mr. Nersesian, Mr. Dougherty, Mr. Gasparian, and Mr. Séné; and (ii) EMG's gross margin percent and EMG's revenue for Mr. Gooi.

        The Agilent Compensation Committee chose those metrics because:

  •
  Revenue places focus on continued growth; and

  •
  Operating profit and gross margin percent measure how efficient and effective management is in maximizing profits.

COMPENSATION DISCUSSION AND ANALYSIS

  Operating Profit measures the profit earned from normal care business operations, but does not include profit earned from interest and taxes. Operating Profit (segment level) is a non-GAAP measure defined as revenue less the sum total of cost of products and services, research and development expense and selling, general and administrative expenses.

  Gross Margin is net sales less the cost of goods sold. It represents the percent of total sales revenue that the company retains after incurring the direct costs associated with producing the goods and services sold by a company.

First Half FY14

	Operating Profit					Revenue				Gross Margin*

	Threshold %	Target %	Max %	Results %	Achievement	Target (Mill)	Max (Mill)	Results (Mill)	Achievement	Threshold %	Target %	Max %	Results %	Achievement

EMG	15%	19%	23%	18%	Below Target	$1,485	$1,633	$1,414	Below Target	55%	57%	58%	56%	Below Target

Second Half FY14

	Operating Profit					Revenue

	Threshold %	Target %	Max %	Results %	Achievement	Target (Mill)	Max (Mill)	Results (Mill)	Achievement

EMG	19%	23%	26%	20%	Below Target	$1,596	$1,755	$1,519	Below Target

*
Gross Margin Percent metrics were not considered for the Second Half FY 14 awards

Note: There are no thresholds for revenue metrics.

Strategic Component and Fiscal Year 2014 Results

        For fiscal year 2014, under the Performance-Based Compensation Plan, Agilent continued to utilize annual strategic goals to align each of our NEO's specific business group objectives (for those of our NEOs with specific business groups) with Agilent's overall business objectives. These goals tie each of our NEO's achievement to their specific business objectives. The strategic component is established within the time prescribed by Section 162(m) of the Internal Revenue Code (the "Code") and is determined on an annual basis. The strategic component accounts for 25% – 50% (the strategic component can be different for each executive) of the total target bonus for each of our NEOs. The maximum payout per our NEO for satisfaction of the strategic component is the lesser of (i) up to 200% of strategic objective performance results or (ii) 0.5% of non-GAAP pre-tax earnings, and the Compensation Committee may exercise negative discretion to the maximum payout to determine the strategic award percentage.

COMPENSATION DISCUSSION AND ANALYSIS

        The payouts under the Performance-Based Compensation Plan for fiscal year 2014 are provided in the table below and in the "Non-Equity Incentive Plan Compensation" column in the "Summary Compensation Table."

	First Half FY14		Second Half FY14		FY14 Strategic Objectives

Name	Target Incentive ($)	Actual Award ($)	Target Incentive ($)	Actual Award ($)	Target Incentive ($)	Actual Award ($)	Actual Short-Term Incentives Paid for the Fiscal Year ($)

Ronald S. Nersesian	$375,000	$260,888	$375,000	$156,263	$250,000	$500,000	$917,151
Neil Dougherty	$70,000	$48,699	$70,000	$29,169	$140,000	$262,500	$340,368
Michael Gasparian	$80,400	$55,934	$80,400	$33,503	$40,200	$80,400	$169,837
Soon Chai Gooi *	$91,011	$59,157	$89,836	$37,435	$179,673	$318,919	$415,511
Guy Séné	$165,000	$114,791	$165,000	$68,756	$110,000	$220,000	$403,547

*
Mr. Gooi is paid in Malaysian Ringgit. His First Half award is converted in US dollars based on the currency exchange rate as of April 30, 2014. His Second Half award is converted in US dollars based on the currency exchange rate as of October 31, 2014.

Target Award Percentages

        The Agilent Compensation Committee set the monetary value of the fiscal year 2014 short-term incentive targets based on a percent of base salary for each NEO. The Compensation Committee or its delegates also considered the relative responsibility of each NEO. Each NEO's short-term incentive target for fiscal year 2014 was set between 60% and 125% of base salary (depending on his position), as follows with target bonus amounts that were on average slightly below the 50th percentile:

Fiscal Year 2014 Short-Term Incentive Payout Tables (1)

	Expressed as a % of Base Salary

	First Half FY14		Second Half FY14		FY14 Strategic Objectives		Total Target Short-Term Incentives for FY14

Name	Target Award	Actual Award	Target Award	Actual Award	Target Award	Actual Award	Target Award	Actual Award

Ronald S. Nersesian	47%	33%	47%	20%	31%	63%	125%	115%
Neil Dougherty	18%	12%	18%	7%	35%	66%	70%	85%
Michael Gasparian	24%	17%	24%	10%	12%	24%	60%	51%
Soon Chai Gooi*	20%	13%	20%	8%	40%	71%	80%	93%
Guy Séné	30%	21%	30%	13%	20%	40%	80%	73%

(1)
Financial performance is measured and paid out each fiscal half; performance against strategic objectives is measured and paid out annually.

        Mr. Nersesian's fiscal year 2014 bonus of $917,151 reflects our below target fiscal year 2014 financial results and the successful spin-off of Keysight resulting in above target performance for Mr. Nersesian's strategic objective for the fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS

        Non-GAAP pre-tax earnings is defined as earnings before income taxes that exclude primarily the impact of integration costs, acquisition fair value adjustments, restructuring and asset impairment charges, business acquisition and Separation costs, non-cash intangibles amortization, as well as gains and losses from the sale of investments and disposals of businesses.

        Focusing on the critical importance of the Separation, the 2014 fiscal year strategic objective for all of our NEOs was to ensure that the Separation was successful while meeting conversion and Separation dates and maintaining appropriate expense targets.

Long-Term Incentives

  Long-Term Incentives Granted in Fiscal Year 2014

        For fiscal year 2014, the Agilent Compensation Committee granted long-term incentives with target values for each of our NEOs that were determined with reference to the 50th percentile of grant values for comparable executives at our peer group companies. Grant values were delivered as follows:

  •
  Approximately half the value was in the form of stock options calculated using the Black-Scholes model and 20-day average closing price of Agilent's common stock prior to grant. The exercise price of the option was the closing price of Agilent's common stock on the date of grant.

  •
  Typically the remaining value of the long-term award is a target stock award, delivered under the LTP Program, and determined by dividing the remaining value by the Monte-Carlo valuation factor. However, since the LTP Program consists of a 3-year performance period and the Separation was planned to be completed one year into the performance period, the Agilent Compensation Committee made a decision to grant restricted stock units instead of long term performance shares since Agilent did not want to align the long-term incentive compensation of Keysight NEOs to Agilent's relative TSR. The restricted stock units' value was calculated using the 20-day average closing price of Agilent's common stock prior to grant.

        The following table shows the long-term incentive awards granted in respect of fiscal year 2014 to each of our NEOs:

	Number & Type of Award
			Total Target Value of Long Term-Incentive Awards ($)
Name	Stock Options (#) (1)	Restricted Stock Units (#)

Ronald S. Nersesian	120,620	40,999	$4,200,000
Neil Dougherty	15,795	5,368	$550,000
Michael Gasparian (2)	13,433	4,624	$500,000
Soon Chai Gooi	20,103	6,833	$700,000
Guy Séné	44,514	15,130	$1,550,000

(1)
Regular stock options and restricted stock units were granted on November 20, 2013.

(2)
Mr. Gasparian received additional Restricted Stock Units and Stock Options grants on March 18, 2014 to reflect his promotion to Senior Vice President, Customer Support and Services & Worldwide Marketing for post Separation Keysight. The Stock Options and Restricted Stock Units listed in the table above represent the combined numbers and value for the two grants.

COMPENSATION DISCUSSION AND ANALYSIS

        The target value of the long-term incentive awards is determined at the beginning of the then-current fiscal year for each of our NEOs and is partially derived from the peer group data provided by the Agilent Compensation Committee's independent compensation consultant. The target value also reflects the Agilent Compensation Committee's judgment on the relative role of each of our NEOs' with Keysight, as well as the performance of each of our NEOs.

Going Forward

        For fiscal year 2015, we granted our NEOs 50% stock options and 50% performance stock units with a relative TSR performance goal similar to the relative TSR performance goal described above.

  Agilent Performance Stock Units Earned in Fiscal Year 2014

        The performance shares earned in fiscal year 2014 were based on relative TSR versus all companies in the S&P 500 Information Technology, Health Care and Industrials Sectors Indexes for fiscal year 2012 through fiscal year 2014. The performance schedule determined by the Agilent Compensation Committee in fiscal year 2012 was as follows:

Performance	Payout as a % of Target

Below 25th Percentile Rank (threshold)	0%
25th Percentile Rank	25%
50th Percentile Rank (target)	100%
75th Percentile Rank and Above	200%

        Performance shares are completely "at-risk" compensation because Agilent's performance must be at or above the 25th percentile in order for the individuals to receive a payout. The performance shares will then pay out linearly for each level of performance as illustrated below:

Total Stockholder Return Measure Only (Potential Leverage)

COMPENSATION DISCUSSION AND ANALYSIS

Percentile Performance Relative to Performance Peer Group
 Agilent Relative Total Stockholder Return

        Agilent's TSR performance relative to peers and the payout percentages for the LTP Program for the past five years are set forth in the following table:

Fiscal Year	Agilent TSR Relative Rank to Peer Group	Payout %

2012 - 2014	39.7%	69.0%

2011 - 2013	45.8%	87.0%

2010 - 2012	46.9%	91.0%

2009 - 2011	54.9%	120.0%

2008 - 2010	59.6%	138.0%

        The table below sets forth the targeted number of shares for the performance period covering fiscal year 2012 through fiscal year 2014, the shares earned at 69% of target and the cash value of the shares based on the closing price of Agilent's common stock on November 18, 2014. On November 18, 2014, the Agilent Compensation Committee certified the TSR results and approved the payout at 69% for the performance period concluded on October 31, 2014. The payout of these awards was made in November 2014, with the payouts to our NEOs shown on the following table.

Fiscal Year 2012 - 2014 LTP Program Payout Table

	Target Awards in Agilent Shares	Target Awards Converted in Keysight Shares (1)	Payout in Keysight Shares at 69%	Cash Value of Payout at 69% (2)

Ronald S. Nersesian	29,934	53,725.699	37,070	$1,149,170
Neil Dougherty	2,494	4,476.244	3,088	$95,728
Michael Gasparian	1,297	2,327.862	1,606	$49,786
Soon Chai Gooi	4,490	8,058.675	5,560	$172,360
Guy Séné	13,969	25,071.634	17,299	$536,269

(1)
Converted shares based on the Agilent close price of $55.28 as of 10/31/2014 and the volume-weighted average trading price of Keysight shares at $30.80.

(2)
Reflects the fair market value of the shares based on the closing stock price of Keysight's common stock on November 18, 2014.

Equity Grant Practices

        We make grants of stock awards to our NEOs at the first meeting of our fiscal year. Awards are neither timed to relate to the price of Company's stock nor to correspond with the release of material non-public information, although grants are generally made when the trading window is open. Grants to current employees are generally effective on the date of the Compensation Committee meeting approving such grants. Grants to new employees are typically made at the next regularly scheduled Compensation Committee meeting following the employee's start date. If an NEO dies or is fully

COMPENSATION DISCUSSION AND ANALYSIS

disabled, his or her unvested stock options or stock awards fully vest. In addition, when an NEO retires from Keysight, his or her stock options and stock awards continue to vest and any performance stock units are earned based on the satisfaction of performance metrics. Currently, only Mr. Gasparian and Mr. Séné are entitled to retirement vesting. Finally, stock options and stock awards vest on a "double-trigger" basis in connection with a change in control as described below.

Benefits and Limited Perquisites

        Our global benefits philosophy is to provide our officers, including our NEOs, with protection and security through health and welfare, retirement, disability insurance and life insurance programs. During fiscal year 2014, our NEOs were eligible to receive the same benefits that are generally available to other Agilent employees and this will remain the same going forward.

        In addition to the Company-wide benefits, our NEOs have Company-paid financial counseling through a third-party service to assist with their personal finances. Providing this service gives our NEOs a better understanding of their pay and benefits, allowing them to concentrate on the Company's future success. Keysight officers, including our NEOs, are also provided executive physical examinations, for which the Company covers the costs that are not otherwise covered under each of our NEOs' chosen health plan. Keysight believes that the executive physical is a prudent measure to help ensure the health of our executives. Both the financial counseling and the executive physicals are benefits generally provided by our peer companies and are available to us at a reasonable group cost.

        Generally, the Compensation Committee philosophy is to provide perquisites only as it provides to all employees. Due to the Separation and changes in some of the executives' business office locations in fiscal year 2014, the NEOs were provided with Company paid relocation services, mortgage subsidies and tax assistance as other employees would be in similar situations. The officers also had access to Company drivers to transport them and their families to the airport for personal travel.

Deferred Compensation

        Our NEOs are eligible to voluntarily defer base salary, short-term incentives in the form of awards under the Performance-Based Compensation Plan and long-term incentives in the form of stock awards under the LTP Program. The deferrals were made through the Agilent's 2005 Deferred Compensation Plan until July 31, 2014. As of August 1, 2014, the Agilent's 2005 Deferred Compensation Plan was replicated and the 2014 Keysight Technologies, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") were established mirroring the Agilent's plan. From August 1, 2014 until the end of the fiscal year, deferrals were made through the newly established Deferred Compensation Plan. A Rabbi Trust with Fidelity Management Trust Company was also established for the Deferred Compensation Plan assets. This is a common benefit arrangement offered by our peer companies.

        These benefits and an additional description of plan features are set forth in the section entitled "Non-Qualified Deferred Compensation in Last Fiscal Year" below and the narrative descriptions accompanying this section.

Pension Plans

        As of August 1, 2014, three pension plans were replicated for Keysight and employees were transferred to these plans from the Agilent plans. Pension trusts were also set up for these plans. The

COMPENSATION DISCUSSION AND ANALYSIS

newly established plans are the Keysight Technologies, Inc. Retirement Plan (the "Retirement Plan"), the Keysight Technologies, Inc. Supplemental Benefit Retirement Plan (the "Supplemental Benefit Retirement Plan) and the Keysight Technologies, Inc. Deferred Profit-Sharing Plan (the "Deferred Profit-Sharing Plan"). These plans are designed for long-term employment retention as well as to support the career-employment strategy and to provide employee retirement savings.

  •
  The Retirement Plan is an important benefit to all our employees.

  •
  The Supplemental Benefit Retirement Plan is an unfunded, non-qualified pension plan that pays amounts upon retirement that would be due under the regular Retirement Plan benefit formula, but are limited under the tax-qualified Retirement Plan by the Internal Revenue Code.

  •
  The Deferred Profit-Sharing Plan provides certain amounts to our NEOs and other Keysight employees who provided services prior to August 1, 2014 and to Agilent's predecessor company, Hewlett Packard, prior to November 1, 1993. It is a closed, defined contribution plan. The Deferred Profit-Sharing Plan is used as a floor offset for the Retirement Plan for service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993.

        All service recognized by Agilent as of July 31, 2014 was recognized by Keysight on August 1, 2014. None of these plans provide any credit of benefits prior to the date of hire or where there is a break in service.

        Retirement benefits are set forth in the table entitled "Pension Benefits" below and the narrative descriptions accompanying this table.

Policy Regarding Compensation in Excess of $1 Million a Year

        Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and the three other most highly compensated NEOs (excluding the CFO) employed at the end of the year. Certain compensation is specifically exempt from the deduction limit to the extent that it is "performance based" as defined in Section 162(m) of the Code.

        The Compensation Committee considers the impact of Section 162(m) of the Code in setting and determining executive compensation because it is concerned with the net cost of executive compensation to Keysight (i.e., taking into account the tax treatment of the compensation), and its ability to effectively administer executive compensation in the long-term interests of stockholders.

        Stock options, short-term cash incentives and long-term performance stock units are intended to comply with the exception for performance-based compensation under Section 162(m) of the Code. Of course, in order to maintain flexibility in rewarding individual performance and contributions, the Compensation Committee will not limit all the amounts paid under all compensation programs to just those that qualify for tax deductibility. In addition, because of the fact-based nature of the performance-based compensation exception and the limited amount of binding-related guidance, Keysight cannot guarantee that compensation that is intended to comply with the performance-based compensation exception under Section 162(m) of the Code will in fact so qualify.

Termination and Change of Control

        Consistent with the practice of many of their peers, the Agilent Compensation Committee adopted change-of-control agreements designed to provide protection to officers so they are not distracted by their personal, professional and financial situations at a time when the Company needs them to

COMPENSATION DISCUSSION AND ANALYSIS

remain focused on their responsibilities, the Company's best interests and those of all its stockholders. These agreements provide for a "double-trigger" payout only in the event of a change in control and the officer is either terminated from his or her position or moved into a position that represents a substantial change in responsibilities within a limited period of time after the transaction (these agreements do not become operative unless both events occur). For the 2014 fiscal year, our NEOs were covered under the Agilent's change-of-control agreements.

        In addition, Keysight has a Workforce Management Program in place that is applicable to all employees, including our NEOs. Employment security is tied to competitive realities as well as individual results and performance, but from time to time, business circumstances could dictate the need for Keysight to reduce its workforce. The Workforce Management Program is intended to assist employees affected by restructuring by providing transition income in the form of severance benefits.

Going Forward

        As of November 1, 2014, our NEOs are covered under the new Keysight change-of control agreements which are substantially the same as the Agilent agreements.

        Potential payments to our NEOs in the event of a change of control under Agilent's existing agreements are reported in the "Termination and Change of Control Table."

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table summarizes compensation historically awarded to, earned by, or paid to, our NEOs by Agilent. Position titles refer to each NEO's title at Keysight following the Separation.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2) (3) (5)	Option Awards ($) (2) (4) (5)	Non-Equity Incentive Plan Compensation ($) (6)	Change in Pension Value ($) (7)	All other Compensation ($) (8)	Total ($)

Ronald S. Nersesian	2014	$795,833	$0	$2,109,864	$2,257,639	$917,151	$148,366	$30,998	$6,259,851
President and Chief	2013	$741,667	$0	$1,560,567	$1,705,200	$585,178	$138,164	$27,914	$4,758,690
Executive Officer	2012	$641,667	$0	$1,484,309	$1,541,459	$518,870	$119,247	$26,917	$4,332,469
Neil Dougherty (9)	2014	$387,083	$0	$276,244	$295,634	$340,368	$70,703	$270,208	$1,640,243
Senior Vice President and Chief Financial Officer
Michael Gasparian (9) Senior Vice President, Customer Support and Services & Worldwide Marketing	2014	$314,583	$0	$244,776	$258,245	$169,837	$30,404	$12,656	$1,030,501
Soon Chai Gooi (9) (10)	2014	$447,623	$0	$351,635	$376,267	$415,511	$0	$118,824	$1,709,860
Senior Vice President, Order Fulfillment & Infrastructure
Guy Séné (9) Senior Vice President, Measurement Solutions & Worldwide Sales	2014	$550,000	$0	$778,610	$833,166	$403,547	$101,658	$36,628	$2,703,609

(1)
None of our NEOs received any service awards or cash bonuses for fiscal year 2014.

(2)
Reflects the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, Stock Compensation ("FASB ASC Topic 718"). The assumptions used in calculating the expense are provided in additional detail in the tables below.

(3)
Amounts consist of expenses relating to performance share awards that are outstanding for each of our NEOs under the LTP Program. Also the amounts consist of expenses related to restricted stock units granted in 2014.

(4)
Amounts consist of expenses relating to option awards granted under the Agilent 2009 Stock Plan granted at an exercise price equal to the closing price of Agilent common stock on the date of grant.

(5)
The expenses listed in these columns include expenses for stock awards and options awarded in accordance with the Agilent LTP Program and 2009 Stock Plan, as shown in the table below.

(6)
Amounts consist of incentive awards earned by our NEOs during fiscal year 2014 under the Performance-Based Compensation Plan for Covered Employees.

(7)
Amounts represent the change in pension value for the following Agilent sponsored pension plans: Agilent Technologies, Inc. Deferred Profit- Sharing Plan, Agilent Technologies, Inc. Retirement Plan and Agilent Technologies, Inc. Supplemental Benefit Retirement Plan. Mr. Gooi is not enrolled in any of these plans.

(8)
Amounts reflect (i) employer contributions of $12,667 to Mr. Nersesian, $13,475 to Mr. Dougherty, $11,756 to Mr. Gasparian and $10,083 to Mr. Séné to the Agilent Technologies, Inc. 401(k) Plan in fiscal year 2014, and $98,860 to Mr. Gooi for the Malaysia defined contribution plan, (ii) $17,099 for Mr. Nersesian and $16,455 for Mr. Séné for services incurred from The Ayco Company, LP, the provider designated by Agilent to provide financial counseling services to its executive officers, (iii) travel expenses of $332 for Mr. Nersesian and $47 for Mr. Dougherty for use of Agilent drivers and vehicles for personal travel and $19,199 for Mr. Gooi for the annual car and gasoline allowance, (iv) relocation services of $255,386 to Mr. Dougherty and $270 to Mr. Gooi, (v) $9,190 mortgage subsidy for Mr. Séné, (vi) Club Membership fees of

EXECUTIVE COMPENSATION

  $495 for Mr. Gooi, and (vii) $900 for Mr. Nersesian, $1,300 for Mr. Dougherty, $900 for Mr. Gasparian and $900 for Mr. Séné for employer contribution to a health savings account.

(9)
Mr. Nersesian was an Agilent NEO for fiscal years 2014, 2013 and 2012. Therefore, this table provides compensation data for him for all three of those years.

(10)
Amounts included for Mr. Gooi, with the exception of stock awards and option awards, are shown in U.S. Dollars but were paid to him in Malaysian Ringgit. To convert the amounts paid to U.S. Dollars, Agilent used the prevailing exchange rate as of the last business day of the applicable fiscal year (for fiscal year 2014 amounts, an exchange rate of 3.312800096 Malaysian Ringgits per U.S. Dollar).

        The following table itemizes the full grant date fair value of equity grants made to our NEOs during the 2014 fiscal year in accordance with FASB ASC Topic 718 for the "Stock Awards" and "Option Awards" columns of the "Summary Compensation Table".

Long-term Incentive Awards

	Total FY14 Expense			Total FY13 Expense			Total FY12 Expense

	Stock Awards	Option Awards	Restricted Stock Unit Awards	Stock Awards	Option Awards	Restricted Stock Unit Awards	Stock Awards	Option Awards	Restricted Stock Unit Awards

Ronald S. Nersesian (1)	$0	$2,257,639	$2,109,864	$1,560,567	$1,705,200	—	$1,484,309	$1,541,459	—
Neil Dougherty	$0	$295,634	$276,244	—	—	—	—	—	—
Michael Gasparian	$0	$258,245	$244,776	—	—	—	—	—	—
Soon Chai Gooi	$0	$376,267	$351,635	—	—	—	—	—	—
Guy Séné	$0	$833,166	$778,610	—	—	—	—	—	—

(1)
Mr. Nersesian was an Agilent NEO for fiscal years 2014, 2013 and 2012. Therefore, this table provides compensation data for him for all three years.

FASB ASC Topic 718 Assumptions

        The following table sets forth the weighted average FASB ASC Topic 718 assumptions used in 2014 in the calculation of the stock awards and option awards presented in Agilent's "Summary Compensation Table" and in the tables above in respect of our NEOs. For all periods presented, the fair value of share-based awards for employee stock option awards was estimated using the Black-Scholes option pricing model, while shares granted under the LTP Program were valued using a Monte Carlo simulation. The estimated fair value of restricted stock unit awards was determined based on the market price of Agilent's common stock on the date of grant, adjusted for expected dividend yield. On January 17, 2012, Agilent's board of directors approved the initiation of quarterly cash dividends to Agilent's stockholders. The fair value of all the awards granted prior to the declaration of quarterly cash dividends was measured based on an expected dividend yield of 0%.

	2014	2013	2012

Stock Option Plans:
Weighted average risk-free interest rate	1.69%	0.86%	0.88%
Dividend yield	1%	1%	0%
Weighted average volatility	39%	39%	38%
Expected life	5.8 yrs	5.8 yrs	5.8 yrs
LTPP:
Volatility of Agilent shares	—	37%	41%
Volatility of selected peer-company shares	—	6%-64%	17%-75%
Price-wise correlation with selected peers	—	49%	62%

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in Last Fiscal Year

        The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during fiscal year 2014. For more information please refer to the "Executive Compensation Discussion and Analysis."

Grants of Plan-Based Awards in Fiscal Year 2014

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
					All Other Option Awards: Number of Securities Underlying Options (#) (3)
							Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

						All Other Stock Awards (#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Ronald S. Nersesian	11/20/2013	$162,500	$625,000	$1,250,000	—	—	—	—
	5/20/2014	$37,500	$375,000	$750,000	—	—	—	—
	11/20/2013	—	—	—	—	—	—	$0
	11/20/2013	—	—	—	120,620		$53.53	$2,257,639
	11/20/2013	—	—	—	—	40,999	—	$2,109,864
Neil Dougherty	11/20/2013	$77,000	$210,000	$420,000	—	—	—	—
	5/20/2014	$7,000	$70,000	$140,000	—	—	—	—
	11/20/2013	—	—	—	—	—	—	$0
	11/20/2013	—	—	—	15,795		$53.53	$295,634
	11/20/2013	—	—	—	—	5,368	—	$276,244
Michael Gasparian	11/20/2013	$53,625	$146,250	$292,500	—	—	—	—
	5/20/2014	$4,875	$48,750	$97,500	—	—	—	—
	11/20/2013	—	—	—	—	—	—	—
	11/20/2013	—	—	—	—	—	—	$0
	11/20/2013	—	—	—	7,466	—	$53.53	$139,741
	3/18/2014	—	—	—	5,967	—	$56.79	$118,505
	11/20/2013	—	—	—	—	2,538	—	$130,609
	3/18/2014	—	—	—	—	2,086	—	$114,167
Soon Chai Gooi	11/20/2013	$99,408	$270,684	$541,368	—	—	—	—
	5/20/2014	$8,984	$89,836	$179,672	—	—	—	—
	11/20/2013	—	—	—	—	—	—	$0
	11/20/2013	—	—	—	20,103		$53.53	$376,267
	11/20/2013	—	—	—	—	6,833	—	$351,635
Guy Séné	11/20/2013	$71,500	$275,000	$550,000	—	—	—	—
	5/20/2014	$16,500	$165,000	$330,000	—	—	—	—
	11/20/2013	—	—	—	—	—	—	$0
	11/20/2013	—	—	—	44,514		$53.53	$833,166
	11/20/2013	—	—	—	—	15,130	—	$778,610

(1)
Reflects the value of the potential payout targets for fiscal year 2014 pursuant to the annual award program under Agilent's Performance-Based Compensation Plan. Actual payout amounts under this plan are disclosed in the "Summary Compensation Table."

(2)
No performance shares were granted to Keysight executives in fiscal year 2014 for the FY14 through FY16 performance period under Agilent's LTP Program.

(3)
Reflects options granted in fiscal year 2014 under the 2009 Stock Plan in accordance with Agilent's long-term incentive goals as described in the "Compensation Discussion and Analysis – Long-Term Incentives." Such options vest at 25% per year over four years.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on the current holdings of options, performance-based stock awards and restricted stock units by our NEOs as of October 31, 2014.

Outstanding Equity Awards at Fiscal Year 2014 Year End
		Option Awards (1)					Restricted Stock Unit Awards		Performance Share Awards

		Number of Securities Underlying Unexercised Options (#)					Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units That Have Not Vested ($)
									Number of Unearned Shares That Have Not Vested (#) (3)	Market Value of Shares That Have Not Vested ($)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Vesting Date	Option Expiration Date

Ronald S	11/17/2010	—	22,767	$35.21	11/17/2011	11/16/2020	—	—	—	—
Nersesian	11/17/2011	—	56,349	$37.21	11/17/2012	11/16/2021	—	—	—	—
	11/21/2012	—	105,000	$35.84	11/21/2013	11/20/2022	—	—	—	—
	11/20/2013	—	120,620	$53.53	11/20/2014	11/19/2023	—	—	—	—
	11/17/2010	—	—	—	—	—	5,000	$276,400	—	—
	11/20/2013	—	—	—	—	—	40,999	$2,266,425	—	—
	11/17/2011	—	—	—	—	—	—	—	29,934	$1,654,752
	11/21/2012	—	—	—	—	—	—	—	35,605	$1,968,244
Total		0	304,736				45,999	$2,542,825	65,539	$3,622,996
Neil Dougherty	1/17/2006	6,300	—	$31.93	1/17/2007	1/16/2016	—	—	—	—
	11/21/2012	2,300	6,900	$35.84	11/21/2013	11/20/2022	—	—	—	—
	11/20/2013	—	15,795	$53.53	11/20/2014	11/19/2023	—	—	—	—
	11/29/2010	—	—	—	—	—	275	$15,202	—	—
	12/1/2011	—	—	—	—	—	550	$30,404	—	—
	11/20/2013	—	—	—	—	—	5,368	$296,743	—	—
	3/20/2012	—	—	—	—	—	—	—	2,494	$137,868
	11/21/2012	—	—	—	—	—	—	—	2,339	$129,300
Total		8,600	22,695				6,193	$342,349	4,833	$267,168
Michael	11/17/2011	—	2,442	$37.21	11/17/2012	11/16/2021	—	—	—	—
Gasparian	11/21/2012	—	4,500	$35.84	11/21/2013	11/20/2022	—	—	—	—
	11/20/2013	—	7,466	$53.53	11/20/2014	11/19/2023	—	—	—	—
	3/18/2014	—	5,967	$56.79	3/18/2015	3/17/2024	—	—	—	—
	11/20/2013	—	—	—	—	—	2,478	$136,984	—	—
	3/18/2014	—	—	—	—	—	2,086	$115,314	—	—
	11/17/2011	—	—	—	—	—	—	—	1,297	$71,698
	11/21/2012	—	—	—	—	—	—	—	1,525	$84,302
Total		0	20,375				4,564	$252,298	2,822	$156,000
Soon Chai Gooi	11/18/2008	49,019	—	$19.00	11/18/2009	11/17/2018
	11/18/2009	13,146	—	$29.46	11/18/2010	11/17/2019	—	—	—	—
	11/17/2010	—	4,337	$35.21	11/17/2011	11/16/2020	—	—	—	—
	11/17/2011	—	8,452	$37.21	11/17/2012	11/16/2021	—	—	—	—
	11/21/2012	—	18,000	$35.84	11/21/2013	11/20/2022	—	—	—	—
	11/20/2013	—	20,103	$53.53	11/20/2014	11/19/2023	—	—	—	—
	6/24/2011	—	—	—	—	—	2,500	$138,200	—	—
	11/21/2012	—	—	—	—	—	25,000	$1,382,000	—	—
	11/20/2013	—	—	—	—	—	6,833	$377,728	—	—
	11/17/2011	—	—	—	—	—	—	—	4,490	$248,207
	11/21/2012	—	—	—	—	—	—	—	6,103	$337,374
Total		62,165	50,892				34,333	$1,897,928	10,593	$585,581

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year 2014 Year End
		Option Awards (1)					Restricted Stock Unit Awards		Performance Share Awards

		Number of Securities Underlying Unexercised Options (#)					Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units That Have Not Vested ($)
									Number of Unearned Shares That Have Not Vested (#) (3)	Market Value of Shares That Have Not Vested ($)
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Vesting Date	Option Expiration Date

Guy Séné	11/17/2010	—	4,174	$35.21	11/17/2011	11/16/2020	—	—	—	—
	11/17/2011	—	26,296	$37.21	11/17/2012	11/16/2021	—	—	—	—
	11/21/2012	—	43,500	$35.84	11/21/2013	11/20/2022	—	—	—	—
	11/20/2013	—	44,514	$53.53	11/20/2014	11/19/2023	—	—	—	—
	6/24/2011	—	—	—	—	—	2,464	$136,210	—	—
	11/20/2013	—	—	—	—	—	14,774	$816,707	—	—
	11/17/2011	—	—	—	—	—	—	—	13,969	$772,206
	11/21/2012	—	—	—	—	—	—	—	14,750	$815,380
Total		0	118,484				17,238	$952,917	28,719	$1,587,586

(1)
Pursuant to the anti-dilution provisions in Agilent's 1999 Stock Plan, the number of shares and exercise prices related to the listed stock options with grant dates prior to November 1, 2006 were adjusted to maintain their aggregate economic value in connection with the spin-off of Verigy on October 31, 2006.

(2)
Amounts reflect unvested restricted stock unit awards as of October 31, 2014. The remainder of Mr. Nersesian's 2010 award vested on November 17, 2014. 25% of His 2013 award vested on November 20, 2014 and will continue to vest 25% per year over the next three years. The remainder of Mr. Dougherty's 2010 award vested on November 29, 2014. 75% of his 2011 award has vested on December 1, 2014 and will vest 100% on December 1, 2015. 25% of Mr. Dougherty's 2013 award vested on November 20, 2014 and will continue to vest 25% per year over the next three years. 25% of Mr. Gasparian's 2013 award vested on November 20, 2014 and will continue to vest 25% per year over the next three years. 25% of his 2014 award will vest on March 18, 2015 and will continue to equally vest 25% until March 18, 2017 when it will become 100% vested. 75% of Mr. Gooi's 2011 award vested on June 24, 2014 and the remainder 25% will vest on the June 24, 2015. His 2012 award has a special four year cliff vesting schedule; therefore the award will become 100% vested in 2016. 25% of Mr. Gooi's 2013 award vested on November 20, 2014 and will continue to vest 25% per year over the next three years. 75% of Mr. Séné's 2011 award vested on June 24, 2014 and the remainder 25% will vest on June 24, 2015. 25% of his 2013 award vested on November 20, 2014 and will continue to vest 25% per year over the next three years.

(3)
Amounts reflect multiple unvested performance share awards that are outstanding simultaneously as of the end of fiscal year 2014 for each NEO under the LTP Program. The performance share awards granted on November 17, 2011 were vested and assessed on November 19, 2014. The performance share awards granted on November 21, 2012 and March 20, 2012 will vest and be assessed in November 2015. The performance share awards granted on November 20, 2013 will vest and be assessed in November 2016.

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested at Fiscal Year-End

        The following table sets forth information on stock option exercises and stock vesting in fiscal year 2014 and the value realized on the date of exercise, if any, by each of our NEOs.

Option Exercises and Stock Vested in Fiscal Year 2014
	Option Awards		Restricted Stock & Restricted Stock Units		Performance Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Awards Acquired Upon Vesting (#)	Value Realized on Vesting ($)	Number of Awards Acquired Upon Vesting (#) (1)	Value Realized on Vesting ($) (2)

Ronald S. Nersesian	114,147	$2,272,890	5,000	$274,650	37,070	$1,149,170
Neil Dougherty	10,946	$335,062	908	$48,412	3,088	$95,728
Michael Gasparian	2,721	$47,982	60	$3,304	1,606	$49,786
Soon Chai Gooi	37,689	$1,215,669	2,500	$144,125	5,560	$172,360
Guy Séné	69,033	$1,479,540	2,820	$161,651	17,299	$536,269

(1)
Amounts reflect the performance shares granted in fiscal year 2012 pursuant to the LTP Program for the fiscal year 2012-2014 performance period and paid out in calendar year 2014. Mr. Nersesian elected to defer 35,217 shares into this Deferred Compensation Accounts of which 827 were withheld to cover employment taxes applicable at the time of vesting to the shares subject to the deferral election.

(2)
The market value of these awards is based on the closing price of Keysight's common stock on November 18, 2014.

Pension Benefits

        The following table shows the estimated present value of accumulated benefits payable, including years of credited service payable on retirement to our NEOs under the Agilent Deferred Profit-Sharing Plan ("DPSP"), the Agilent Retirement Plan and the Agilent Supplemental Benefit Retirement Plan. To calculate the number of years of an eligible employee's service, the pension plans will bridge each eligible employee's service, if any, with HP to that eligible employee's service with Agilent; the years of service will reflect employment service from both HP and Agilent. The cost of all three plans is paid entirely by Agilent. The present value of accumulated benefit is calculated using the assumptions under Accounting Standards Codification Topic 715: Compensation – Retirement Benefits for the fiscal year end measurement (as of October 31, 2014). The present value is based on a lump sum interest rate of 6.00%, DPSP rate of return of 7.5% and the "applicable mortality table" described in Section 417(e)(3) of the Code. See also Note 15 to Agilent's consolidated financial statements in its

EXECUTIVE COMPENSATION

Annual Report on Form 10-K for the fiscal year ended October 31, 2014, as filed with the SEC on December 22, 2014.

Pension Benefits
		Agilent Technologies, Inc.
Name	Eligible for Full Retirement Benefits (1)	Deferred Profit-Sharing Plan ($)	Retirement Plan ($)	Supplemental Benefit Plan ($)	Number of Years of Credited Service (#)	Payments During Last Fiscal Year ($)	Present Value of Accumulated Benefit ($)

Ronald S. Nersesian	No	$0	$437,164	$572,199	12	$0	$1,009,363
Neil Dougherty	No	$0	$509,265	$25,254	18	$0	$534,519
Michael Gasparian	No	$0	$22,804	$7,600	1	$0	$30,404
Soon Chai Gooi*	No	$0	$0	$0	0	$0	$0
Guy Séné	No	$0	$221,995	$188,654	5	$0	$410,649

*
Mr. Gooi does not live in the United States and is not eligible for the U.S. Pension Plan

(1)
Employees must be at least 65 years of age and older to be eligible for Full Retirement Benefits

        The Retirement Plan guarantees a minimum retirement benefit payable at normal retirement age (the later of age 65 or termination). Benefits are accrued on a monthly basis as a lump sum payable at normal retirement age based on target pay and years of credited service up to a maximum of 30 years as follows:

  For participants who have fewer than 15 years of service:

11% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of

50% of the Social Security Wage Base

  For participants who have 15 or more years of service:

14% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of

50% of the Social Security Wage Base

        Benefits under the Retirement Plan are payable as either (a) a single life annuity for single participants or as (b) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement and in the above forms or as an actuarially equivalent 75% or 100% joint and survivor annuity, or as a one-time lump sum. Payments made prior to normal retirement age will be reduced in accordance with the plan provisions.

        All regular full-time or regular part-time employees automatically become participants in the Retirement Plan on the May 1 or November 1 following completion of two years of service.

EXECUTIVE COMPENSATION

  Deferred Profit-Sharing Plan

        The Deferred Profit-Sharing Plan is a closed, defined contribution plan. The Deferred Profit-Sharing Plan was created by HP and covers participants' service with HP before November 1, 1993 and is used as a floor offset for the Retirement Plan for service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993.

        For service prior to November 1, 1993 (if any), the benefit due is the greater of (i) the benefit defined by the Retirement Plan formula, and (ii) the annuity value of the Deferred Profit-Sharing Plan account balance. Therefore, for service prior to November 1, 1993, the Retirement Plan guarantees a minimum retirement benefit.

        Benefits under the Deferred Profit-Sharing Plan are payable at normal retirement age as either (i) a single life annuity for single participants, or (ii) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement and in the above forms or as 75% or 100% joint and survivor annuity, or as a one-time lump sum.

  Supplemental Benefit Retirement Plan

        The Supplemental Benefit Retirement Plan is an unfunded, non-qualified deferred compensation plan. Benefits payable under this plan are equal to the excess of the qualified Retirement Plan amount that would be payable in accordance with the terms of the Retirement Plan disregarding the benefit and compensation limitations imposed pursuant to sections 415 and 401(a)(17) of the Code.

        Benefits under the Supplemental Benefit Retirement Plan are payable upon termination or retirement as follows:

  •
  Accruals prior to January 1, 2005 are paid in a single lump sum in the January following the fiscal year in which the participant takes his qualified Retirement Plan benefit.

  •
  Accruals after December 31, 2004 are paid based on the date participants retire or terminate: in January immediately following if termination occurs during the first six months of the year; or in July if termination occurs during the second six months of the year. Participants will receive a benefit in the form of either five annual installments (if the lump sum value is at least $150,000); or in a single lump sum (if the lump sum value is less than $150,000).

  Malaysian Defined Contribution Plan

        All employees in Malaysia participate in the government mandatory retirement plan, managed by the Employer Provident Fund (EPF), a government agency. This plan requires contribution from both the employer and the employee. Keysight contributes a fixed contribution rate of 12%. Mr. Gooi participates in this plan with 11% contribution rate. Employee can also opt to contribute at a lower rate of 9%. In addition, Mr. Gooi also participates in a Company-wide EPF Top-up plan, for which the Company contributes 3% of monthly base earning. No employee contributions are accepted for this plan.

EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation in Last Fiscal Year

        For fiscal year 2014, the non-qualified deferred compensation plan is available to all active employees on the U.S. payroll with total target cash salary, including the short-term Performance-Based Compensation Plan, greater than or equal to $260,000.

        There are three types of earnings that may be deferred under the program:

  1.
  100% of annual base pay earnings in excess of the IRS qualified plan limit of $260,000 for 2014;

  2.
  95% of bonus earnings, discretionary and cash compensation paid under the Performance-Based Compensation Plan; and

  3.
  95% of performance based compensation paid out in accordance with the terms of Agilent's LTP Program. Awards under this program are paid out in the form of Agilent common stock.

        Deferral elections may be made annually and are part of overall tax planning for many executives. There are several investment options available under the Plan, which mirror the investment choices under the tax-qualified 401(k) plan, with the exception of Agilent's or Keysight's common stock that is not available under the non-qualified deferred compensation plan. All investment choices are made by the participant. Based on market performance, dividends and interest are credited to participants' accounts from the funds that the participant has elected.

        At the time participation is elected, employees must also elect payout in one of two forms that can commence upon termination or be delayed by an additional one, two or three years following termination:

  1.
  A single lump sum payment; or

  2.
  Annual installments over a five-to-fifteen year period.

        Payouts are distributed to eligible participants in January of the year following termination, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to eligible participants in July of the year following termination where termination occurs during the second half of the calendar year. No early distributions or withdrawals are allowed. When and if received, a participant in the LTP Program may elect to defer his or her shares through the Deferred Compensation Plan. The LTP Program shares are deferred in the form of Keysight common stock only. At the end of the deferral period, the LTP Program shares are simply released to the executive.

EXECUTIVE COMPENSATION

        Agilent and as August 1, 2014, Keysight has established a rabbi trust as a source of funds to make payments under the non-qualified deferred compensation plan. The table below provides information on the non-qualified deferred compensation of our NEOs for fiscal year 2014.

Non-Qualified Deferred Compensation
Name	Executive Contributions in Earned in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year-End ($) (3)

Ronald S. Nersesian	$1,131,716	$0	$319,338	$0	$4,7086,56
Neil Dougherty	$0	$0	$4,354	$0	$71,611
Michael Gasparian	$52,366	$0	$389	$153,779	$85,652
Soon Chai Gooi*	$0	$0	$0	$0	$0
Guy Séné	$0	$0	$0	$0	$235,516

*
Mr. Gooi does not live in the United States and is not eligible for the Non-Qualified Deferred Compensation program.

(1)
The salary contribution portion of the amounts reflected above is included in the amount reported as salary in the "Summary Compensation Table." Detailed in the table above, are the deferred amounts for the following: salary contribution amounts for fiscal year 2014, the value of the shares paid out pursuant to the LTP Program for the fiscal year 2012-2014 performance periods, and the value of compensation earned as part of Agilent's annual rewards program for fiscal year 2014.

(2)
Amounts reflected are not included in the "Summary Compensation Table." These amounts consist dividends, interest and change in market value attributed to each executives' entire account balances during the 2014 fiscal year, which balance may include deferred compensation from previous periods. The amounts do not include the deferred compensation themselves.

(3)
Aggregate Balance at Last Fiscal Year End for Mr. Séné includes $235,516 equivalent to the aggregate lump sum balance for the Agilent Technologies, Inc. France Pension Plan (as described below). The present value is of accumulated benefit is given as of as of January 1, 2014 and converted from Euro to US currency using the 10/31/2014 exchange rate. The France Pension Plan is only valued once a year, and the benefit value as of October 31, 2014 is the same as that on January 1, 2014.

Agilent Technologies, Inc. France Pension Plan

        The Agilent Technologies, Inc. France Pension Plan (the "French Pension Plan") is a defined contribution plan created by HP in 1982 and is open to all exempt employees in France. Since Mr. Séné was originally employed by Hewlett-Packard France, he is the only one of our NEOs participating in this plan. The French Pension Plan is not a tax-qualified defined contribution plan under the Code.

        Eligible employees must have Pensionable Salary above eight times the French Social Security Ceiling ("Tranche C" threshold) to be a participant in this plan. Agilent contributes 5% of Pensionable Salary and eligible employees contribute 3% of Pensionable Salary. Agilent no longer contributes to this plan on Mr. Séné's behalf. Benefits under this plan are payable at the plan's normal retirement age (age 65) or from age 60 with a 5% reduction per annum as a lifetime annuity resulting from the accumulated contributions and actual return on investments. Should Mr. Séné die prior to receiving benefits, his surviving spouse would receive 60% of the annuity accrued at the time of his death (death in service) or 60% of the actual annuity (death in retirement). In case of employment termination, the accrued benefit retirement annuity and, where appropriate, contingent spouse's pension is deferred to normal retirement age.

EXECUTIVE COMPENSATION

Termination and Change of Control Arrangements

        Set forth below is a description of the plans and agreements that could result in potential payments to our NEOs in the case of their termination of employment and/or a change of control of Keysight.

Change of Control Agreements

        Each of our NEOs had signed a Change of Control Agreement with Agilent, which expired on October 31, 2014. Under these agreements, in the event that within 24 months after a change of control of Agilent, Agilent or its successor terminates the employment of such executive without cause, or an event constituting good reason occurs and the executive resigns within three months after such an event, the executive will be entitled to: (i) one times, or with respect to Mr. Nersesian, Mr. Séné and Mr. Gooi, two times, the sum of such executive's base salary and target bonus, (ii) payment of $80,000 for medical insurance premiums, (iii) full vesting of all outstanding options and stock awards not subject to performance-based vesting, and (iv) a prorated portion of any bonus. The Compensation Committee amended Agilent's forms of Change of Control Agreement to remove tax gross-ups of payments subject to the "golden parachute" excise tax pursuant to Section 4999 of the Code. These amended forms of agreements are used with any newly executed agreements after July 14, 2009, including agreements with Mr. Dougherty, Mr. Gasparian, and Mr. Séné. For agreements entered into before then, including agreements with Mr. Nersesian and Mr. Gooi, and to the extent that the payment of these benefits triggers the excise tax under Section 4999 of the Code or any comparable federal, state, local or foreign excise tax, Agilent will be responsible for payment of any additional tax liability arising from the application of such excise tax, subject to certain exceptions. As a condition to receive such consideration, each executive must execute a release of all of the executive's rights and claims relating to his or her employment. As of November 1, 2014, all NEOs (including Mr. Nersesian and Mr. Gooi) are subject to the Keysight Change of Control Agreements. These agreements do not include the tax gross-ups of payments provision.

        Under these agreements a "change of control" means occurrence of any of the following events: (i) the sale, exchange, lease or other disposition or transfer of all or substantially all of the assets of Agilent to a third party; (ii) a merger or consolidation involving Agilent in which the stockholders of Agilent immediately prior to such merger or consolidation are not the owners of more than 75% of the total voting power of the outstanding voting securities of Agilent after the transaction; or (iii) the acquisition of beneficial ownership of at least 25% of the total voting power of the outstanding voting securities of Agilent by a third person. "Good reason" means (i) the reduction of the officer's rate of pay, other than reductions that apply to employees generally and variable and performance reductions; (ii) reduction in benefits or failure to receive the same benefits as similarly situated employees; (iii) a change in the officer's duties, responsibilities, authority, job title or reporting relationships resulting in a significant diminution of position, subject to certain exceptions; (iv) the relocation to a worksite that is more than 35 miles from his or her prior worksite; (v) the failure or refusal of a successor to Agilent to assume Agilent's obligations under the agreement; or (vi) a material breach by Agilent or any successor to Agilent of any of the material provisions of the agreement.

        Under these agreements, "cause" means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty that has a material adverse effect on Agilent's business or reputation; (ii) repeated unexplained or unjustified absences from Agilent; (iii) refusal or willful failure to act in accordance with any specific directions, orders or policies of Agilent that has a

EXECUTIVE COMPENSATION

material adverse effect on Agilent's business or reputation; (iv) a material and willful violation of any state or federal law that would materially injure the business or reputation of Agilent as reasonably determined by the Board; (v) participation in a fraud or act of dishonesty against Agilent which has a material adverse effect on Agilent's business or reputation; (vi) conduct by the officer that the Board determines demonstrates gross unfitness to serve; or (vii) intentional, material violation by the officer of any contract between the officer and Agilent or any statutory duty of the officer to Agilent that is not corrected within thirty days after written notice to the officer.

Termination and Change of Control Table

        For each of the NEOs, the table below estimates the amount of compensation that would be paid in the event that (i) a change of control of Agilent occurs and executive is terminated without cause or voluntarily terminates at a time when an event constituting good reason has occurred either within 24 months following the change of control or within 3 months prior to such change of control, involuntary termination with or without cause, voluntary termination, or death, disability or retirement occurs. The amounts shown assume that each of the terminations was effective October 31, 2014.

Name	Type of Benefit	Involuntary Termination or Resignation for Good Cause in Connection with a Change of Control ($)	Voluntary Termination or Involuntary Termination with or without Cause ($)	Death/ Disability/ Retirement ($) (7)

Ronald S. Nersesian	Cash Severance Payments (1)	$3,600,000	$0	$0
	Continuation of Benefits (2)	$80,000	$0	$0
	Stock Award Acceleration	$2,542,824	$0	$2,542,824
	Stock Option Acceleration (3)	$3,727,426	$0	$3,727,426
	Pension Benefits (4)	$674,035	$674,035	$674,035
	Excise Tax Gross-Up (5)	$0	$0	$0

	Total Termination Benefits (1):	$10,624,285	$674,035	$6,944,285
Neil Dougherty	Cash Severance Payments	$680,000	$0	$0
	Continuation of Benefits (2)	$40,000	$0	$0
	Stock Award Acceleration	$342,349	$0	$342,349
	Stock Option Acceleration (3)	$161,777	$0	$161,777
	Pension Benefits (4)	$225,150	$225,150	$225,150
	Excise Tax Gross-Up (5)	$0	$0	$0

	Total Termination Benefits:	$1,449,276	$225,150	$729,276
Michael Gasparian	Cash Severance Payments	$536,000	$0	$0
	Continuation of Benefits (2)	$40,000	$0	$0
	Stock Award Acceleration	$252,298	$0	$252,298
	Stock Option Acceleration (3)	$144,672	$0	$144,672
	Pension Benefits (4)	$20,708	$20,708	$20,708
	Excise Tax Gross-Up (5)	$0	$0	$0

	Total Termination Benefits:	$993,678	$20,708	$417,678

EXECUTIVE COMPENSATION

Name	Type of Benefit	Involuntary Termination or Resignation for Good Cause in Connection with a Change of Control ($)	Voluntary Termination or Involuntary Termination with or without Cause ($)	Death/ Disability/ Retirement ($) (7)

Soon Chai Gooi	Cash Severance Payments (6)	$1,611,443	$0	$0
	Continuation of Benefits (2)	$80,000	$0	$0
	Stock Award Acceleration	$1,897,928	$0	$1,897,928
	Stock Option Acceleration (3)	$624,871	$0	$624,871
	Pension Benefits (4)	$0	$0	$0
	Excise Tax Gross-Up (5)	$0	$0	$0

	Total Termination Benefits:	$4,214,243	$0	$2,522,800
Guy Séné	Cash Severance Payments	$1,980,000	$0	$0
	Continuation of Benefits (2)	$80,000	$0	$0
	Stock Award Acceleration	$952,917	$0	$952,917
	Stock Option Acceleration (3)	$1,482,480	$0	$1,482,480
	Pension Benefits (4)	$328,608	$328,608	$328,608
	Excise Tax Gross-Up (5)	$0	$0	$0

	Total Termination Benefits:	$4,824,005	$328,608	$2,764,005

(1)
On October 31, 2014, Mr. Nersesian was entitled to two times the sum of his base salary and target bonus pursuant to his agreement with Agilent. Effective November 1, 2014 and in connection with the spin-off of Keysight from Agilent, Mr. Nersesian is eligible to receive three times the sum of his base salary and target bonus as the CEO of Keysight, which would have resulted in a cash severance payment of $6,000,000 and total termination benefits of $13,024,285 under the first scenario set forth above.

(2)
Flat lump sum benefit for healthcare expenses, including additional health plan premium payments that may result from termination in the event of change of control.

(3)
Calculated using the in-the-money value of unvested options as of October 31, 2014, the last business day of Agilent's last completed fiscal year. The closing price of Agilent common stock as of October 31, 2014 was $55.28.

(4)
For information regarding potential payments upon termination under the 2005 Deferred Compensation Plan and the Retirement Plan, the Supplemental Benefit Retirement Plan and the Deferred Profit-Sharing Plan, in which our NEOs participate, see "Non-Qualified Deferred Compensation in Last Fiscal Year" and "Pension Benefits" above.

(5)
Pursuant to the Agilent agreements, to the extent that the payment of the listed benefits triggered the excise tax under Section 4999 of the Code or any comparable federal, state, local or foreign excise tax, Agilent would have been responsible for payment of any additional tax liability arising from the application of such excise tax. Upon the spin-off of Keysight from Agilent, we discontinued this benefit under the Keysight agreements.

(6)
The amounts for Mr. Gooi's Cash Severance Payments are shown in U.S. Dollars but would be payable to him in Malaysian Ringgit. To convert the amount payable in U.S. Dollars, we used the exchange rate as of the last business day of fiscal year 2014, or 3.312800096 Malaysian Ringgits per U.S. Dollar.

(7)
Under the 1999 Stock Plan, 2009 Stock Plan and the LTP Program, if a NEO dies or is fully disabled, his or her unvested stock options and stock awards shall fully vest. Also, when an employee retires from Agilent, all unvested restricted stock units and/or stock options continue to vest per the original terms of the grant. As of October 31, 2014, only Mr. Gasparian and Mr. Séné were eligible for such continued vesting upon retirement.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material," to be "filed" with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Keysight specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        Keysight's executive compensation program is administered by the Compensation Committee of the Board (the "Compensation Committee"). The Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the executive officers. In this regard, the Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this Proxy Statement and incorporated by reference into Keysight's 2014 Annual Report on Form 10-K.

Submitted by:

Compensation Committee James G. Cullen, Chairperson Richard Hamada

ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 6 – NON-BINDING ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF KEYSIGHT'S NAMED EXECUTIVE OFFICERS

        Periodically, the Company will include in the proxy materials for a meeting of stockholders where compensation disclosure is required, a resolution subject to a nonbinding stockholder vote to approve the compensation of named executive officers as we have provided above.

        We are requesting your nonbinding vote to determine whether a vote on the type of resolution described above will occur every 1, 2, or 3 years.

        The Company believes that the stockholder nonbinding vote to approve executive compensation should occur every year. An annual vote allows our stockholders to provide us with regular and comprehensive input on important issues such as our executive compensation programs and practices as disclosed in the Company's proxy statement each year. The Company values and considers stockholder input on corporate governance matters and on our executive compensation program and practices and we look forward to hearing from our stockholders on this proposal.

Vote Required

        The advisory vote regarding the frequency of the stockholder vote described in this proposal shall be determined by a plurality of the votes cast. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Keysight's Board recommends a vote for every "1 year" for the advisory stockholder vote to approve the compensation of Keysight's named executive officers.

FREQUENTLY ASKED QUESTIONS

FREQUENTLY ASKED QUESTIONS

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2014 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about February 6, 2015, a Notice of Internet Availability of Proxy Materials (the "Notice") was sent to most of our stockholders which will instruct you as to how to access and review the proxy materials on the Internet. The Notice also instructs you to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q:
Why am I receiving these materials

A:
Keysight's Board of Directors (the "Board") is providing these proxy materials to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with Keysight's 2015 annual meeting of stockholders, which will take place on March 19, 2015. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:
Who is soliciting my proxy

A:
Keysight's Board of Directors is soliciting proxies to be used at the annual meeting of stockholders on March 19, 2015, for the purposes set forth in the foregoing notice.

Q:
What is included in these materials

A:
These materials include:

•
our Proxy Statement for Keysight's annual meeting; and

•
our 2014 Annual Report to Stockholders, which includes our audited consolidated financial statements.

  If you requested printed versions of these materials by mail, these materials also include the proxy card for the annual meeting.

Q:
What information is contained in these materials

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information.

Q:
What proposals will be voted on at the annual meeting

A:
There are six proposals scheduled to be voted on at the annual meeting:

•
the election of two directors for a 3-year term;

•
the ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Keysight's independent registered public accounting firm;

FREQUENTLY ASKED QUESTIONS
  •
  the approval of the 2014 Equity Plan and the Performance Goals under the 2014 Equity Plan;

  •
  the approval of the Performance-Based Compensation Plan for covered employees and the material terms of the performance goals and related provisions for purposes of Section 162(m) of the Internal Revenue Code;

  •
  an advisory vote to approve the compensation of Keysight's named executive officers; and

  •
  an advisory vote to approve the frequency of the stockholder vote to approve the compensation of Keysight's named executive officer

Q:
What is the Keysight Board's voting recommendation

A:
Keysight's Board recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the ratification of the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Keysight's independent registered public accounting firm, "FOR" approval of the 2014 Equity Plan and the performance goals under the 2014 Equity Plan, "FOR" the approval of the Performance-Based Compensation Plan for covered employees and the performance goals and related provisions, "FOR" the approval of the compensation of Keysight's named executive officers, and for every "1 year" on the frequency of the stockholder vote to approve the compensation of Keysight's named executive officers.

Q:
What shares owned by me can be voted

A:
All shares owned by you as of the close of business on January 20, 2015 (the "Record Date") may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, including shares received or purchased through the Keysight Technologies, Inc. 2014 Equity Plan and the Keysight Technologies, Inc. Employee Stock Purchase Plan, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or held for your account by the Keysight Technologies, Inc. 401(k) Plan or Deferred Compensation Plans. On the Record Date, Keysight had approximately 168,351,531 shares of common stock issued and outstanding.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most stockholders of Keysight hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

  Stockholder of Record

  If your shares are registered directly in your name with Keysight's transfer agent, Computershare Trust Company, you are considered, with respect to those shares, the stockholder of record, and the Notice, or if requested, these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Ronald S. Nersesian, Keysight's President and Chief Executive Officer, and Stephen D. Williams, Keysight's Senior Vice President, General Counsel and Secretary, or to vote in person at the annual meeting. If you requested printed copies of the proxy materials, Keysight has enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading "How can I vote my shares without attending the annual meeting?"

FREQUENTLY ASKED QUESTIONS

  Beneficial Owner

  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the annual meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction card for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under "How can I vote my shares without attending the annual meeting?" However, shares held in "street name" may be voted in person by you only if you obtain a signed proxy from the record holder (stock brokerage, bank, or other nominee) giving you the right to vote the shares.

Q:
How can I vote my shares in person at the annual meeting

  A Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of ownership of Keysight stock on the record date, such as the Notice of Internet Availability of Proxy Materials, legal proxy, voting instruction card provided by your broker, bank or nominee, or a proxy card as well as proof of identification. Even if you plan to attend the annual meeting, Keysight recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Q:
How can I vote my shares without attending the annual meeting

A:
Whether you hold your shares directly as the stockholder of record or beneficially in "street name," you may direct your vote without attending the annual meeting by proxy. You can vote by proxy over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction card.

Q:
Can I revoke my proxy or change my vote

A:
You may revoke your proxy or change your voting instructions prior to the vote at the annual meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions) or by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:
How are votes counted

A:
In the election of directors, your vote may be cast "FOR" or "AGAINST" one or more of the nominees, or you may "ABSTAIN" from voting with respect to one or more of the nominees. Shares voting "ABSTAIN" have no effect on the election of directors.

  For proposals 2, 3, 4 and 5 your vote may be cast "FOR" or, "AGAINST" or you may "ABSTAIN."

  For proposal 6, your vote may be cast for every "1 year," "2 years," "3 years" or "ABSTAIN."

  If you "ABSTAIN", it has the same effect as a vote "AGAINST" proposals 2 through 6. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted as described below in "Abstentions and Broker Non-Votes." Any undirected shares that you

FREQUENTLY ASKED QUESTIONS

  hold in Keysight's 401(k) Plan will be voted in proportion to the way the other 401(k) Plan stockholders vote their 401(k) Plan shares.

  Abstentions and Broker Non-Votes

  Any shares represented by proxies that are marked to "ABSTAIN" from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes "FOR" or "AGAINST" a director nominee. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast in the election of directors.

  If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. In accordance with federal legislation adopted in 2010, the SEC has approved changes to NYSE Rule 452, the broker vote rule, that make executive compensation matters, including say-on-pay, non-routine matters. If your broker returns a proxy card but does not vote your shares, this results in a "broker non-vote." Broker non-votes will be counted as present for the purpose of determining a quorum.

  Proposals 1 (election of directors), 3 (approval of the 2014 Equity Plan and the performance goals under the 2014 Equity Plan), 4 (approval of the Performance-Based Compensation Plan and the performance goals), 5 (approval of the compensation of Keysight's named executive officers) and 6 (frequency of the stockholder vote to approve the compensation of Keysight's named executive officers) are not considered routine matters, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for the purpose of determining the number of votes cast on these proposals.

Q:
What is the voting requirement to approve each of the proposals

A:
Proposal 1, Election of Directors:    Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A "majority of the votes cast" means that the number of votes cast "FOR" a director must exceed 50% of the votes cast with respect to that director. Abstentions and broker non-votes will not count as a vote "for" or "against" a nominee's election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

  Our board has adopted a policy under which, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to our Board. The Nominating/Corporate Governance Committee, or another duly appointed committee of the Board, will determine whether to accept or reject the tendered resignation generally within 90 days after certification of the election results. Keysight will publicly disclose the committee's determination regarding the tendered resignation and the rationale behind the decision in a Current Report on Form 8-K filed with the SEC.

  Proposal 2, Ratification of the Independent Registered Public Accounting Firm:    The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting

FREQUENTLY ASKED QUESTIONS

  firm requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against Proposal 2. The approval of Proposal 2 is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

  Proposal 3, Approval of the 2014 Equity Plan and the Performance Goals under the 2014 Equity Plan for Purposes of Section 162(m) of the Internal Revenue Code:    The vote regarding approval of the 2014 Equity Plan and the performance goals under the 2014 Equity Plan requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

  Proposal 4, Approval of the Performance-Based Compensation Plan for Covered Employees and the Performance Goals and Related Provisions for Purposes of Section 162(m) of the Internal Revenue Code:    The vote regarding approval of the Performance-Based Compensation Plan and the performance goals require the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

  Proposal 5, Approval of the Compensation of Keysight's Named Executive Officers:    The advisory vote regarding approval of the compensation of Keysight's named executive officers requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

  Proposal 6, Approval of Frequency of the Stockholder Vote to approve the Compensation of Keysight's Named Executive Officers:    The advisory note regarding the frequency of the stockholder vote to approve the compensation of Keysight's named executive officer will be determined by a plurality of the votes cast.

Q:
What does it mean if I receive more than one Notice, proxy or voting instruction card

A:
It means your shares are registered differently or are in more than one account. For each Notice you receive, please enter your vote on the Internet for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
Where can I find the voting results of the annual meeting

A:
Keysight will announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting.

FREQUENTLY ASKED QUESTIONS
Q:
What happens if additional proposals are presented at the annual meeting

A:
Other than the six proposals described in this Proxy Statement, Keysight does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Ronald S. Nersesian, Keysight's President and Chief Executive Officer, and Stephen D. Williams, Keysight's Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of Keysight's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:
What is the quorum requirement for the annual meeting

A:
The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:
Who will count the vote

A:
A representative of Computershare Trust Company will tabulate the votes and act as the inspector of election.

Q:
Is my vote confidential

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Keysight or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Keysight's management.

Q:
Who will bear the cost of soliciting votes for the annual meeting

A:
Keysight will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Keysight has retained the services of Georgeson, Inc. ("Georgeson") to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Keysight estimates that it will pay Georgeson a fee of $13,000 for its services. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Keysight's directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, Keysight may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

FREQUENTLY ASKED QUESTIONS
Q:
May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?

A:
You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

  Stockholder Proposals:    In order for a stockholder proposal to be considered for inclusion in Keysight's proxy statement for next year's annual meeting, the written proposal must be received by Keysight no later than December 21, 2015 and should contain such information as is required under Keysight's Bylaws. Such proposals will need to comply with the SEC's regulations regarding the inclusion of stockholder proposals in Keysight sponsored proxy materials. In order for a stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by Keysight no later than December 21, 2015 and should contain such information as required under Keysight's Bylaws.

  Nomination of Director Candidates:    Keysight's Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify Keysight not less than 90 days before the first anniversary of the preceding year's annual meeting. Keysight's 2015 Annual Meeting is March 19, 2015, thus, in order for such nomination notice to be timely for next year's annual meeting, it must be received by Keysight not later than December 21, 2015. In addition, the notice must meet all other requirements contained in Keysight's Bylaws and include any other information required pursuant to Regulation 14A under the Exchange Act.

  Copy of Bylaw Provisions:    You may contact the Keysight Corporate Secretary at Keysight's corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of Keysight's Bylaws can be accessed on the Keysight Investor Relations Web site at http://www.investor.keysight.com. Click "Corporate Governance" and then "Governance Policies" on the left hand side of the screen.

Q:
How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A:
To reduce expenses, in some cases, we are delivering one set of the proxy materials or, where applicable, one Notice to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders receiving hard copies of the proxy materials, a separate proxy card is included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you have only received one set of the proxy materials or one Notice, you may request separate copies at no additional cost to you by calling us at (408) 551-5649 or by writing to us at Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403, Attn: Stockholder Records. If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

  You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by calling or writing.

FREQUENTLY ASKED QUESTIONS
Q:
If I share an address with other stockholders of Keysight, how can we get only one set of voting materials for future meetings?

A:
You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by calling us at (408) 551-5649 or by writing to us at: Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403, Attn: Stockholder Records.

        You may receive a copy of Keysight's Annual Report on Form 10-K for the fiscal year ended October 31, 2014 without charge by sending a written request to Keysight Technologies, Inc., 1400 Fountaingrove Parkway, California 95403, Attn: Investor Relations.

By Order of the Board,

STEPHEN D. WILLIAMS
Senior Vice President, General Counsel
and Secretary
Dated: February 6, 2015

APPENDIX

APPENDIX A

KEYSIGHT TECHNOLOGIES, INC.
2014 EQUITY AND INCENTIVE COMPENSATION PLAN
(As Amended and Restated on January 22, 2015)

1.    Purpose and Background of the Plan.    The purpose of this 2014 Equity and Incentive Compensation Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company's continued progress and, thereby, encourage recipients to act in the stockholder's interest and share in the Company's success. The Plan is intended to permit the grant of Awards that qualify as performance-based compensation under Section 162(m) of the Code. The 2014 Equity and Incentive Compensation Plan was originally adopted by the Board on July 16, 2014, subsequently amended and restated by the Board on September 29, 2014 and January 22, 2015, and became effective as of November 1, 2014 (the "Effective Date").

2.    Definitions.    As used herein, the following definitions shall apply:

  (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

  (b)   "Affiliate" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

  (c)   "Agilent" means Agilent Technologies, Inc., a Delaware corporation.

  (d)   "Applicable Laws" means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

  (e)   "Award" means a Cash Award, dividend equivalent, SAR, Stock Award, or Option granted, or Converted Award issued, in accordance with the terms of the Plan.

  (f)    "Award Agreement" means a written or electronic agreement between the Company and an Awardee (and, in the case of a Converted Award, originally between Agilent and the Awardee) evidencing the terms and conditions of an individual Award. The Award Agreement is subject to the terms and conditions of the Plan.

  (g)   "Awardee" means the holder of an outstanding Award.

  (h)   "Awardee Eligible to Vest" means the holder of an outstanding Award who is providing Service.

  (i)    "Board" means the Board of Directors of the Company.

  (j)    "Cash Awards" means cash awards granted pursuant to Section 13 of the Plan.

  (k)   "Code" means the United States Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

APPENDIX

  (l)    "Committee" means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 of the Plan hereof.

  (m)  "Common Stock" means the common stock of the Company.

  (n)   "Company" means Keysight Technologies, Inc., a Delaware corporation, or any successor thereto.

  (o)   "Consultant" means any consultant or advisor if: (i) the consultant or advisor renders bona fide services to the Company or any Subsidiary or Affiliate; (ii) the services renders by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (iii) the consultant or advisor is a natural person.

  (p)   "Converted Award" means an Award that is issued to satisfy the automatic adjustment and conversion of awards over Agilent common stock contemplated under Section 4.01 of the Employee Matters Agreement. For the avoidance of doubt, any Converted Award shall be governed by the provisions of the original Award Agreement applicable to such Converted Award.

  (q)   "Deferred Share" shall mean the grant of a Stock Award consisting of a contractual right to receive a Share in the future after attainment of the vesting criteria established by the Administrator.

  (r)   "Director" means a member of the Board.

  (s)   "Employee" means a full time or part time employee of the Company or any Subsidiary or Affiliate, including Officers and Directors, who is treated as an employee in the personnel records of the Company or its Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified as (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or its Subsidiary or Affiliate, or (B) transfers between locations of the Company or between the Company and/or any Subsidiary or Affiliate. Neither Service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

  (t)    "Employee Matters Agreement" means that certain Employee Matters Agreement dated August 1, 2014 by and between Agilent and the Company relating to the transfer of employees in connection with the separation of the Company's business from Agilent's business, which agreement is incorporated herein by reference.

  (u)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (v)   "Fair Market Value" means, as of any date, the quoted closing sales price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume, as reported in such source as the Administrator shall determine consistent with the requirements of Section 409A of the Code.

  (w)  "Grant Date" means the date selected by the Administrator, from time to time, upon which Awards are granted to Participants pursuant to this Plan; in the case of a Converted Award, the

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  Grant Date means the grant date applicable to the original award covering Agilent common stock corresponding to the Converted Award.

  (x)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

  (y)   "Non-Employee Director" means a Director who is not an Employee.

  (z)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

  (aa) "NYSE" means the New York Stock Exchange.

  (bb) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

  (cc) "Option" means a conditional opportunity granted pursuant to the Plan to purchase shares of the Company's common stock at some point in the future at a price that is fixed on the Grant Date. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

  (dd) "Participant" means an Employee, Director (including a Non-Employee Director) or Consultant.

  (ee) "Performance Award" means a Stock Award or Cash Award granted pursuant to Section 14.

  (ff)  "Performance Criteria" means the following: (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before interest, taxes and depreciation and amortization; (vii) net income; (viii) expenses; (ix) the market price of the shares; (x) earnings per share; (xi) return on stockholder equity; (xii) return on capital; (xiii) return on net assets; (xii) economic value added; (xiii) market share; (xiv) customer service; (xv) customer satisfaction; (xvi) safety; (xvii) total stockholder return; (xviii) free cash flow; (xix) size-adjusted growth in earnings; any of which may be measured in absolute terms or as compared to any incremental increase or as compared to the result of a peer group or securities or stock market index, and each of may be expressed in terms of overall Company performance, the performance of a Subsidiary or Affiliate, the performance of a division or a business unit of the Company or a Subsidiary or Affiliate, as determined by the Administrator in its sole discretion.

  (gg) "Performance Share" means a Share acquired pursuant to a grant of a Stock Award that is subject to vesting based upon the attainment of one or more Performance Criteria or other performance conditions.

  (hh) "Performance Unit" means the grant of a Stock Award consisting of a contractual right to receive a Share based in whole or in part, upon the attainment of one or more Performance Criteria or other performance conditions.

  (ii)   "Plan" means this 2014 Equity and Incentive Compensation Plan, as may be amended from time to time.

  (jj)   "Restricted Stock" means a Share acquired pursuant to a grant of a Stock Award under Section 12 of the Plan that is subject to certain restrictions as set forth in Section 12 and in the Award Agreement.

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  (kk) "Restricted Stock Unit" means the grant of a Stock Award consisting of a contractual right to receive a Share (or the cash equivalent of a Share) in accordance with Section 12 of the Plan and the Award Agreement.

  (ll)   "Service" means service as an Employee, Director, Non-Employee Director or Consultant. A Participant's Service does not terminate when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing Incentive Stock Option status, a common-law employee's Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work or, if such Employee does not return to active work, the Employee's right to return to work is guaranteed by law or by a contract. The Administrator determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Administrator, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides Service to the Company, a Subsidiary or an Affiliate, or a transfer between entities (the Company or any Subsidiary or Affiliate); provided there is no interruption or other termination of Service.

  (mm)  "Share" means a share of the Common Stock, as adjusted in accordance with Section 18 of the Plan.

  (nn) "SAR" means a stock appreciation right granted pursuant to Section 11 of the Plan.

  (oo) "Stock Award" means a right to purchase or receive Common Stock pursuant to an Award described in Section 12, including any such right that is a Converted Award.

  (pp) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.    Subject to the provisions of Section 18 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 17,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

For the avoidance of doubt, any Shares issued pursuant to a Converted Award shall reduce the maximum number of Shares issuable under this Section 3.

If a SAR may be settled in Shares or in cash, then the number of Shares subject to the SAR shall reduce the number of Shares available for grant under the Plan.

If an Award is forfeited, expires or becomes unexercisable without having been exercised in full, the Shares which expire or are forfeited, shall become available for future grant or sale under the Plan (unless the Plan has terminated). The following Shares may not again be made available for issuance as Awards under the Plan: (a) Shares not issued or delivered as a result of the net settlement of an outstanding SAR, (b) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (c) Shares repurchased on the open market with the proceeds of the option exercise price. Notwithstanding the foregoing, if Shares issued pursuant to a Stock Award are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

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Notwithstanding the foregoing, Shares issued pursuant to awards (including, but not limited to Conversion Options described in Section 4(c)(ix)) assumed or issued in substitution of other awards in connection with the acquisition by the Company or a Subsidiary of an unrelated entity shall not reduce the maximum number of Shares issuable under this Section 3. In addition, to the extent the Company assumes Shares originally reserved for issuance under a plan that was previously maintained by an acquired company, those Shares shall be available for Award under this Plan to eligible individuals who were not employed by the Company or any of its Subsidiaries or Affiliates immediately before such acquisition and such Shares shall not reduce the maximum number of Shares issuable under this Section 3; provided, however, that this sentence shall not apply to any plan which was not previously approved by the stockholders of the acquired company.

4.    Administration of the Plan.

  (a)   The Board or a Committee appointed by the Board shall be the Administrator. To the extent the Board acts as the Administrator, references herein to "Committee" shall include the Board.

  (b)    Procedure.

    (i)    Multiple Administrative Bodies.    The Plan may be administered by different Committees with respect to different groups of Participants.

    (ii)    Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered with respect to "covered employees" as defined by Section 162(m) of the Code by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

    (iii)    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

    (iv)    Independent Directors.    To the extent necessary to satisfy the rules of the applicable U. S. national securities exchange that is the principal trading market for the Common Stock, the members of the Committee shall qualify as "independent directors."

    (v)    Other Administration.    Subject to applicable law and the rules of the U.S. national securities exchange that is the principal trading market for the Common Stock, the Board may delegate to the Executive Committee of the Board (the "Executive Committee") or other officer(s) of the Company the power to approve Awards to Participants who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, "covered employees" under Section 162(m) of the Code.

  (c)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

    (i)     to select the Participants to whom Awards may be granted hereunder;

    (ii)    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

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    (iii)   to approve forms of agreement for use under the Plan;

    (iv)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

    (v)     to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign tax laws, regulations and practice;

    (vi)   to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

    (vii)  to make all determinations whether an individual is an Awardee Eligible to Vest and when such eligibility ceases;

    (viii) to modify or amend each Award, provided, however, that any such amendment is subject to Section 19(c) of the Plan and may not impair any outstanding Award unless agreed to in writing by the Awardee or deemed necessary by the Administrator in order to comply with Applicable Laws;

    (ix)   to authorize conversion or substitution under the Plan of any or all outstanding stock options held by Awardees of an entity acquired by the Company (the "Conversion Options"). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Options may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Options shall have the same terms and conditions as Options generally granted by the Company under the Plan;

    (x)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

    (xi)   to delegate day-to-day administration and operation of the Plan and the authority to make administrative decisions and adopt rules and procedures relating to the operation and administration of the Plan to an officer of the Company and his or her delegates;

    (xii)  to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

    (xiii) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder; and

    (xiv) to specify in an Award Agreement at the time of the Award, or later pursuant to an amendment of an outstanding Award, that the Participant's rights, payments and benefits

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    with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or clawback upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

  (d)    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Awardees.

5.    Eligibility.    Awards may be granted or issued to Participants, provided, however, that Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary. A Participant who is subject to taxation in the U.S. and who is a service provider to an Affiliate may be granted Options or SARs only if the Affiliate qualifies as an "eligible issuer of service recipient stock" within the meaning of §1.409A-1(b)(5)(iii)(E) of the Treasury Regulations promulgated under Section 409A of the Code.

6.    Limitations.

  (a)   Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

  (b)   For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave an Awardee's employment with the Company shall be deemed terminated for Incentive Stock Option purposes and any Incentive Stock Option held by the Awardee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months thereafter.

  (c)   No Participant shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving a Participant the right to continue in the employ of or service to the Company, its Subsidiaries or Affiliates. Further, the Company, its Subsidiaries and Affiliates expressly reserve the right, at any time, to dismiss a Participant at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

  (d)   The following limitations shall apply to grants of Awards under this Plan (provided that the number of Shares subject to Converted Awards shall be disregarded for purposes of the limitations set forth in this Section 6(d)):

    (i)     No Participant shall be granted, in any fiscal year of the Company, Options to purchase or SARs for more than 1,500,000 Shares. No Participant shall be granted in any fiscal year of the Company, Stock Awards for more than 1,000,000 Shares.

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    (ii)    In connection with his or her initial service, a Participant may be granted Options to purchase or SARs for up to an additional 1,000,000 Shares that shall not count against the limit set forth in subsection (i) above.

    (iii)   Notwithstanding the provisions of (i) above, an additional 1,000,000 Shares may be granted to a Participant as "New Executive Stock Awards." New Executive Grants are performance based Stock Awards that are granted to newly hired executives of the Company.

    (iv)   The maximum number of Options which may be granted as Incentive Stock Options under the Plan is 17,000,000 shares. The maximum amount payable to a Participant pursuant to a Cash Award for each fiscal year of the Company shall be $10,000,000.

    (v)     The limitations in Sections 6(d)(i)-(iv) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 18.

    (vi)   If an Option or SAR is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 18), the cancelled Option or SAR will be counted against the limits set forth in subsections (i), (ii) and (iii) above.

    (vii)  Other than in connection with a change in the Company's capitalization (as described in Section 18(a)), a Change of Control (as described in Section 18(c)) or an amendment to an Option or SAR in order to qualify for exemption under or comply with Section 409A of the Code, Options and SARs may not be repriced, replaced, regranted through cancellation or modification without stockholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such Option or SAR. In addition, without stockholder approval, Options and SARs having exercise prices per share greater than the Fair Market Value of a Share may not be substituted for or replaced by any other Stock Award or be cancelled in exchange for cash. Nothing in this Section 6(d)(vii) shall be construed to apply to the issuance of an Option that is a Converted Award or the issuance or assumption of an Option or SAR in connection with the acquisition by the Company or a subsidiary of an unrelated entity provided such actions are taken in a manner that complies with the requirements of Section 409A of the Code.

7.    Term of Plan.    Subject to Section 24 of the Plan, the Plan shall become effective on its Effective Date. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

8.    Term of Award.    The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option or SAR, the maximum term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement except to the extent necessary or desirable to comply with any Applicable Laws. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option will be five (5) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

9.    Option Exercise Price and Consideration.

  (a)    Exercise Price.    The per share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator and shall be no less than 100% of

APPENDIX

  the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, the per share exercise price for Shares to be issued pursuant to an Option which is a Converted Award or is assumed or substituted for in connection with the acquisition by the Company or a Subsidiary of an unrelated entity may be less than the Fair Market Value of a Share on the date of the conversion, assumption or substitution provided the exercise price is determined in a manner that complies with the requirements of Sections 409A and 424 of the Code, as applicable. Further, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

  (b)    Vesting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

  (c)    Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the Grant Date. Acceptable forms of consideration may include:

    (i)     cash;

    (ii)    check or wire transfer (denominated in U.S. Dollars);

    (iii)   other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Awardee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion;

    (iv)   consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

    (v)     net exercise arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price;

    (vi)   any combination of the foregoing methods of payment; or

    (vii)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.    Exercise of Option.

  (a)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement. An Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested during such leave, unless otherwise terminated in accordance with its terms. An Option may not be exercised for a fraction of a Share.

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  An Option shall be deemed exercised when the Company or its duly authorized agent receives: (i) an executed exercise agreement, where required by the Administrator or its delegate(s), (ii) full payment for the Shares with respect to which the related Option is exercised, and (iii) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes due upon such exercise.

  Shares issued upon exercise of an Option shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 18 of the Plan.

  (b)    Cessation of Eligibility to Vest.    Unless otherwise provided for by the Administrator in the Award Agreement, if an individual ceases to be an Awardee Eligible to Vest, such Awardee's unvested Option shall terminate immediately. On the date such individual ceases to be an Awardee Eligible to Vest, the Shares covered by the unvested portion of his or her Option shall revert to the Plan.

11.    SARs.

  (a)    General.    The Administrator may grant SARs to Participants subject to the terms and conditions not inconsistent with the Plan and determined by the Administrator. The terms and conditions shall be provided for in the Award Agreement which may be delivered in writing or electronically. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement.

  (b)    Exercise.    Upon the exercise of a SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the difference between the value (as determined solely by the Administrator or its delegate(s) based upon the NYSE closing price of the underlying shares on the trading day prior to the date of exercise) of a fixed number of shares of Common Stock covered by the exercised portion of the SAR on the date of such exercise, over the Fair Market Value of the Common Stock covered by the exercised portion of the SAR on the Grant Date; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon the exercise of a SAR. The Company's obligation arising upon the exercise of a SAR will be paid in cash or Shares of Common Stock (or a combination thereof), as determined by the applicable Award Agreement.

  (c)    Method of Exercise.    A SAR shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company or its duly authorized agent in accordance with the terms of the SAR by the person entitled to exercise the SAR. The SAR shall cease to be exercisable to the extent it has been exercised.

  (d)    Cessation of Eligibility to Vest.    Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Awardee Eligible to Vest, the Awardee's unvested SAR, shall terminate immediately upon the date such individual ceases to be an Awardee Eligible to Vest.

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12.    Stock Awards.

  (a)    General.    The Administrator may grant Stock Awards including, but not limited to Deferred Shares, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units to Participants. Such Stock Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Stock Award under the Plan, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Awardee shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept such offer. Unless otherwise provided for by the Administrator, the offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator. The Administrator will require that all Shares subject to a right of repurchase or forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses.

  (b)   The grant or vesting of a Stock Award may be made contingent on achievement of performance conditions and may be designated as a Performance Award subject to Section 14.

  (c)    Forfeiture.    Unless otherwise provided for by the Administrator in the Award Agreement determines otherwise, any unvested Stock Award shall be forfeited immediately after the date upon which an individual ceases to be an Awardee Eligible to Vest. To the extent that the Awardee purchased the Stock Award, the Company shall have a right to repurchase the unvested Stock Award at the original price paid by the Awardee upon the Awardee ceasing to be a Participant for any reason.

  (d)    Rights as a Stockholder.    Unless otherwise provided for by the Administrator, once a Stock Award which is Restricted Stock or Performance Stock is accepted, the Awardee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her acceptance of such a Stock Award is entered upon the records of the duly authorized transfer agent of the Company. An Awardee of a Restricted Stock Unit or Performance Unit shall not have rights equivalent to those of a stockholder until such Awards are settled and Shares are entered upon the records of the duly authorized transfer agent of the Company.

13.    Cash Awards.    Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be made contingent on achievement of performance conditions and may be designated as a Performance Award subject to Section 14.

14.    Performance Awards.    Performance Awards shall be evidenced by Award Agreements in such form as the Administrator shall from time to time establish.

Performance Awards intended to comply with the provisions of Section 162(m) of the Code may be granted pursuant to the provisions of a program established pursuant to the requirements of Section 162(m) of the Code regarding performance based compensation. Other Performance Awards intended to comply with the requirements of Section 162(m) of the Code shall be granted pursuant to, and be subject to, such terms and conditions as established by the Administrator at the time of grant based, in whole or in part, upon the attainment of one or more of the Performance Criteria. Such Awards shall be based on (a) an individual target set by the Administrator in writing with respect to

APPENDIX

the Performance Period and (b) Performance Criterion or Criteria for the Performance Period (increased or decreased, in each case in accordance with factors adopted by the Administrator with respect to the Performance Period that relate to unusual items). With respect to each Performance Period, Awards shall not be paid unless and until the Administrator certifies in writing the extent to which the Performance Criterion/Criteria applicable to a Participant have been achieved or exceeded; provided, however, that the Administrator may reduce an individual's Award calculated pursuant to the preceding sentence in its sole discretion. For this purpose, a "Performance Period" shall be, with respect to a Participant, any period not exceeding three (3) years, unless otherwise determined by the Administrator in its sole discretion. In this case, the selection and adjustment of applicable Performance Criteria, and the establishment of targets, shall occur in compliance with the rules of Section 162(m) of the Code.

In addition, the Administrator may grant Performance Awards, including, but not limited to New Executive Stock Awards (as defined in Section 6(d)), which are not intended to qualify as "performance based awards" for purposes of Section 162(m) of the Code.

15.    Dividends With Respect to Stock Awards.    Subject to the provisions of the Plan and any Award Agreement, the recipient of a Stock Award may, if so determined by the Administrator, be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares ("dividend equivalents") with respect to the number of Shares covered by the Stock Award, as determined by the Administrator, in its sole discretion, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Such dividend equivalents shall be subject to the same vesting provisions as the underlying Stock Award and, in the case of an Award subject to performance-based vesting conditions, any dividend equivalents relating to such Award shall be subject to the same performance-based vesting conditions. The applicable Award Agreement evidencing the Stock Award shall provide that such dividend equivalents will be forfeitable to the same extent as the underlying Stock Award.

16.    Non-Transferability of Awards.    Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Administrator) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Administrator may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any "family member" as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time. Any Award transferred pursuant to the preceding sentence shall remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Administrator shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms. In addition, an Incentive Stock Option may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance that does not qualify under this Section 16 shall be void and unenforceable against the Company.

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17.    Tax Withholding.    The Company or Subsidiary or Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company (or Subsidiary or Affiliate), an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including applicable social security obligations) that are required by law to be withheld, as well as any employer tax liability shifted to a Participant, or to take such other action as may be necessary in the opinion of the Company or Subsidiary or Affiliate, as appropriate, to satisfy obligations for the withholding of taxes. Without limiting the foregoing, the Administrator may allow Awardees to satisfy withholding tax obligations by electing or agreeing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a value (as determined solely by the Administrator or its delegate(s)) equal to the minimum amount required to be withheld. The value of the Shares to be withheld shall be determined solely by the Administrator or its delegate(s) on the date that the amount of tax to be withheld is to be determined. All elections or agreements by an Awardee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable. Further, the Administrator may provide for the satisfaction of withholding tax obligations by selling Shares issued pursuant to an Award and withholding from proceeds of the sale of such Shares. Additional methods of withholding taxes may be set forth in the Award Agreement.

18.    Adjustments upon Changes in Capitalization, Dissolution, Change of Control.

  (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, if any change is made to the Common Stock (or the value of the Common Stock) subject to the Plan, or subject to any Award (including but not limited to the number and kind of securities that may be delivered under the Plan and or Award), which change results from a stock split, reverse stock split, stock dividend, other distribution other than a regular cash dividend, merger, consolidation, reorganization, recapitalization, reincorporation, spinoff, dividend in property other than cash, liquidation dividend, exchange of shares, combination or reclassification of the Common Stock, or any other increase, decrease or change in the number or characteristics of outstanding shares of Common Stock effected without receipt of consideration by the Company), proportional and appropriate adjustments shall be made to the following (i) the class(es), kind and maximum number of securities subject to the Plan, (ii) the numerical limitation set forth in Section 6(d) hereof, (iii) the maximum number of securities subject to award to any person under the Plan as provided in order to comply with the requirements of Section 162(m) of the Code, (iv) the class(es), kind and number of securities and price per share of the securities subject to outstanding Awards; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the securities subject to an Award.

  (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option or SAR to be fully vested and exercisable until ten (10) days prior to such transaction, or such shorter administratively reasonable period of time as the Administrator may establish in its discretion. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the

APPENDIX

  time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

  (c)    Change of Control.    In the event there is a Change of Control, as defined below, all Options and SARs will fully vest immediately prior to the closing of the transaction and all restrictions on Cash Awards or Stock Awards will lapse immediately prior to the closing of the transaction. The foregoing shall not apply where such Options, SARs, Cash Awards and Stock Awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; provided, however, that in the event of a Change of Control in which one or more of the successor or a parent or subsidiary of the successor has issued publicly traded equity securities, the assumption, conversion, replacement or continuation shall be made by an entity with publicly traded securities and shall provide that the holders of such assumed, converted, replaced or continued stock options and SARs shall be able to acquire such publicly traded securities.

  For the purposes of this Section 18(c), "Change of Control" means the occurrence of any of the following events:

    (i)     The sale, exchange, lease or other disposition or transfer of all or substantially all of the consolidated assets of the Company to a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) which will continue the business of the Company in the future; or

    (ii)    A merger or consolidation (or similar form of reorganization) involving the Company in which the stockholders of the Company immediately prior to such merger or consolidation are not the beneficial owners (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of more than 75% of the total voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the total voting power of the outstanding voting securities of the Company immediately prior to such merger or consolidation; or

    (iii)   A merger or consolidation (or similar form of reorganization) involving the Company in which occurs the acquisition of beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of at least 25% of the total voting power of the outstanding voting securities of the Company by a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act).

  A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions;

  The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

  Notwithstanding the foregoing, to the extent that any amount constituting nonqualified deferral compensation subject to Section 409A of the Code would become payable under the Plan by reason of a Change of Control, such amount shall become payable only if the event constituting a Change of Control would also constitute a change in ownership or effective control of the

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  Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code.

19.    Amendment and Termination of the Plan.

  (a)    Amendment and Termination.    The Administrator may at any time amend, alter, suspend or terminate the Plan.

  (b)    Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment which would increase the maximum number of Shares for which Awards may be granted under this Plan (other than an increase pursuant to Section 18 of this Plan), and otherwise to the extent necessary and desirable to comply with Applicable Laws.

  (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Award, unless deemed necessary by the Administrator in order to comply with Applicable Laws or mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.    Designation of Beneficiary.

  (a)   Unless otherwise determined by the Administrator, an Awardee may file a written designation of a beneficiary who is to receive the Awardee's rights pursuant to Awardee's Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a prior designation of beneficiary, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee. Such designations may be subject to local law and accordingly may be unenforceable in certain jurisdictions.

  (b)   Any such permitted designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee's death, the Company shall, subject to local law, allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award.

21.    Legal Compliance.    Shares shall not be issued pursuant to a Stock Award or the exercise of an Option unless the Stock Award or the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

22.    Inability to Obtain Authority.    To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the

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Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance shall not have been obtained; further, in such circumstances, the Administrator is authorized to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participants.

23.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

24.    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months of the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

25.    Notice.    Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

26.    Governing Law; Forum.    This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware. Any proceeding arising out of or relating to this Plan may be brought only in the state or federal courts located in the Northern District of California. The Company and the Participants irrevocably submit to the exclusive jurisdiction of such courts in any such proceeding, waive any objection to venue or to convenience of forum, agree that all claims in respect of any proceeding shall be heard and determined only in such courts and agree not to bring any proceeding arising out of or relating to the Plan in any other court, whether inside or outside of the United States

27.    Unfunded Plan.    Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards of Shares under this Plan, any such accounts will be used merely as a bookkeeping convenience. Except for the holding of Restricted Stock in escrow pursuant to Section 12, the Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Awardee with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation, which may be created by this Plan.

28.    Section 409A of the Code.

  (a)   This Plan is intended to comply with, or otherwise be exempt from, Section 409A of the Code and shall be construed, administered and interpreted with that intent. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may, without consent of the Participant, adopt such amendments to the Plan and the applicable written instrument evidencing the Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of

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  Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section, or mitigate any additional tax, interest, and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical. Notwithstanding the foregoing, the Company makes no representation or covenant to ensure that the Awards and the payment are exempt from or compliant with Section 409A of the Code and will have no liability to the Participants or any other party if the Awards or payment of the Awards that are intended to be exempt from, or compliant with, Section 409A of the Code, are not so exempt or compliant or for any action taken by the Administrator with respect thereto.

  (b)   Restricted Stock Units, Performance Units and Deferred Shares which are settleable, and Cash Awards which are payable, as a result of a Participant's termination of Service which constitute a "deferral of compensation" for purposes of Section 409A of the Code shall not be paid unless and until the Participant incurs a "separation from service" for purposes of Section 409A of the Code. In addition, to the extent an Award constituting a deferral of compensation is distributable to a Participant who is a "specified employee" (as defined in Section 409A of the Code) in connection with a separation from service, such Award shall not be distributed to the Participant before the date (the "Delayed Payment Date") which is the first day of the seventh month after the date of the Participant's separation from service or, if earlier, the date of the Participant's death following such separation from service. All such amounts that would, but for this Section 28, become distributable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date. To the extent that the Administrator, in its sole discretion, provides that the settlement, or payment, of an Award may be deferred at the election of a Participant, then any such deferral election shall be subject to such rules and procedures as determined by the Administrator in its sole discretion, and such deferrals shall be structured to comply with the requirements of Section 409A of the Code.

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APPENDIX B

KEYSIGHT TECHNOLOGIES, INC.

2015 PERFORMANCE-BASED COMPENSATION PLAN

FOR COVERED EMPLOYEES

(As Adopted on September 29, 2014)

1.     PURPOSE

        The purpose of the Keysight Technologies, Inc. Performance-Based Compensation Plan for Covered Employees (as amended from time to time, the "Plan") is to reward and recognize eligible employees for their contributions towards the achievement by Keysight Technologies, Inc. (the "Company") of certain Performance Goals (as defined below). The Plan is designed with the intention that the incentives paid hereunder to certain executive officers of the Company are deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code"). However, the Company cannot guarantee that awards under the Plan will qualify for exemption under Code Section 162(m) and circumstances may present themselves under which awards under the Plan do not comply with Code Section 162(m). The adoption of the Plan is subject to the approval of the Company's stockholders.

2.     DEFINITIONS

        The following definitions shall be applicable throughout the Plan:

        (a)   "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case, as determined by the Committee.

        (b)   "Award" means the amount of a cash incentive payable under the Plan to a Participant with respect to a Performance Period.

        (c)   "Board" means the Board of Directors of the Company, as constituted from time to time.

        (d)   "Committee" means the Compensation Committee of the Board or another Committee designated by the Board which is comprised of two or more "outside directors" as defined in Code Section 162(m).

        (e)   "Participant" means any employee of the Company or its Affiliates who is designated as a Participant (either by name or by position) by the Committee.

        (f)    "Performance Goal" means an objective formula or standard determined by the Committee with respect to each Performance Period based on one or more of the following criteria and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee in accordance with Code Section 162(m): (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation and/or amortization; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on invested capital, or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash

APPENDIX

provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) capital expenditures, cost targets, reductions and savings and expense management; and (xiii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, objective customer satisfaction or information technology goals, and objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions, each with respect to the Company and/or one or more of its Affiliates or operating units.

        (g)   "Performance Period" means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

3.     ADMINISTRATION

        The Plan shall be administered by the Committee, which shall have the discretionary authority to interpret the provisions of the Plan, including all decisions on eligibility to participate, the establishment of Performance Goals, the amount of Awards payable under the Plan, and the payment of Awards. The Committee shall also have the discretionary authority to establish rules under the Plan so long as such rules do not explicitly conflict with the terms of the Plan and any such rules shall constitute part of the Plan. The decisions of the Committee shall be final and binding on all parties making claims under the Plan.

4.     ELIGIBILITY

        Employees of the Company shall be eligible to participate in the Plan as determined at the sole discretion of the Committee.

5.     AMOUNT OF AWARDS

        (a)   With respect to each Participant, the Committee will establish one or more Performance Periods, an individual Participant incentive target for each Performance Period and the Performance Goal(s) to be met during such Performance Period(s). In order to qualify as performance-based compensation, the establishment of the Performance Period(s), the applicable Performance Goals and the targets must occur in compliance with and to the extent required by the rules and regulations of Code Section 162(m).

        (b)   The maximum amount of any Awards that can be paid under the Plan to any Participant with respect to any 12-month performance cycle is $10,000,000.

        (c)   The Committee reserves the right, in its sole discretion, to reduce or eliminate the amount of an Award otherwise payable to a Participant with respect to any Performance Period. The reduction of an Award otherwise payable to a Participant with respect to a Performance Period shall have no effect on the Award payable to any other Participant for such Performance Period.

6.     PAYMENT OF AWARDS

        Any distribution made under the Plan may be made in cash or shares of common stock issued under Keysight's equity plan and shall occur within a reasonable period of time after the end of the

APPENDIX

Performance Period in which the Participant has earned the Award; provided that no Award shall become payable to a Participant with respect to any Performance Period until the Committee has certified in writing that the terms and conditions underlying the payment of such Award have been satisfied. Notwithstanding the foregoing, in order to comply with the short-term deferral exception under Section 409A of the Code, payment shall occur no later than the 15th day of the third month following the end of the Company's taxable year in which the payment was earned.

7.     CHANGES IN STATUS

        (a)   Except as may be otherwise determined by the Committee in its sole discretion, the payment of an Award with respect to all or a portion of a specific Performance Period, as applicable, requires that the employee be on the Company's payroll in active service as of the end of such Performance Period unless the Participant is not in active service on the last day of the Performance Period due to retirement, workforce management, total and permanent disability or death, in which case the Participant will be eligible to receive a prorated Award for days worked with respect to the Performance Period to the extent that the relevant Performance Goals have been met. A Participant who becomes ineligible for this Plan after the start of the Performance Period is eligible to receive a prorated Award for days worked, except as provided in Section 7(b).

        (b)   A Participant will forfeit any Award for a Performance Period during which a Participant is involuntarily terminated for cause or voluntarily terminates his employment with the Company for reasons other than death, total and permanent disability, workforce management or retirement, at the age and service-year level set by the Company or the local law requirements where the Participant is employed.

8.     RECOUPMENT

        Any Award paid under the Plan is subject to the terms of the Keysight Technologies Executive Compensation Recoupment Policy, or any successor policy thereto, in the form approved by the Committee as the date of grant (the "Policy"), if and to the extent that the Policy by its terms applies to the Award and the Participant.

9.     GENERAL

        (a)   TAX WITHHOLDING. The Company shall have the right to deduct from all Awards any federal, state or local income and/or payroll taxes required by law to be withheld with respect to such payments. The Company also may withhold from any other amount payable by the Company or any affiliate to the Participant an amount equal to the taxes required to be withheld from any Award.

        (b)   CLAIM TO AWARDS AND EMPLOYMENT RIGHTS. Nothing in the Plan shall confer on any Participant the right to continued employment with the Company or any of its affiliates, or affect in any way the right of the Company or any affiliate to terminate the Participant's employment at any time, and for any reason, or change the Participant's responsibilities. Awards represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any Award shall have no rights other than those of a general unsecured creditor to the Company.

        (c)   BENEFICIARIES. To the extent the Committee permits beneficiary designations, any payment of Awards under the Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the Company's practices. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant's legal

APPENDIX

representative. A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee prior to the Participant's death.

        (d)   NONTRANSFERABILITY. A person's rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be sold, assigned, pledged, transferred or otherwise alienated or hypothecated except, in the event of a Participant's death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

        (e)   INDEMNIFICATION. Each person who is or shall have been a member of the Committee and each employee of the Company or an affiliate who is delegated a duty under the Plan shall be indemnified and held harmless by the Company from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided such loss, cost, liability or expense is not attributable to such person's willful misconduct. Any person seeking indemnification under this provision shall give the Company prompt notice of any claim and shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend such claim on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled, including under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        (f)    EXPENSES. The expenses of administering the Plan shall be borne by the Company.

        (g)   TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        (h)   INTENT. The intention of the Company and the Committee is to administer the Plan in compliance with Code Section 162(m) so that the Awards paid under the Plan to Participants who are or may become subject to Code Section 162(m) will be treated as performance-based compensation under Code Section 162(m)(4)(C). If any provision of the Plan does not comply with the requirements of Code Section 162(m), then such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

        (i)    GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable federal law. No Award made under the Plan shall be intended to be deferred compensation under Code Section 409A and will be interpreted accordingly.

        (j)    AMENDMENTS AND TERMINATION. The Committee may terminate the Plan at any time, provided such termination shall not affect the payment of any Awards accrued under the Plan prior to the date of the termination. The Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that any amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required to comply with the requirements of Code Section 162(m), or any other applicable laws, regulations or rules.

DIRECTIONS

DIRECTIONS TO KEYSIGHT'S HEADQUARTERS

From the South

Take Highway 101 North towards Santa Rosa. Take the Bicentennial Way exit East in Santa Rosa (Exit 491B). Follow Bicentennial Way up the hill and merge with Fountaingrove Parkway and turn right onto the Keysight Technologies' main entrance.

From the North

Take Mendocino Ave/Hopper Ave exit (Exit 492). Turn left on Cleveland Avenue for about 0.3 miles. Turn left on Mendocino overcrossing for about 0.3 miles. Continue through the Mendocino Ave intersection. Continue up Fountaingrove Parkway approximately 1/2 mile, just over the crest of the hill and turn RIGHT at the light to the Keysight Technologies main entrance.

Parking

Once you have entered the main entrance, follow the sign "Stockholder Meeting Parking" to designated parking area.

        Admission to the annual meeting will be limited to stockholders. You are entitled to attend the annual meeting only if you are a stockholder of record as of the close of business on January 20, 2015, the record date, or hold a valid proxy for the meeting. In order to be admitted to the annual meeting, you must present proof of ownership of Keysight stock on the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 20, 2015, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxyholders may also be asked to present a form of photo identification such as a driver's license or passport. Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the annual meeting. Keysight reserves the right to inspect any persons or items prior to their admission to the annual meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the annual meeting.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01Z4AA 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 3, 4 and 5 and every 1 YR for Proposal 6. 01 - Ronald S. Nersesian 02 - Charles J. Dockendorff 1. Election of Directors: For Against Abstain 2. To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Keysight’s independent public accounting firm. 4. To approve the Performance-Based Compensation Plan and its performance goals. For Against Abstain 3. To approve the Keysight 2014 Equity Plan and performance goals under the 2014 Equity Plan. 5. To approve, on an advisory basis, the compensation of Keysight’s named executive officers. 7. To consider such other business as may properly come before the annual meeting. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. For Against Abstain For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION 1 Year 2 Years 3 Years Abstain 6. To approve, on an advisory basis, the frequency of the stockholder vote to approve the compensation of Keysight’s names executive officers. 1234 5678 9012 345 MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C123456789 C 1234567890 J N T 2 2 1 3 3 2 1 MMMMMMMMMMMMMMM 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 19, 2015. Vote by Internet • Go to www.envisionreports.com/KEYS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting of Stockholders—March 19, 2014 This Proxy is solicited on Behalf of the Board of Directors The undersigned hereby appoints Ronald S. Nersesian and Stephen D. Williams, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Keysight Technologies, Inc. held of record by the undersigned on January 20, 2015, at the Annual Meeting of Stockholders to be held on Thursday, March 19, 2015, or any postponement or adjournment thereof. IMPORTANT—This Proxy must be signed and dated on the reserve side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5 AND FOR 1 YR FOR ITEM 6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED If you vote by telephone or the Internet, please DO NOT mail back this proxy card. (Continued and to be voted on reverse side.) . Proxy — Keysight Technologies, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

www.envisionreports.com/KEYS Step 1: Go to www.envisionreports.com/KEYS to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Vote by Internet • Go to www.envisionreports.com/KEYS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Stockholder Meeting Notice 01Z4CB + + Important Notice Regarding the Availability of Proxy Materials for the Keysight Technologies, Inc. 2015 Annual Meeting to be Held on March 19, 2015 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before March 9, 2015 to facilitate timely delivery. . IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 C O Y 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK

Directions to the Keysight Technologies, Inc. 2015 annual meeting are available in the proxy statement which can be viewed at www.envisionreports.com/KEYS. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/KEYS. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. g Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. g Email – Send email to investorvote@computershare.com with “Proxy Materials Keysight Technologies, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by March 9, 2014. Directions to the Keysight Technologies, Inc. 2015 Annual Meeting . Stockholder Meeting Notice The Keysight Technologies, Inc. 2015 Annual Meeting of Stockholders will be held on Thursday, March 19, 2015 at Keysight’s headquarters at 1400 Fountaingrove Parkway, Santa Rosa, California 95403 (U.S.A.) at 8:00 a.m., Pacific Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2, 3, 4 and 5 and every 1 YR for Proposal 6: 1. Election of Directors. 2. Ratify selection of Auditors. 3. Approval of the 2014 Equity Plan and performance goals under the 2014 Equity Plan. 4. Approval of the Performance-Based Compensation Plan and the performance goals. 5. Advisory vote on executive compensation. 6. Advisory vote on the frequency of shareholder votes on executive compensation. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 01Z4CB